EXHIBIT 10.5

Execution Version

8 May 2026

KLÖCKNER & CO SE

as Company, Original Borrower and Guarantor and

COMMERZBANK AKTIENGESELLSCHAFT

as Agent

and

Others

FIFTH AMENDMENT AND RESTATEMENT AGREEMENT

relating to the

EUR 350,000,000
REVOLVING CREDIT FACILITY AGREEMENT
originally dated 23 May 2013

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CONTENTS

CLAUSE PAGE

1. DEFINITIONS AND INTERPRETATION 4

2. RELEASE, REALLOCATION OF COMMITMENTS AND UTILISATION 5

3. RESIGNATION OF THE RESIGNING ADDITIONAL BORROWER 6

4. FURTHER AMENDMENTS, AMENDMENT AND RESTATEMENT 6

5. REPRESENTATIONS 7

6. LENDER STATUS CONFIRMATION 7

7. FEES 8

8. INCORPORATION OF TERMS 8

9. GOVERNING LAW 8

10. CONCLUSION OF AGREEMENT 9

SCHEDULE 1 (The Resigning Lenders) 10

SCHEDULE 2 (The Continuing Lenders) 11

SCHEDULE 3 (Commitments before and as of Effective Date) 12

SCHEDULE 4 (Amended and Restated Facility Agreement) 13

SCHEDULE 5 (Conditions Precedent to Effective Date) 14

SIGNATORIES TO THE AMENDMENT AND RESTATEMENT AGREEMENT 16

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THIS AGREEMENT (the "Amendment Agreement") is made on 8 May 2026

BETWEEN:

(1) KLÖCKNER & CO SE (the "Company") as original borrower (in this capacity the "Original Borrower") and as existing guarantor (the "Guarantor");

(2) KLOECKNER METALS CORPORATION as resigning additional borrower (the "Resigning Additional Borrower");

(3) COMMERZBANK AKTIENGESELLSCHAFT as coordinating bookrunner and mandated lead arranger (the "Coordinating Bookrunner and Mandated Lead Arranger"), DEUTSCHE BANK LUXEMBOURG S.A., DZ BANK AG DEUTSCHE ZENTRAL‑GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN and HSBC CONTINENTAL EUROPE S.A., GERMANY as bookrunners and mandated lead arrangers (the "Bookrunners and Mandated Lead Arrangers", and together with the Coordinating Bookrunner and Mandated Lead Arranger and the Bookrunners and Mandated Lead Arrangers, the "Arrangers"), each in relation to the amendments contemplated by this Amendment Agreement;

(4) THE FINANCIAL INSTITUTIONS listed in SCHEDULE 1 (The Resigning Lenders) as resigning lenders (the "Resigning Lenders"); and

(5) THE FINANCIAL INSTITUTIONS listed in SCHEDULE 2 (The Continuing Lenders) as continuing lenders (the "Continuing Lenders");

(6) COMMERZBANK AKTIENGESELLSCHAFT as facility agent (the "Agent") of the other Finance Parties; and

(7) COMMERZBANK AKTIENGESELLSCHAFT as acceding security agent (the "Security Agent") of the other Finance Parties.

WHEREAS:

1. The Company, the Coordinating Bookrunners and Mandated Lead Arranger and others entered into a revolving credit facility agreement dated 23 May 2013 (as amended and restated from time to time, the "Facility Agreement") whereby a revolving credit facility in the amount of EUR 360,000,000 was made available. In 2017, the Total Commitments were reduced to EUR 300,000,000 and the Total Commitments were further reduced in 2021 to EUR 250,000,000. In January 2024, the Total Commitments were increased to EUR 400,000,000 by way of an increase of the Facility pursuant to clause 2.2 (Facility Increase) of the Facility Agreement. In December 2024, the Total Commitments were decreased to EUR 350,000,000.

2. The parties hereto intend (i) to permit each Resigning Lender to withdraw its then current Commitment and to cease to be a party to the Facility Agreement and to receive a (non‑pro rata prepayment) of their participations in any Loans outstanding, and (ii) to reallocate and/or reduce Commitments of the Continuing Lenders, so to reflect an amount of Total Commitments equal to EUR 150,000,000, in each case as of the Effective Date (as defined below).

3. The parties to the Facility Agreement (other than the Resigning Lenders and the Resigning Additional Borrower) (the "Remaining Parties") further intend to make such further amendments and amend and restate the Facility Agreement (Vertragsänderung) as set out in this Amendment Agreement, in each case as of the Effective Date (as defined below).

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IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Amendment Agreement:

"Amended Facility Agreement" means the Facility Agreement as amended and restated by this Amendment Agreement.

"Effective Date" means the date on which the Agent confirms to the Company that it has received (or has, acting upon the instruction of all the Continuing Lenders (but not the Resigning Lenders), waived receipt of) all documents and/or evidence set out in SCHEDULE 5 (Conditions Precedent to Effective Date) hereto in each case in form and substance satisfactory to it (acting reasonably), but in any event a date not earlier than the Settlement Date and not later than the Long‑stop Date.

"Fee Letter" means the Mandate Letter to be entered into between the Company and the Coordinating Bookrunner and Mandated Lead Arranger in connection with this Amendment Agreement and the combined agency and security agency fee letter to be entered into between the Company and the Agent and the Security Agent.

"Long‑stop Date" means 12 March 2027.

"Mandate Letter" means the amendment, support and fee letter to be entered into between the Company and the Coordinating Bookrunner and Mandated Lead Arranger in connection with this Amendment Agreement.

"Refinanced Loan Amount" means, in respect of the Continuing Lenders and in respect of the Resigning Lenders, the aggregate amount of their participations in all Loans outstanding immediately prior to the Effective Date.

"Refinancing Loan Amount" means the Refinanced Loan Amount to the extent it is covered by the aggregate amount of all Commitments set out opposite all Continuing Lenders’ names in SCHEDULE 3 (Commitments before and as of Effective Date) under the heading "The Continuing Lenders" under the column headed "Commitment in EUR as of Effective Date".

"Settlement Date" means the first settlement date of the voluntary public tender offer (Freiwilliges Übernahmeangebot) by Worthington Steel GmbH for all of the shares in the Company in accordance with the offer document (Angebotsunterlage) dated 5 February 2026 containing the details of this voluntary takeover offer, as amended by the adjustment dated 10 March 2026, inter alia, reducing the minimum acceptance threshold to 57.5 per cent. of the shares in the Company.

Unless a contrary indication appears, a term defined in the Facility Agreement (or, absent a definition in the Facility Agreement, in the Amended Facility Agreement) has the same meaning in this Amendment Agreement (including the recitals) unless given a different meaning herein.

1.2 Construction

(a) The provisions of clause 1.2 (Construction) of the Facility Agreement shall apply to the construction and interpretation hereof as if set out in full herein and as if each reference therein to the "Agreement" is a reference to this Amendment Agreement.

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(b) Save as otherwise specified herein, a reference to a "Clause" or "Schedule" is a reference to a Clause or Schedule (as the case may be) of this Amendment Agreement, a reference to a clause of the Facility Agreement is a reference to such clause of the Facility Agreement and a reference to a clause of the Amended Facility Agreement is a reference to such clause of the Amended Facility Agreement.

1.3 Designation

In accordance with the Facility Agreement, each of the Company and the Agent designates this Amendment Agreement as a Finance Document.

2. RELEASE, REALLOCATION OF COMMITMENTS AND UTILISATION

2.1 All parties hereto agree that, subject to the occurrence of, and with effect from, the Effective Date:

(a) the Commitment of each Resigning Lender in effect immediately prior to the occurrence of the Effective Date shall automatically, immediately and without the giving of any notice or fulfillment of any other formality be cancelled and each Resigning Lender shall, without prejudice to Clause 2.2, automatically, immediately and without the giving of any notice or fulfillment of any other formality cease to be a Lender under the Facility Agreement;

(b) the Continuing Lenders reduce their respective Commitments from the level set out opposite its name in SCHEDULE 3 (Commitments before and as of Effective Date) under the heading "The Continuing Lenders" under the column headed "Commitment in EUR before Effective Date" to the new level set out opposite its name in SCHEDULE 3 (Commitments before and as of Effective Date) under the heading "The Continuing Lenders" under the column headed "Commitment in EUR as of Effective Date"; and

(c) more generally, each Continuing Lender shall have a Commitment under the Facility in the amount set out opposite its name in SCHEDULE 3 (Commitments before and as of Effective Date) under the heading "The Continuing Lenders" under the column headed "Commitment in EUR as of Effective Date".

2.2 Without prejudice to the provisions in paragraph (a) of Clause 2.1 above, all parties hereto agree that each Resigning Lender shall remain entitled to any claims which have arisen up to the occurrence of the Effective Date, including (without limitation) (i) to its claim for repayment in relation to its participation in any Loan outstanding immediately prior to the occurrence of the Effective Date and (ii) to its share in the commitment fee and interest accrued up to and excluding the Effective Date. Once the Effective Date has occurred and it has ceased to be party to the Facility Agreement, a Resigning Lender shall be entitled to enforce and pursue such rights independently.

2.3 All parties hereto agree that the Effective Date shall be a Maturity Date and a Utilisation Date under the Facility Agreement (and the Amended Facility Agreement) and they further agree that as of the Effective Date

(a) the Refinanced Loan Amount shall, in the amount of the Refinancing Loan Amount, be repaid:

(i) in relation to the participation in the Refinanced Loan Amount of any Resigning Lender, in cash; and

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(ii) in relation to the participation in the Refinanced Loan Amount of all Continuing Lenders, through their participation in the Refinancing Loan Amount (by way of a cashless rollover); and

(b) if and to the extent the Refinancing Loan Amount is insufficient to discharge both the Resigning Lenders' and the Continuing Lenders' participation in the Refinanced Loan Amounts in accordance with paragraph (a) above, the Company shall procure payment of the amount of such difference to the Agent (for the account of the Continuing Lenders and Resigning Lenders) on the Effective Date in cash; and

(c) the Refinancing Loan Amount shall be deemed to constitute a Utilisation under the Amended Facility Agreement in the form of a single Loan, without the requirement for the submission of a Utilisation Request or any other formality, provided that the participation of each Continuing Lender in such Loan shall be calculated in accordance with the provisions of the Amended Facility Agreement (based on the Commitment set out opposite its name in SCHEDULE 3 (Commitments before and as of Effective Date) under the heading "The Continuing Lenders" under the column headed "Commitment in EUR as of Effective Date") and the Interest Period for such Loan shall be one Month; and

(d) the Agent shall calculate, request from and distribute, any equalization payments to be made or received by the Continuing Lenders in relation to any difference between their respective participations in the Refinanced Loan Amount on the one side and Refinancing Loan Amount on the other side (taking into account any cash payment received pursuant to paragraph (b) to the extent not required to discharge the Resigning Lenders' participations in the Refinanced Loan Amount); and

(e) the parties agree that any interest accrued in relation to the Refinanced Loan Amount shall be paid in cash to the Agent (for the account of the Resigning Lenders and the Continuing Lenders) on the Effective Date.

3. RESIGNATION OF THE RESIGNING ADDITIONAL BORROWER

Notwithstanding the terms of the Facility Agreement and subject to the occurrence of the Effective Date the Parties agree that:

(a) this Amendment Agreement shall take effect as a Resignation Letter for the purposes of the Facility Agreement and the Amended Facility Agreement; and

(b) the Resigning Additional Borrower shall cease to be a party to the Facility Agreement and be released from its obligations as a Borrower under the Facility Agreement (and the Amended Facility Agreement) with effect from the Effective Date and repayment of the cash amount referenced in no. 7 of SCHEDULE 5 (Conditions Precedent to Effective Date), and subject to the Agent having confirmed to the Company and the Lenders that the Resigning Additional Borrower, is or will be, following the Effective Date, under no actual or contingent obligations to repay any Loan as a Borrower under any Finance Document.

4. FURTHER AMENDMENTS, AMENDMENT AND RESTATEMENT

4.1 The Remaining Parties agree that, in addition to the amendments effected pursuant to Clause 2 (Release, Reallocation of Commitments and Utilisation), the Facility Agreement shall be amended and restated (Vertragsänderung), subject to the occurrence of, and with effect from, the Effective Date such that it is in effect in the form set out in SCHEDULE 4 (Amended and Restated Facility Agreement) hereto (and reflecting, for the avoidance of doubt, the reallocations effected pursuant to Clause 2 (Release, Reallocation of Commitments and Utilisation)).

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4.2 The Agent shall notify the Company, the Continuing Lenders and the Resigning Lenders promptly upon being satisfied that the Effective Date has occurred.

4.3 All parties agree that the Security Agent shall accede to and become a party to the Facility Agreement as the Security Agent upon the execution of this Amendment Agreement as if the Amended Facility Agreement had already taken effect (i.e. mutatis mutandis and including all relevant Security Agency provisions) in order to be able to enter into certain security agreements which are conditions precedent to the occurrence of the Effective Date. For the avoidance of any doubt, the Security Agent shall not be entitled to any indemnification or reimbursement or similar claim from the Resigning Lenders and the Resigning Lenders shall have no liability to the Security Agent.

4.4 The provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this Amendment Agreement, continue in full force and effect. In particular, the rights of the Lenders pursuant to clause 9.2 (Change of control) of the Facility Agreement remain unaffected (unberührt) at any time prior to the occurrence of the Effective Date.

4.5 The Company agrees and confirms that following the Effective Date, the guarantee and indemnity it has given in respect of the obligations of the Borrowers (other than itself) under the Finance Documents pursuant to clause 19 (Guarantee and indemnity) of the Facility Agreement shall continue in full force and effect on the terms of the Amended Facility Agreement and shall accordingly extend to any amended, new, more onerous or less onerous obligations assumed by any Obligor (other than the Company) under the Amended Facility Agreement.

5. REPRESENTATIONS

The Company makes each of the Repeated Representations on behalf of itself and (where reference to such entities is made) in respect of the Material Subsidiaries and other members of Company Group to each Finance Party on the date of this Amendment Agreement, in each case by reference to the facts and circumstances existing on the date hereof.

6. FURTHER ASSURANCE

(a) The Company undertakes to the Continuing Lenders, the Agent and the Security Agent that the Company shall procure that, by no later than five (5) Business Days after the Effective Date:

(i) Kloeckner Metals Germany GmbH and ODS Metering Systems B.V. accede to the Amended Facility Agreement as an Additional Guarantor; and

(ii) Kloeckner Metals Germany GmbH enters into a security transfer agreement regarding its inventory (German law) as reasonably satisfactory to the Agent and Security Agent (and in line with the Agreed Security Principles).

Each party (other than the Company, the Resigning Additional Borrower and each Resigning Lender) shall complete all its "know your client" procedures in respect of Kloeckner Metals Germany GmbH and ODS Metering Systems B.V. as soon as possible after the date of this Amendment Agreement and confirm such completion to the Agent.

7. LENDER STATUS CONFIRMATION

Each Continuing Lender confirms that it is a Qualifying Lender and not tax resident in a Non‑Cooperative Tax Jurisdiction.

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8. FEES

The Company confirms that it has contemplated the options with respect to the pricing discussed with the Continuing Lenders and concluded that it is in its best interest to pay part of the compensation for making available the Facility under the Amended Facility Agreement as one‑off fees under Clause 8.1 instead of pricing the respective amounts into the margin to be paid over the lifetime of the Facility. The Company is fully aware of the judgments rendered by the German Federal Court of Justice (Bundesgerichtshof) on 4 July 2017 (XI ZR 562/15 and XI ZR 233/16) in relation to up‑front fees and concluded that it is in the best interest to pay part of the compensation for making available the Facility as one‑off fees instead of pricing the respective amounts into the margin to be paid over the lifetime of the Amended Facility Agreement and, therefore, hereby agrees to pay the fees under Clause 8.1.

8.1 The Company agrees to pay to the Agent for the account of the relevant Continuing Lender a one‑time amendment and consent fee (the "Amendment and Consent Fee") in euro in an amount equal to 0.70 per cent. flat on a Continuing Lender's Commitment as set out opposite its name in SCHEDULE 3 (Commitments before and as of Effective Date) under the heading "The Continuing Lenders" under the column headed "Commitment in EUR as of Effective Date". The Amendment and Consent Fee shall be due and payable as follows, in each case, subject to receipt of appropriate invoices from the Agent:

(a) 50% of the Amendment and Consent Fee shall be due within 5 Business Days after the date of this Amendment Agreement; and

(b) the remaining 50% of the Amendment and Consent Fee shall be due within 5 Business Days after the Effective Date.

8.2 All amounts payable under this Clause 8:

(a) shall be paid without (and free and clear of any deduction for) set‑off or counter‑claim and without any deduction or withholding for or on account of tax (a "Tax Deduction") unless a Tax Deduction is required by law. If a Tax Deduction is required by law, the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required; and

(b) are exclusive of any value added tax or similar charge ("VAT"). If VAT is chargeable, the Company shall also and at the same time pay to the recipient of the relevant payment (unless stated otherwise in any relevant fee letter) an amount equal to the amount of the VAT where the recipient is the person required to account to the relevant tax authority for the VAT.

9. INCORPORATION OF TERMS

The provisions of clause 32 (Notices), clause 34 (Partial invalidity) and clause 40.1 (Jurisdiction) of the Facility Agreement shall be incorporated into this Amendment Agreement as if set out in full in this Amendment Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Amendment Agreement.

10. GOVERNING LAW

This Amendment Agreement and any non‑contractual obligations arising out of or in connection with it are governed by German law.

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11. CONCLUSION OF AGREEMENT

11.1 The parties hereto may choose to conclude this Amendment Agreement by an exchange of signed signature page(s), signed in “wet ink” and transmitted by means of telecommunication (telekommunikative Übermittlung) by attaching an electronic photocopy (pdf., tif., etc.) to electronic mail.

11.2 If the parties choose to conclude this Amendment Agreement in accordance with Clause 11.1 above, they will transmit the signed signature page(s) of this Amendment Agreement to Mark Hallett (email: [***]) and Ann‑Kathrin Ludwig (email: [***]) of Allen Overy Shearman Sterling LLP (together the "Recipients" and each a "Recipient"). The Amendment Agreement will be considered concluded once one of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties and at the time of the receipt of the last outstanding signature page(s).

11.3 For the purposes of this Clause 11 only, the parties appoint the Recipient as agent of receipt (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all parties. For the avoidance of doubt, each Recipient will have no further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

11.4 If requested by any party hereto, each party hereto will subsequently provide its original signature pages signed in “wet ink” to the Recipients in as many copies as may be requested for the purposes of preparing hard copy originals of this Amendment Agreement.

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SCHEDULE 1

(The Resigning Lenders)

Names of Resigning Lenders

UniCredit Bank GmbH

BNP Paribas S.A. Niederlassung Deutschland

Landesbank Hessen‑Thüringen Girozentrale

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SCHEDULE 2

(The Continuing Lenders)

Names of Continuing Lenders

Commerzbank Aktiengesellschaft

Deutsche Bank Luxembourg S.A.

DZ BANK AG Deutsche Zentral‑Genossenschaftsbank, Frankfurt am Main

HSBC Continental Europe S.A., Germany

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SCHEDULE 3

(Commitments before and as of Effective Date)

The Continuing Lenders

Name of Continuing Lender	Commitment in EUR before Effective Date	Commitment in EUR as of Effective Date
Commerzbank Aktiengesellschaft	60,250,000	45,000,000
DZ BANK AG Deutsche Zentral‑Genossenschaftsbank, Frankfurt am Main	51,000,000	35,000,000
HSBC Continental Europe S.A., Germany	51,000,000	35,000,000
Deutsche Bank Luxembourg S.A.	42,500,000	35,000,000
	Total: 204,750,000	Total: 150,000,000

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SCHEDULE 4

(Amended and Restated Facility Agreement)

Execution Version

SCHEDULE 4 TO THE FIFTH AMENDMENT AND RESTATEMENT AGREEMENT DATED 8 MAY 2026

EUR 150,000,000

REVOLVING CREDIT FACILITY AGREEMENT

ORIGINALLY DATED 23 MAY 2013

(AS LAST AMENDED AND RESTATED BY THE FIFTH AMENDMENT AND RESTATEMENT AGREEMENT DATED 8 MAY 2026)

KLÖCKNER & CO SE

as Company, Original Borrower and Guarantor and others as Guarantors coordinated and arranged by COMMERZBANK AKTIENGESELLSCHAFT

and

CERTAIN FINANCIAL INSTITUTIONS

as Continuing Lenders

and

COMMERZBANK AKTIENGESELLSCHAFT

as Agent and

COMMERZBANK AKTIENGESELLSCHAFT

as Security Agent

CONTENTS

Clause Page

1. Definitions and Interpretation 1

2. The Facility 28

3. Extension Option 32

4. Purpose 34

5. Conditions of Utilisation 34

6. Utilisation 35

7. Ancillary Facilities 36

8. Repayment 41

9. Prepayment and Cancellation 41

10. Interest 49

11. Interest Periods 50

12. Changes to the Calculation of Interest 50

13. Fees 52

14. Tax Gross Up and Indemnities 53

15. Increased Costs 58

16. Other Indemnities 59

17. Mitigation by the Lenders 61

18. Costs and Expenses 62

19. Guarantee and Indemnity 62

20. Representations 69

21. Information Undertakings 72

22. Financial Covenants 77

23. General Undertakings 79

24. Events of Default 86

25. Changes to the Lenders 90

26. Changes to the Obligors 97

27. Role of the Agent and the Arrangers 101

28. Role of Security Agent 106

29. Change of Security Agent and Delegation 115

30. Application of Proceeds 116

31. Conduct of Business by the Finance Parties 116

32. Sharing among the Finance Parties 117

33. Payment Mechanics 118

34. Set‑off 121

35. Notices 122

36. Calculations and Certificates 124

37. Partial Invalidity 124

38. Remedies and Waivers 125

39. Amendments and Waivers 125

40. Confirmation concerning money laundering 131

41. Bail‑In 131

42. Governing Law 133

43. Enforcement 133

Schedule Page

Schedule 1 The Parties 134

Part 1 The Original Borrower 134

Part 2 The Continuing Lenders 135

Schedule 2 Conditions Precedent 136

Part 1 Conditions Precedent to Initial Utilisation 136

Part 2 Conditions Precedent required to be delivered by an Additional Obligor 137

Part 3 Conditions Precedent required to be delivered by Post‑Effective Date Guarantors 139

Schedule 3 Utilisation Request 140

Schedule 4 [intentionally left blank] 142

Schedule 5 Form of Assignment Certificate 143

Schedule 6 Form of Transfer Certificate 146

Schedule 7 Form of Accession Letter 149

Schedule 8 Form of Resignation Letter 150

Schedule 9 Certificates 151

Part 1 Form of Compliance Certificate 151

Part 2 Form of Borrowing Base Certificate 152

Schedule 10 Timetables 153

Schedule 11 Form of Process Agent Appointment Letter 154

Schedule 12 Form of Extension Request 155

Schedule 13 Reservations 156

Schedule 14 Form of Confidentiality Undertaking 158

Schedule 15 Form of Account Pledge Agreement 162

Schedule 16 Existing ABS/ABL‑programmes 170

Schedule 17 Form of Increase Confirmation 171

Schedule 18 Continuing Ancillary Facilities 174

Schedule 19 Reference Rate Terms ‑ EURO 175

Schedule 20 Form of Worthington Guarantee 178

Schedule 21 Agreed Security Principles 179

THIS AGREEMENT (the "Agreement") is originally dated 23 May 2013 as last amended and restated by an amendment and restatement agreement dated 8 May 2026 and made

BETWEEN:

(1) KLÖCKNER & CO SE (the "Company") as original borrower (in this capacity the "Original Borrower") and as original guarantor ("Original Guarantor");

(2) COMMERZBANK AKTIENGESELLSCHAFT as coordinating bookrunner and mandated lead arranger (the "Coordinating Bookrunner and Mandated Lead Arranger"), DEUTSCHE BANK LUXEMBOURG S.A., DZ BANK AG DEUTSCHE ZENTRAL‑GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN and HSBC CONTINENTAL EUROPE S.A., GERMANY as bookrunners and mandated lead arrangers (the "Bookrunners and Mandated Lead Arrangers", and together with the Coordinating Bookrunner and Mandated Lead Arranger and the Bookrunners and Mandated Lead Arrangers, the "Arrangers");

(3) THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 as lenders (the "Continuing Lenders");

(4) COMMERZBANK AKTIENGESELLSCHAFT as facility agent (the "Agent") of the other Finance Parties;

(5) COMMERZBANK AKTIENGESELLSCHAFT as security agent (the "Security Agent") of the other Finance Parties.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement:

"ABL‑programme" means a programme entered into by a member of Company Group other than the Company or any Finance Company for the taking‑out of loan financing where such loan financing is based on, and secured by, representing interests in or payable by reference to specified assets or specified pools of assets.

"ABS‑programme" means a programme for the issue of securities secured by, representing interests in or payable by reference to specified assets or specified pools of assets.

"Accession Letter" means a document substantially in the form set out in Schedule 7 (Form of Accession Letter).

"Account Pledge Agreement" means an agreement substantially in the form set out in Schedule 15 (Form of Account Pledge Agreement) entered into between the relevant Borrower(s) as pledgor(s) and the Security Agent as pledgee and account bank.

"Additional Borrower" means any company which becomes an Additional Borrower in accordance with Clause 26.2 (Additional Borrowers).

"Additional Guarantor" means any company which becomes an Additional Guarantor in accordance with Clause 26.4 (Additional Guarantors).

"Additional Obligor" means an Additional Borrower or an Additional Guarantor.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Agent's Spot Rate of Exchange" means:

(a) the Agent's spot rate of exchange; or

(b) (if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day (for the avoidance of doubt, which may also be based on the ECB fixing or any other customary provider such as Thomson Reuters, Bloomberg or any replacement thereof).

"Ancillary Commencement Date" means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Facility.

"Ancillary Commitment" means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 7 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

"Ancillary Document" means each document relating to or evidencing the terms of an Ancillary Facility.

"Ancillary Facility" means any ancillary facility made available by an Ancillary Lender in accordance with Clause 7 (Ancillary Facilities).

"Ancillary Lender" means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).

"Ancillary Outstandings" means, at any time, in relation to an Ancillary Lender and an Ancillary Facility the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a) the principal amount under each overdraft facility and on‑demand short term loan facility (net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that such credit balance is freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility);

(b) the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

"Ancillary Outstandings Notification" means a notification provided by an Ancillary Lender pursuant to Clause 7.11 (Ancillary Outstandings Notifications) (or, initially, by the Company pursuant to item 4 (e) of Part 1 of Schedule 2 (Conditions Precedent)) of the Ancillary Outstandings as at the immediately preceding Business Day under the Ancillary Facility provided by such Ancillary Lender (or, in the case of the initial Ancillary Outstandings Notification provided by the Company pursuant to item 4 (e) of Part 1 of Schedule 2 (Conditions Precedent), of the aggregate "Ancillary Outstandings" as at 29 May 2013 as determined by reference to the "Ancillary Outstandings Notifications" delivered to the "Agent" and the Company on 31 May 2013 under and, in each case, as defined in, the Existing Facility Agreement).

"Anti Corruption Laws" means the US Foreign and Corrupt Practices Act 1977 and the United Kingdom Bribery Act 2010 and similar other anti‑bribery and anti‑corruption laws.

"Assignment Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Assignment Certificate) or any other form satisfactory to the Agent.

"Assignment Date" means, in relation to an assignment pursuant to Clause 25.2(c) (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)), the later of:

(a) the proposed Assignment Date specified in the Assignment Certificate; and

(b) the date on which the Agent accepts the Assignment Certificate.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

"Availability Period" means, in respect of a Lender, the period from and including the Signing Date to and including the Termination Date.

"Available Commitment" means, in relation to the Facility, a Lender's Commitment under the Facility minus:

(a) the aggregate Base Currency Amount of its participation in any outstanding Loans under the Facility and the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitment; and

(b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under the Facility on or before the proposed Utilisation Date and the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility or any increase in an existing Ancillary Facility that is due to be made available on or before the proposed Utilisation Date, other than:

(i) that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii) that Lender's (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

"Available Facility" means, in relation to the Facility, the aggregate for the time being of each Lender's Available Commitment.

"Base Currency" means euro.

"Base Currency Amount" means:

(a) in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan; and

(b) in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 7.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment or prepayment of a Loan, or (as the case may be) cancellation or reduction of an Ancillary Facility.

"Borrower" means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 26 (Changes to the Obligors) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Ancillary Lender pursuant to the provisions of Clause 7.9 (Affiliates of Borrowers).

"Borrowing Base Certificate" means a certificate substantially in the form set out in Part 2 of Schedule 9 (Form of Borrowing Base Certificate) or in any other form agreed between the Company and the Agent.

"Borrowing Base Compliance Period" has the meaning ascribed to such term in Clause 22.1 (Definitions).

"Break Costs" means any amount specified as such in the applicable Reference Rate Terms.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Frankfurt am Main, London and Luxembourg and:

(a) (in relation to any date for payment or purchase of euro) which is also a TARGET Day; or

(b) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency.

"Charged Property" means all of the assets of the Obligors or any other security provider which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Code" means the German Takeover Code (Wertpapiererwerbs – und Übernahmegesetz). "Commitment" means:

(a) in relation to a Continuing Lender, the amount in the Base Currency set out opposite its name under the heading Commitment in Part 2 (Continuing Lenders) of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance Clause 2.2 (Increase); and

(b) in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Company Group" means the Company (or, following a Permitted Upstream Merger and until such time when the shares in the Surviving Entity’s direct Subsidiaries are contributed to an Intermediate Holding Company, the Surviving Entity) and its Subsidiaries from time to time.

"Company Europe Group" means the Company and its Subsidiaries from time to time excluding Company US Group.

"Company EU Group" means Company Europe Group excluding Company CH Group.

"Company CH Group" means Debrunner Koenig AG and its Subsidiaries from time to time.

"Company US Disposal" means the disposal of any shares held by any member of Company Europe Group in any member of Company US Group and/or the disposal of any assets held by any member of Company US Group, in each case to any member of Worthington Group and provided that:

(a) if the net consideration receivable for such disposal is positive, the relevant amount may be deferred by the relevant seller; and

(b) if the net consideration receivable for such disposal is negative, the relevant amount must be deferred until after the Termination Date (or, if at that time a request under paragraph (a) of Clause 3.1 (Extension Option) could be made, the Extension Date) by the relevant buyer on a subordinated basis.

"Company US Group" means Kloeckner USA Holding Inc. and its Subsidiaries from time to time.

"Compliance Certificate" means a certificate substantially in the form set out in Part 1 (Form of Compliance Certificate) of Schedule 9 (Certificates) or in any other form agreed between the Company and the Agent.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in the form set out in Schedule 14 (Form of Confidentiality Undertaking).

"Consolidated Debt" has the meaning ascribed to such term in Clause 22.1 (Definitions).

"Consolidated Equity" has the meaning ascribed to such term in Clause 22.1 (Definitions).

"Consolidated Net Debt" has the meaning ascribed to such term in Clause 22.1 (Definitions).

"Continuing Ancillary Facility" means each of the ancillary facilities made available to the Original Borrower or another member of Company Group by a Lender (or an Affiliate of a Lender) set out in the list of continuing ancillary facilities attached as Schedule 18 (Continuing Ancillary Facilities) and amended, where necessary, to constitute an Ancillary Facility for the purposes of this Agreement.

"Control Date" means the earliest to occur of:

(a) the Domination Agreement Registration Date;

(b) the date of the consummation of a Permitted Upstream Merger;

(c) the date on which the Company is converted into a partnership (Kommanditgesellschaft) and Worthington BidCo holds all voting rights in such partnership, or its general partner, as applicable;

(d) the date on which the Company is converted into a limited liability company (Gesellschaft mit beschränkter Haftung ‑ GmbH) and is a wholly‑owned Subsidiary of Worthington BidCo.

"Default" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing (all as provided in this Agreement)) be an Event of Default.

"Defaulting Lender" means any Lender:

(a) which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 6.4 (Lenders' participation);

(b) in respect of which a moratorium or any other measure under items nos. 2, 4 or 6 of the second sentence of paragraph (1) of section 46 of the German Banking Act (Kreditwesengesetz) is imposed or a similar or related measure is taken by a competent regulator in any other jurisdiction;

(c) which has otherwise rescinded or repudiated a Finance Document; or

(d) with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i) its failure to pay is caused by administrative or technical error and payment is made within three Business Days of its due date; or

(ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

"Delegate" means any delegate, agent, attorney or co‑trustee appointed by the Security Agent.

"Disruption Event" means either or both of:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems‑related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i) from performing its payment obligations under the Finance Documents; or

(ii) from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Domination Agreement" means a domination and/or profit and loss pooling agreement (Beherrschungs‑ und/oder Ergebnisabführungsvertrag within the meaning of section 291 of the German Stock Corporation Act (AktG)) which may be entered into between Worthington BidCo or any of its Affiliates as dominating entity and the Company as the dominated entity.

"Domination Agreement Consent Date" means the date on which the general meeting of the Company has consented to entering into a Domination Agreement with the requisite majority.

"Domination Agreement Registration Date" means the date on which a Domination Agreement has been registered in the commercial register of Worthington BidCo and the Company.

"Dutch Civil Code" means the Burgerlijk Wetboek of The Netherlands.

"Effective Date" has the meaning given to that term in the Fifth Amendment and Restatement Agreement.

"Employee Plan" means an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which an Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Encumbrances" means any mortgage, charge, pledge, lien or other in rem security interest (dingliche Sicherheit) securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Environmental Law" means any applicable law or regulation that relates to:

(a) the pollution or protection of the environment;

(b) harm to or the protection of human health (to the extent relating to matters of the environment); or

(c) any emission or substance capable of causing harm to any living organism or the environment.

"Environmental Licence" means any licence, consent, approval, resolution or registration required by an Environmental Law for the conduct of the business of Company Group or a member of Company Group as it is carried on from time to time.

"ERISA" means the US Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with an Obligor, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

"ERISA Event" means:

(a) any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

(b) the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

(c) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(d) any failure by any Employee Plan to satisfy the minimum funding requirements of Sections 412 and 430 of the Code or Section 302 of ERISA applicable to such Employee Plan, in each case whether or not waived;

(e) the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under Section 412 or 430 of the Code or at any time prior to date hereof, a filing under Section 412 of the Code or Section 302 of ERISA of any request for a minimum funding variance with respect to any Employee Plan or Multiemployer Plan;

(f) an engagement in a non‑exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

(g) the complete or partial withdrawal of any Obligor or any ERISA Affiliate from a Multiemployer Plan;

(h) an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and

(i) a determination that any Employee Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).

"EUR" or "euro" means the single currency of the Participating Member States.

"Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default).

"Existing ABS/ABL‑programme" means any ABS‑programme or ABL‑programme established by one or more members of Company Group as at the date of the Fifth Amendment and Restatement Agreement and set out in Schedule 16 (Existing ABS/ABL‑programmes).

"Existing Facility Agreement" means the EUR 500,000,000 syndicated multi‑currency revolving credit facility agreement between, inter alia, the Company and Commerzbank International S.A. as agent, originally dated 28 May 2010, extended on 17 March 2011, as amended.

"Extending Lender" means a Lender that has agreed to an Extension Request.

"Extension Date" means the date which is 3 years after the Effective Date.

"Extension Request" means a request for the extension of the Termination Date pursuant to Clause 3 (Extension Option), substantially in the form of Schedule 12 (Form of Extension Request).

"Extension Majority Lenders" means, at any time, an Extension Lender or Extension Lenders whose Commitments aggregate at least 66 2/3% of the Total Extension Commitments (or, if the Total Extension Commitments have been reduced to zero, aggregated at least 66 2/3% of the Total Extension Commitments immediately prior to the reduction).

"Extension Notification Date" means the date on which notice is given by the Agent to the Company and the Lenders pursuant to Clause 3.1(d) or (e), as the case may be.

"Facility" means the euro revolving credit facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' prior written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FATCA" means:

(a) sections 1471 to 1474 of the Internal Revenue Code or any associated regulations;

(b) any treaty, law or regulation enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Internal Revenue Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b) in relation to a "passthru payment" described in section 1471(d)(7) of the Internal Revenue Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fee Letter" means:

(a) the Mandate Letter;

(b) any letter or letters each dated on or about the Signing Date and/or 11 May 2015 and/or the date of the First Amendment and Restatement Agreement and/or the date of the Second Amendment and Restatement Agreement and/or the date of the Third Amendment and Restatement Agreement and/or the date of the Fourth Amendment and Restatement Agreement and/or the date of the Fifth Amendment and Restatement Agreement between the Agent and/or the Security Agent and the Company setting out any of the fees referred to in Clause 13 (Fees); and

(c) any agreement setting out fees payable to a Finance Party referred to in paragraph (e) of Clause 2.2 (Increase), 13.4 (Extension fee) or Clause 13.5 (Interest, commission and fees on Ancillary Facilities), the Reinstatement, Amendment and Restatement Agreement, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Fourth Amendment and Restatement Agreement, the Fifth Amendment and Restatement Agreement or under any other Finance Document.

"Finance Company" means any member of Company Group that solely operates as a finance company and on‑lends funds only to the Company and does not own any other significant assets.

"Finance Document" means this Agreement, any Fee Letter, the Reinstatement, Amendment and Restatement Agreement, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Fourth Amendment and Restatement Agreement, the Fifth Amendment and Restatement Agreement, any Increase Confirmation, any Extension Request, any Account Pledge Agreement, any Accession Letter, any Ancillary Document, any Resignation Letter, any Transaction Security Document and any other document designated as such by the Agent and the Company.

"Finance Party" means the Agent, the Security Agent, the Arrangers, a Lender or an Ancillary Lender.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, commercial papers, debentures, loan stock, or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS as it is in effect on 23 May 2019, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non‑recourse basis);

(f) any derivative transaction entered into with a bank or financial institution in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(g) any counter‑indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other similar instrument issued by a bank or financial institution; and

(h) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (g) above.

"First Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of the Facility dated 24 April 2017 between, amongst others, the Company and the Agent.

"Fifth Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of the Facility dated 8 May 2026 between, amongst others, the Company, the Security Agent and the Agent.

"Fourth Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of the Facility dated 18 December 2024 between, amongst others, the Company and the Agent.

"Free Receivables" has the meaning ascribed to such term in Clause 22.1 (Definitions).

"Fully Available" means, with respect to an Existing ABS/ABL‑programme, Replacement ABS‑programme or Other Instrument, that the relevant ABS‑programme or Other Instrument:

(a) has not expired at its stated maturity;

(b) has not been terminated by the relevant members of Company Group (other than with respect to:

(i) the participation of a specific member of Company Group in any such ABS‑programme or Other Instrument where at least one member of Company Europe Group remains a party to such ABS‑programme or Other Instrument; or

(ii) the participation of a specific third party (not being a member of Company Group) in any such ABS‑programme or Other Instrument upon such third party's refusal to consent to any amendment or waiver of any provision documenting any such ABS‑programme or Other Instrument or to extend its commitment thereunder, provided the third party affected is not the sole such third party participating in the relevant ABS‑programme or Other Instrument); and

(c) has not been terminated by a third party (not being a member of Company Group) due to the occurrence of an event of default (howsoever described) under such Existing ABS/ABL‑programme, Replacement ABS‑programme or Other Instrument.

"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 12.3 (Cost of funds).

"GAAP" means in relation to the consolidated financial statements and interim reports of the Company IFRS and in relation to the unconsolidated financial statements of the Company and the financial statements of each other entity the generally accepted accounting principles of its jurisdiction of incorporation.

"Gearing Ratio" has the meaning ascribed to such term in Clause 22.1 (Definitions). "Guarantor" means each Original Guarantor and each Additional Guarantor.

"Historic Primary Term Rate" means, in relation to any Loan, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than five (5) Business Days before the Quotation Day.

"Holding Company" means, in relation to a person, any other company, corporation or partnership in respect of which it is a Subsidiary.

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

"Increase Confirmation" means a confirmation substantially in the form set out in Schedule 17 (Form of Increase Confirmation).

"Information Package" means the written information prepared by or on behalf of the Company and distributed by the Company to selected financial institutions on the occasion of a bank meeting held in Düsseldorf on 21 March 2013.

"Initial Borrowing Base Certificate" means the Borrowing Base Certificate required to be delivered as a condition precedent to initial Utilisation of the Facility pursuant to item 4(d) of Part 1 of Schedule 2 (Conditions Precedent).

"Initial Compliance Certificate" means a Compliance Certificate setting out (in reasonable detail) computations establishing the Gearing Ratio and Consolidated Equity as at 31 March 2013.

"Insolvency Event" in relation to a Lender means that the Lender:

(a) is dissolved (aufgelöst) other than pursuant to a consolidation, amalgamation or merger (Verschmelzung);

(b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c) makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief (including a moratorium or any other measure under section 46 (other than section 46(1) sentence 2 No. 1 and 3), 46b or 46g of the German Banking Act (Kreditwesengesetz) or any similar or related measure by a regulator in another jurisdiction) under any bankruptcy or insolvency or other similar law affecting creditors' rights, or a petition is presented for its winding‑up or liquidation by it or such regulator, supervisor or similar official;

(e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding‑up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding‑up or liquidation; or

(ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f) has a resolution passed for its winding‑up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar officer for it or for all or substantially all of its assets;

(h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

"Intermediate Holding Company" means an entity that

(a) is a wholly‑owned Subsidiary of the Surviving Company;

(b) as of the consummation of the Permitted Upstream Merger, directly or indirectly owns at least all or substantially all of the assets as owned by Company Group (other than Company US Group) prior to the consummation of the Permitted Upstream Merger (other than, for the avoidance of doubt, the shares in the Company); and

(c) is organised under the laws of Germany or Luxembourg or any other jurisdiction approved by the Agent (acting on the instructions of all the Lenders (acting reasonably)),

provided that such entity shall not assume or have assumed obligations incurred by the Surviving Company prior to the Permitted Upstream Merger under any shareholder loan granted by any member from Worthington ROW Group or any (other) financing in connection with the Offer (as defined in the Fifth Amendment and Restatement Agreement).

"Internal Revenue Code" means the U.S. Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

"Interpolated Historic Primary Term Rate" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a) the most recent applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b) the most recent applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each of which is as of a day which is no more than five (5) Business Days before the Quotation Day.

"Interpolated Primary Term Rate" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a) the applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b) the applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

"Inventory Borrowing Base" has the meaning ascribed to such term in Clause 22.1 (Definitions).

"Lender" means:

(a) any Continuing Lender; and

(b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Increase) or Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

"Majority Lenders" means a Lender or Lenders whose Commitments aggregate at least 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 66 2/3% of the Total Commitments immediately prior to the reduction).

"Mandate Letter" means the amendment, support and fee letter dated on or about the date of the Fifth Amendment and Restatement Agreement between the Company and the Coordinating Bookrunner and Mandated Lead Arranger.

"Margin" means 3.50 per cent. p.a.

"Market Disruption Rate" means the rate (if any) specified as such in the applicable Reference Rate Terms.

"Material Adverse Effect" means a material adverse effect on:

(a) the ability of (i) the Obligors taken as a whole to perform their payment obligations under the Finance Documents or (ii) the ability of Worthington to perform its payment obligations under the Worthington Guarantee; or

(b) the validity or enforceability of the Finance Documents or the Worthington Guarantee or the rights or remedies of any Finance Party thereunder and, if capable of remedy, that has not been remedied within 30 Business Days after the earlier of the Agent giving notice thereof to the Company and the Company becoming aware thereof.

"Material Subsidiary" means, at any time, any Subsidiary of the Company (excluding, in any case, any member of Company US Group):

(a) whose turnover exceeds 5% of the consolidated turnover of Company Europe Group; or

(b) whose total assets exceed 5% of the consolidated total assets of Company Europe Group,

in each case as determined from the most recent audited consolidated financial statements of the Company and the audited (if available) or unaudited (if audited statements are not available) unconsolidated financial statements of such Subsidiary used for purposes of preparation of the most recent audited consolidated financial statements of the Company.

"Maturity Date" means the last day of the Interest Period of a Loan.

"Multiemployer Plan" means a "multiemployer plan" (as defined in Section 3(37) of ERISA) that is subject to Title IV of ERISA contributed to for any employees of an Obligor or any ERISA Affiliate.

"Necessary Material Intellectual Property" means any material patents, trade marks, service marks, designs, business names, copyrights and other intellectual property rights necessary for the business of a member of Company Group as conducted from time to time.

"Net Borrowing Base" has the meaning ascribed to such term in Clause 22.1 (Definitions).

"New Company" has the meaning given to that term in Clause 2.3 (Permitted Upstream Merger and New Company).

"Non‑Cooperative Tax Jurisdiction" has the meaning given to that term in Clause 14.1 (Definitions). "Obligor" means a Borrower or a Guarantor.

"Obligors' Agent" means the Company appointed to act on behalf of each other Obligor in relation to the Finance Documents pursuant to Clause 2.6 (Obligors' Agent).

"Other Instruments" means any ABL‑programme or any other loans, credit lines and/or other instruments committing a third party (other than a member of Company Group or Worthington Group) to provide finance to one or more members of Company Group.

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"PBGC" means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

"Permitted Disposal" means any sale, transfer or other disposal:

(a) in the ordinary course of business on an arm's length basis;

(b) of obsolete or redundant assets on normal commercial terms and on an arm's length basis (including, for the avoidance of doubt, real estate not essential for the business (nicht betriebsnotwendig) held by any member of Company CH Group);

(c) within Company Group, but excluding (i) from any member of Company EU Group to any member of Company CH Group and (ii) from any member of Company Europe Group to any member of Company US Group;

(d) of receivables or inventories made under or in connection with any ABS‑programme or Other Instruments;

(e) in exchange for other assets similar or superior in value and type;

(f) the net proceeds of which are applied towards the permanent repayment of Financial Indebtedness or (other than net proceeds from a disposal under paragraph (l) below or from any disposal of all or substantially all of the shares in or assets of Kloeckner Metals Germany GmbH or the Company CH Group) are reinvested in a timely manner;

(g) constituting a Permitted Transformation;

(h) required by law or any governmental authority or agency;

(i) provided the Worthington Guarantee Date has occurred, any Company US Disposal;

(j) made with the prior consent of the Agent (acting on the instructions of the Majority Lenders and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders);

(k) of Becker Stahl‑Service GmbH and/or any of its direct or indirect subsidiaries, whether in a single or a series of transactions and whether by way of share or asset deal (or a combination thereof);

(l) of ODS Metering Systems B.V. and/or any of its direct or indirect subsidiaries, whether in a single or a series of transactions and whether by way of share or asset deal (or a combination thereof);

(m) of assets not permitted to be disposed of pursuant to the above paragraphs (a) to (l) where the aggregate book value of such assets disposed of in any financial year of the Company does not exceed an amount of EUR 75,000,000 (or its equivalent in any other currency or currencies).

"Permitted Encumbrance" means:

(a) any Encumbrance created or existing pursuant to or in connection with paragraph (c) of Clause 9.7 (Application of mandatory prepayments (other than in respect of disposals));

(b) any Encumbrance securing any Priority Debt which is permitted under Clause 23.1 (Restrictions on Priority Debt);

(c) any Encumbrance granted to secure any or all of the Finance Documents;

(d) any Encumbrance existing as of the date of the Fifth Amendment and Restatement Agreement;

(e) any Encumbrance for the benefit of any banks or financial institutions arising in connection with any cash pooling, netting or set‑off arrangement (including any account balancing or interest compensation arrangement) entered into by any member of Company Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(f) any Encumbrance arising by operation of law (or by agreement having the same effect) or under general business conditions (including under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) or under clause 24 or 25 of the general banking conditions (algemene bankvoorwaarden) of any member of the Dutch Banking Association) and in the ordinary course of business;

(g) any (extended) retention of title arrangement, right of retention or right to reclaim goods securing credit for the supply of goods or services to any member of Company Group incurred in the ordinary course of business;

(h) any Encumbrance created or permitted to subsist in connection with § 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or § 7e of the German Social Security Code IV (Sozialgesetzbuch IV);

(i) any Encumbrance (including any escrow arrangements) arising as a result of a Permitted Disposal or of any acquisition and, in each case, where such Encumbrance is created in order to secure the settlement of the purchase price or any warranty claim relating to such disposal or acquisition;

(j) any Encumbrance over or affecting any asset acquired (or affecting any asset of any company acquired) after the Signing Date, where the Encumbrance was created prior to such acquisition and not in contemplation thereof and the principal amount secured has not been increased, provided that any such Encumbrance shall cease to be a Permitted Encumbrance upon the expiry of six months after such acquisition;

(k) any Encumbrance arising pursuant to or in connection with any cash management arrangements, securities transactions or framework/master agreements relating to derivatives transactions, in each case made with a bank or financial institution (and in favour of that or any securities depository or clearing house) in the ordinary course of the relevant member of Company Group's treasury activities;

(l) any Encumbrance, including over rental deposits (Mietkautionskonten) and including cash collateral, provided to a bank or financial institution in the ordinary course of business and in connection with the issuance of any letter of credit or similar instrument or created or arising in respect of any property leased or licensed by a member of Company Group;

(m) any Encumbrance granted by any member of Company EU Group in respect of the indebtedness of any member of Company EU Group or by any member of Company CH Group in respect of the indebtedness of any member of Company CH Group, in each case including any Encumbrance in the context of any ABS‑programmes or Other Instrument;

(n) prior to the occurrence of the Worthington Guarantee Date, any Encumbrance provided by any member of Company US Group in the context of any ABS‑programme or Other Instrument of any member of the Company US Group (including the asset‑back credit facility existing as of the date of the Fifth Amendment and Restatement Agreement);

(o) any Encumbrance created over intragroup receivables created by a Finance Company;

(p) any Encumbrance over or affecting any assets created to secure Financial Indebtedness (other than any Financial Indebtedness under or in connection with this Agreement) if such Encumbrance or Encumbrance over or affecting such or any similar assets, or if Encumbrances over assets of a similar value, is offered to be created to or for the benefit of the Lenders to secure the Financial Indebtedness under this Agreement substantially at the same time;

(q) any Encumbrance created or subsisting pursuant to or in connection with any litigation, arbitration, enforcement or other legal proceeding;

(r) any Encumbrance created or subsisting with the prior consent of the Majority Lenders and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders; and

(s) to the extent not permitted under paragraphs (a) to (r) above, any Encumbrance securing or involving indebtedness which does not (when aggregated with the principal amount of any other Financial Indebtedness which has the benefit of such Encumbrance which is prohibited under Clause 23.3 (Negative Pledge) and not already permitted under paragraphs (a) to (q)) exceed an aggregate amount of EUR 10,000,000 (or its equivalent in any other currency or currencies) at any time.

"Permitted Financial Indebtedness" means Financial Indebtedness:

(a) incurred by any member of Company CH Group under any facility or other instrument existing as of the date of the Fifth Amendment and Restatement Agreement (or any replacement or refinancing thereof) in an amount not exceeding CHF 200,000,000;

(b) arising under any Finance Document;

(c) under any Priority Debt which is permitted under Clause 23.1 (Restrictions on Priority Debt) and under any ABS‑programme to the extent permitted under Clause 23.2 (ABS‑programme);

(d) any Financial Indebtedness incurred by any member of Company US Group under any ABS‑programme or Other Instrument of any member of the Company US Group;

(e) to the extent covered by a letter of credit, guarantee or indemnity issued under an Ancillary Facility;

(f) arising under a Permitted Loan or a Permitted Guarantee;

(g) arising in connection with any cash management arrangements, securities transactions or framework/master agreements relating to derivatives transactions, in each case made with a bank or financial institution in the ordinary course of the relevant member of Company Group's treasury activities;

(h) arising under any loans made available by any of the Company's shareholders (or any of their respective Affiliates which is not a member of Company Group) to the Company provided that such loans (including under any deferral granted in connection with a Company US Disposal) are subordinated to the claims of the Finance Parties under the Finance Documents to the satisfaction of the Agent (acting on the instructions of the Majority Lenders, and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders, acting reasonably), except for loans in an amount of up to EUR 200,000,000 (or its equivalent in another currency or currencies) provided to the Company on or about the Effective Date, as such amount may be increased (one or several times) by the amount of any reduction of the Facility or any ABS‑programme (by way of cancellation as a result of any event or circumstance arising in the sphere of the Company's shareholders (or any of their respective Affiliates which is not a member of Company Group)) which are not required to be subordinated;

(i) of any person acquired by a member of Company Group which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of six months following the date of acquisition;

(j) arising under paragraph (d) of the definition of "Financial Indebtedness";

(k) any bilateral letter of credit facility provided that the aggregate amount of all such bilateral letter of credit facilities does not exceed EUR 75,000,000 prior to the consummation in full of the disposal referenced in paragraph (k) of the definition of "Permitted Disposal" and does not exceed EUR 55,000,000 thereafter;

(l) any counter‑indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, provided such instrument is issued in respect of any Permitted Financial Indebtedness;

(m) any Financial Indebtedness incurred with the prior consent of the Majority Lenders and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders; and

(n) any Financial Indebtedness, the outstanding principal amount of which (when aggregated with the outstanding principal amount of all other Financial Indebtedness prohibited to be incurred under Clause 23.4 (Financial Indebtedness) to the extent not permitted under paragraphs (a) to (m) above) does not exceed an aggregate amount of EUR 50,000,000 (or its equivalent in any other currency or currencies) at any time.

"Permitted Guarantees" means Guarantees (as defined in Clause 23.8 (Guarantees; granting of security)):

(a) granted pursuant to or in connection with the Finance Documents;

(b) granted pursuant to or in connection with any ABS‑programme, ABL‑programme or Replacement ABS‑programme;

(c) until the occurrence of the Worthington Guarantee Date, granted by any member of the Company EU Group to any member of the Company US Group;

(d) granted by any member of Company EU Group in respect of the indebtedness of another member of Company EU Group or by any member of Company CH Group in respect of the indebtedness of another member of Company CH Group;

(e) granted to guarantee Financial Indebtedness (other than any Financial Indebtedness under or in connection with this Agreement) if Guarantees are offered to be granted to the Lenders in substantially the same form and substantially at the same time to guarantee the Financial Indebtedness under this Agreement;

(f) any liability in respect of any member of the Group incorporated in The Netherlands arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Section 2:403 of the Dutch Civil Code;

(g) any liability arising as a result of a fiscal unity (fiscale eenheid) solely between members of the Group incorporated in The Netherlands;

(h) granted with the prior consent of the Majority Lenders and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders; and

(i) any Guarantee not permitted under the preceding paragraphs, provided that the aggregate maximum potential liability arising under all Guarantees granted in reliance on this paragraph does not at any time exceed EUR 10,000,000 (or its equivalent in any other currency or currencies).

"Permitted Loans" means:

(a) loans existing as of the date of the Fifth Amendment and Restatement Agreement;

(b) loans made pursuant to or in connection with any ABS‑programme or Other Instrument;

(c) until the occurrence of the Worthington Guarantee Date, loans (including by way of participation in any netting, set‑off or zero balancing arrangement (including any account balancing or interest compensation arrangement)) by a member of Company Europe Group to any member of Company US Group;

(d) any loan or purchase price deferral resulting from a Company US Disposal;

(e) loans (including by way of participation in any netting, set‑off or zero balancing arrangement (including any account balancing or interest compensation arrangement)) made by any member of Company EU Group to another member of Company EU Group and loans made by any member of Company CH Group to another member of Company CH Group;

(f) trade credit extended on normal commercial terms and in the ordinary course of trading activities;

(g) investments in bonds, notes, money market instruments and similar instruments in the ordinary course of treasury activities;

(h) any loan or credit granted with the prior consent of the Majority Lenders and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders; or

(i) any loan or credit granted otherwise prohibited under Clause 23.7 (Loans out) which when aggregated with the amount of any other loan or credit otherwise prohibited under Clause 23.7 (Loans out) and not otherwise permitted under any of the above paragraphs does not at any time exceed EUR 7,500,000 (or its equivalent in any other currency or currencies).

"Permitted Transformation" means:

(a) any Transformation involving only members of Company Europe Group (provided that (subject to paragraph (c) below and any disposal permitted under this Agreement), in relation to any Transformation involving an Obligor, the Obligor is the surviving entity and if it involves the Company, the Company shall be the surviving entity);

(b) any other Transformation with the prior consent of the Majority Lenders and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders;

(c) provided the Worthington Guarantee Date has occurred, a merger of the Company with Worthington BidCo as the surviving entity (the "Permitted Upstream Merger"), provided that (i) prior to the consummation of such Permitted Upstream Merger the Agent, the Security Agent and the Lenders have completed all necessary know your customer and similar checks under all applicable laws and regulations the completion of which the Agent shall promptly notify to the Company, and (ii) in consummation of such merger or shortly thereafter, the shares in the Company’s direct Subsidiaries (without the strict requirement to include shares in Subsidiaries that are members of Company US Group) (as they are existing at that time in accordance with this Agreement) are contributed to an Intermediate Holding Company (such Intermediate Holding Company to accede to this Agreement in accordance with Clause 2.3 (Permitted Upstream Merger and New Company);

(d) any Transformation involving only members of Company US Group; and

(e) provided that the Worthington Guarantee Date has occurred, any Transformation only involving a member of Company US Group and a member of Worthington ROW Group (including by way of a Company US Disposal).

"Permitted Upstream Merger" has the meaning given to that term in paragraph (c) of the definition "Permitted Transformation".

"Primary Term Rate" means the rate specified as such in the applicable Reference Rate Terms.

"Priority Debt" has the meaning ascribed to such term in Clause 23.1 (Restrictions on Priority Debt).

"Qualifying Lender" has the meaning ascribed to such term in Clause 14.1 (Definitions).

"Quotation Day" means the day specified as such in the applicable Reference Rate Terms.

"Quotation Time" means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

"Quoted Tenor" means in relation to a Primary Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service and which may be selected as an Interest Period by a Borrower under Clause 11.1 (Interest Periods).

"Receivables Borrowing Base" has the meaning ascribed to such term in Clause 22.1 (Definitions).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

"Reference Rate Supplement" means, in relation to any currency, a document which:

(a) is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b) specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and

(c) has been made available to the Company and each Finance Party.

"Reference Rate Terms" means, in relation to:

(a) a currency;

(b) a Loan or an Unpaid Sum in that currency;

(c) an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d) any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 19 (Reference Rate Terms) or in any Reference Rate Supplement.

"Reinstatement, Amendment and Restatement Agreement" means the reinstatement, amendment and restatement agreement in respect of the Facility dated 15 April 2015 between, amongst others, the Company and the Agent.

"Relevant Market" means the market specified as such in the applicable Reference Rate Terms.

"Repeated Representations" means each of the representations set out in Clauses 20.1 (Status), 20.2 (Binding obligations), 20.3 (Non‑conflict with other obligations), 20.4 (Power and authority), 20.5 (Authorisations and admissibility in evidence), 20.10(a) (Financial statements, no material adverse change), 20.11 (Pari passu ranking), 20.12 (No proceedings pending or threatened), 20.15 (Environmental releases), 20.16 (No proceedings for winding‑up), 20.17 (Investment Company Act), 20.18 (ERISA) and 20.8 (No default), provided that, (i) when a representation in Clause 20.8 (No default) is repeated on the date of a Utilisation Request for, or deemed to be repeated on the Utilisation Date in respect of, a Rollover Loan, the reference to "Default" will be construed as a reference to an Event of Default only and (ii) following occurrence of the Control Date, any Repeated Representation made with respect to "Company Group" shall be deemed to be made to "Company Europe Group".

"Replacement ABS‑programme" means:

(a) another ABS‑programme;

(b) any Other Instruments; or

(c) a combination of paragraphs (a) and (b) above,

in each case

(i) entered into for the purpose of replacing an Existing ABS/ABL‑programme or any of their direct or indirect replacements pursuant to paragraph (a) to (c) above; and

(ii) irrespective of whether any such Replacement ABS‑programme exceeds or falls short of the volume of any Existing ABS/ABL‑programme or Replacement ABS‑programme (as applicable) so replaced.

"Reporting Day" means the day (if any) specified as such in the applicable Reference Rate Terms.

"Reporting Time" means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

"Reservations" has the meaning given to it in Schedule 13 (Reservations).

"Resignation Letter" means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

"Retiring Security Agent" has the meaning given to that term in paragraph (d) of Clause 29.1 (Resignation of the Security Agent).

"Rollover Loan" means one or more Loans:

(a) made or to be made on the same day that a maturing Loan is due to be repaid;

(b) the aggregate amount of which is equal to or less than the maturing Loan;

(c) in the same currency as the maturing Loan; and

(d) made or to be made to the same Borrower for the purpose of refinancing that maturing Loan.

"Sanctioned Country" means any country or other territory subject to a general export, import, financial or investment embargo under any Sanctions.

"Sanctioned Person" means any individual or entity that is:

(a) the subject of any Sanctions;

(b) named in any Sanctions List;

(c) located or organized or incorporated under the laws of any Sanctioned Country; or

(d) owned by (meaning at least 50% ownership interest) or otherwise controlled by any such individual or entity or individuals or entities described in (a) through (c) above.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

"Sanctions Authority" means (a) the US, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, (e) Germany, (f) Switzerland or (g) the respective governmental institutions of any of the foregoing, including, without limitation, His Majesty’s Treasury, the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State and any other agency of the US government.

"Sanctions List" means each list listing specific individuals or entities, organizations and associations which are the subject of Sanctions which has been published by any of the Sanctions Authorities, in particular each of the following lists (in their currently valid version):

(a) Consolidated List of Financial Sanctions Targets (His Majesty’s Treasury);

(b) Consolidated Financial Sanctions List (EEAS);

(c) Denied Persons List (BIS);

(d) Statutorily Debarred Parties (US Department of State);

(e) Specially Designated Nationals List (OFAC);

(f) Unverified List (BIS),

(g) and any replacement of any of the above lists published by the relevant Sanctions Authority.

"Second Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of the Facility dated 17 April 2019 between, amongst others, the Company and the Agent.

"Secured Debt" has the meaning ascribed to such term in Clause 23.1 (Restrictions on Priority Debt).

"Security Offer" has the meaning ascribed to such term in Clause 23.8 (Guarantees; granting of security).

"Secured Parties" means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

"Signing Date" means 23 May 2013.

"Specified Time" means a day or time determined in accordance with Schedule 10 (Timetables).

"Subsidiary" means a person from time to time over which another person has direct or indirect control.

"Surviving Company" has the meaning ascribed to such term in Clause 2.3 (Permitted Upstream Merger and New Company).

"T2" means the real‑time gross settlement system operated by Eurosystem, or any successor system.

"TARGET Day" means any day on which T2 is open for the settlement of payments in euro.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Deduction" has the meaning ascribed to such term in Clause 14.1 (Definitions).

"Termination Date" means, subject to any extension pursuant to Clause 3 (Extension Option), in respect of the Commitments of any Lender, the date which is 2 years after the Effective Date, provided that if that date is not a Business Day, the Termination Date will be the immediately preceding Business Day.

"Term Reference Rate" means, in relation to a Loan:

(a) the Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or

(b) as otherwise determined pursuant to Clause 12.1 (Interest calculation if no Primary Term Rate),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

"Testing Date" has the meaning ascribed to such term in Clause 21.2 (Borrowing Base Certificate).

"Testing Period" has the meaning ascribed to such term in Clause 22.1 (Definitions).

"Third Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of the Facility dated 21 December 2021 between, amongst others, the Company and the Agent.

"Total Commitments" means the aggregate of the Commitments, being EUR 150,000,000 as at the Effective Date.

"Total Extension Commitments" means the aggregate of the Commitments of the Extension Lenders.

"Transaction Security" means the Encumbrance created or expressed to be created in favour of the Security Agent and/or the other Finance Parties (or any of them) pursuant to the Transaction Security Documents.

"Transaction Security Documents" means any charges, pledges, assignments and other security documents identified as conditions precedent or conditions subsequent pursuant to the Fifth Amendment and Restatement Agreement or entered into pursuant to any other document entered into by an Obligor creating or expressing to create any Encumbrance over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

"Transfer Date" means, in relation to an assignment and transfer by way of assumption of contract (Vertragsübernahme) pursuant to Clause 25.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)), the later of:

(a) the proposed Transfer Date specified in the Transfer Certificate; and

(b) the date on which the Agent accepts the Transfer Certificate.

"Transformation" means any transformation (Umwandlung) within the meaning of the German Transformation Act (Umwandlungsgesetz), any similar transaction effected otherwise than in reliance on the provisions of the German Transformation Act or, in each case, any similar transaction under the laws of any jurisdiction other than Germany to which the relevant member(s) of Company Group (is) are subject.

"Treaty Lender" has the meaning ascribed to such term in Clause 14.1 (Definitions).

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"US" means the United States of America.

"US GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is made or to be made.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

"VAT" means value added tax as provided for in the Value Added Tax Act (Umsatzsteuergesetz) and any other tax of a similar nature.

"Worthington" means Worthington Steel, Inc.

"Worthington BidCo" means Worthington Steel GmbH.

"Worthington Credit Relevant Entity" means any member of Worthington ROW Group in respect of which an event set out in paragraphs (a) to (e) of Clause 24.9 (Insolvency – Worthington) creates a right of the creditor(s) to declare moneys borrowed under any of Worthington’s group financings due, or results in an automatic acceleration, prior to its originally specified maturity, in each case due to an event of default.

"Worthington Group" means Worthington Steel, Inc. and its Subsidiaries from time to time.

"Worthington Guarantee" means the German law guarantee to be provided by Worthington in respect of the Finance Partys’ claims under the Finance Documents, substantially in the form as set out in Schedule 20 (Form of Worthington Guarantee) and delivered to the Agent under this Agreement.

"Worthington Guarantee Date" means the date when the Agent has received (i) the original of the Worthington Guarantee signed by Worthington and (ii) each of the legal opinions referred to in nos. 9 and 10 of schedule 5 (Conditions Precedent to Effective Date) of the Fifth Amendment and Restatement Agreement in executed form.

"Worthington ROW Group" means Worthington Group excluding Company Europe Group.

1.2 Construction

(a) Unless a contrary indication appears, any reference in this Agreement to:

(i) the Agent, the Arrangers, any Finance Party, any Lender, any Ancillary Lender, any Obligor, any Party, the Security Agent or any Secured Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent in accordance with the Finance Documents (and the New Company shall be the Company for all purposes of this Agreement as further set out in Clause 2.3 (Permitted Upstream Merger and New Company);

(ii) assets includes present and future properties, revenues and rights of every description;

(iii) a Lender's "cost of funds" in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(iv) director shall be construed as any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of its jurisdiction of incorporation, including but not limited to, in relation to a person incorporated or established in Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand);

(v) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vi) gross negligence means grobe Fahrlässigkeit and wilful misconduct means Vorsatz;

(vii) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii) a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix) promptly is to be construed as unverzüglich (without undue delay) as contemplated in the first paragraph of section 121 of the German Civil Code (Bürgerliches Gesetzbuch);

(x) a regulation means any regulation, rule, official directive, obligation imposed by an order, permit or public law agreement, request or guideline of or made with any governmental, intergovernmental or supranational body, agency, department or regulatory, self‑regulatory or other authority or organisation, whether or not having the force of law but, if not, where compliance is customary;

(xi) a provision of law is a reference to that provision as amended or re‑enacted; and

(xii) a time of day is a reference to Frankfurt time.

(b) The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c) Section, Clause and Schedule headings are for ease of reference only.

(d) One person (the first person) being controlled by another person means that such other person (i) owns more than 50% of the equity share capital of the first person or (ii) has the right to exercise more than 50% of the voting rights of the first person or (iii) otherwise controls the first person (abhängiges Unternehmen) within the meaning of section 17 of the German Stock Corporation Act (Aktiengesetz).

(e) A Borrower providing cash cover for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility to an interest‑bearing account in the name of the Borrower and the following conditions being met:

(i) the account is with the Security Agent or Ancillary Lender for which that cash cover is to be provided;

(ii) until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; and

(iii) the Borrower has executed a security document over that account, in form and substance satisfactory to the Security Agent or Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

(f) A Default is continuing if it has not been remedied or waived.

(g) A reference in this Agreement to the (audited) consolidated financial statements of the Company shall (other than for the purpose of Clause 21.1(a)(i) and (b) (Financial statements and forecast)), for as long as any member of Company US Group continues to be a Subsidiary of the Company, be deemed to be a reference to the relevant consolidated financial statements for Company Europe Group prepared on a pro forma basis and delivered or to be delivered pursuant to sub‑paragraph (a)(iii) of Clause 21.1 (Financial statements and forecast).

(h) A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i) any replacement page of that information service which displays that rate; and

(ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service,

(iii) and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

(i) A Borrower repaying or prepaying Ancillary Outstandings means:

(i) that Borrower providing cash cover in respect of the Ancillary Outstandings;

(ii) the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or

(iii) the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility,

and the amount by which Ancillary Outstandings are repaid or prepaid under paragraphs (h)(i) and (h)(ii) above is the amount of the relevant cash cover or reduction.

(j) An amount borrowed includes any amount utilised under an Ancillary Facility.

(k) Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(i) Schedule 19 (Reference Rate Terms ‑ EURO); or

(ii) any earlier Reference Rate Supplement.

(l) This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2. THE FACILITY

2.1 The Facility

(a) Subject to the terms of this Agreement, the Lenders make available to the Borrowers a euro revolving credit facility in an aggregate amount equal to the Total Commitments.

(b) Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers in place of all or part of its Commitment under the Facility.

2.2 Increase

(a) The Company may, by giving prior notice to the Agent after the effective date of a cancellation of:

(i) the Available Commitments of a Defaulting Lender in accordance with paragraph (g) of Clause 9.10 (Right of replacement or repayment and cancellation in relation to a single Lender); or

(ii) the Commitments of a Lender in accordance with Clause 9.1 (Illegality),

request that the Total Commitments be increased (and the Total Commitments under the Facility shall be so increased) in each case in an aggregate amount of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(iii) the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an "Increase Lender") selected by the Company (none of which shall be a member of Company Group) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been a Continuing Lender;

(iv) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another (in relation to the part of the increased Commitments which the Increase Lender assumes) as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been a Continuing Lender and had the increased Commitments been Commitments as at the Effective Date;

(v) each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another (in relation to the part of the increased Commitments which the Increase Lender assumes) as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been a Continuing Lender and had the increased Commitments been Commitments as at the Effective Date;

(vi) the Commitments of the other Lenders and, if the Increase Lender is already a Lender, its existing Commitments, shall continue in full force and effect; and

(vii) any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b) An increase in the Total Commitments will only be effective on:

(i) the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii) in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase: the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company and the Increase Lender.

(c) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d) Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of EUR 4,000 and the Company shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.2.

(e) The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between them setting out such fee.

(f) Clause 25.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i) an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii) the New Lender were references to that Increase Lender; and

(iii) a re‑assignment and re‑assignment and re‑transfer by assumption of contract (Vertragsübernahme) were references to respectively an assignment and assignment and transfer by assumption of contract (Vertragsübernahme).

(g) No Commitment of a Lender shall be increased without the prior written consent of that Lender (acting in its absolute discretion).

(h) With respect to any Utilisation, any increase of a Commitment pursuant to this Clause 2.2 shall be taken into account for all purposes of this Agreement (including for purposes of the operation of Clause 6.4 (Lenders' participation)) only if the relevant Utilisation Request is delivered on or after the Business Day on which such increase takes effect in accordance with the provisions of this Clause 2.2.

2.3 Permitted Upstream Merger and New Company

(a) Following the consummation of a Permitted Upstream Merger, the Agent shall be entitled to request (from the legal successor of the Original Borrower (the "Surviving Company")) by written notice that the Intermediate Holding Company accedes to this Agreement in accordance with Clause 26.2 (Additional Borrowers) and 26.4 (Additional Guarantors), subject to the Surviving Company at the same time being released as an Obligor (as set out in paragraph (b) below).

(b) Upon accession by an Intermediate Holding Company in accordance with paragraph (a) above, the Intermediate Holding Company shall be the new "Company" (the "New Company") for the purposes of this Agreement and

(i) the New Company assumes all obligations of the Company under this Agreement, including as a borrower and guarantor by way of an assumption of contract (Vertragsübernahme);

(ii) Company Group (and all related provisions) shall comprise only the New Company and its Subsidiaries from time to time and all references in the Finance Documents to Company Group (and all related provisions) shall be deemed to be a reference to the New Company and its Subsidiaries from time to time (and the interpretation of "Company Europe Group", "Company EU Group", "Company CH Group" and "Company US Group" shall be adjusted accordingly);

(iii) (subject to Clause 23.17 (Additional Financial Covenants)) all financial calculations shall be made excluding the Surviving Company and all reporting and other applicable obligations shall be assumed at the level of the New Company;

(iv) each reference in any Finance Document to the Company shall be deemed to be a reference to the New Company (to the extent applicable and unless the context requires otherwise, and provided further that nothing in this Clause 2.3, including the deeming construct contemplated by this paragraph (iii) or any action taken by the New Company prior to it being deemed to be the Company, shall, or shall be deemed to, directly or indirectly constitute or result in a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default);

(v) the New Company undertakes to accede to such Transaction Security Documents granting security over shares in its Subsidiaries prior to or upon its accession (making reasonable efforts) or otherwise as soon as reasonably possible after its accession to this Agreement and to grant new account security as required under and in accordance with the terms of the Account Pledge Agreement (if any);

(vi) none of the representations, warranties, undertakings or Events of Default in the Finance Documents shall apply to any Holding Company (whether in its capacity as an Obligor or otherwise) of the New Company; and

(vii) the Surviving Company shall be irrevocably and unconditionally released from all obligations under this Agreement and any other the Finance Document, including under any Transaction Security Document granted by it.

(c) The Finance Parties agree to enter into any amendment, amendment and restatement, release, replacement or other modification of the Finance Documents reasonably requested by the New Company and/or take such other action as is reasonably requested by the New Company in order to effect, evidence, facilitate and/or reflect any of the matters contemplated by paragraph (b) above and/or to conform any such document to reflect any such matters. The Agent and the Security Agent are each irrevocably and unconditionally authorised, directed and instructed by all Lenders to enter into any such amendment, amendment and restatement, release, replacement or other modification of the Finance Documents and/or take other such action on behalf of the other Finance Parties (and shall do so on the request of and at the cost of the New Company) in each case without any further authorisation, direction, instruction, consent, approval, notice or other action from the Lenders or any other parties to such documents.

2.4 Finance Parties' rights and obligations

(a) The obligations of each Finance Party under the Finance Documents are several and do not constitute a joint obligation (Gesamtschuld). Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and do not constitute a joint creditorship (Gesamtgläubigerschaft) and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt (Ausschluss der gesamtschuldnerischen Haftung).

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.5 Borrowers' obligations

The obligations of each Borrower (in its capacity as borrower) under the Finance Documents are several and do not constitute a joint obligation (Gesamtschuld). Failure by a Borrower to perform in its capacity as borrower obligations under the Finance Documents does not affect the obligations of any other Borrower in such Borrower's capacity as borrower under the Finance Documents.

2.6 Obligors' Agent

(a) Each Obligor (other than the Company) by its execution of the Fifth Amendment and Restatement Agreement or an Accession Letter executed after the date of the Fifth Amendment and Restatement Agreement irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises (bevollmächtigt):

(i) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to request and effect the relevant amendments, waivers, supplements and variations capable of being given, requested, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as if the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or requested, executed or made the agreements or effected the amendments, waivers, supplements or variations, or received the relevant notice, demand or other communication.

(b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

(c) For the purposes of acting as their agent in accordance with this Clause 2.6, each of the Obligors exempts the Company from the restrictions imposed by Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (and any equivalent restriction under any applicable law of a jurisdiction other than Germany) in this respect to the extent legally possible.

3. EXTENSION OPTION

3.1 One year extension

(a) The Company may request from all Lenders, by delivering to the Agent an Extension Request from the date which is 12 months after the Effective Date until the date which is 18 months after the Effective Date, that the Termination Date be extended for a further period of one year to the Extension Date.

(b) The Agent will promptly notify the Lenders following receipt of an Extension Request.

(c) Each Lender notified under paragraph (b) above must notify the Agent within 30 days of receipt by the Agent of the Extension Request whether or not it is willing to extend the Termination Date in respect of its Commitment. If a Lender fails so to notify the Agent that Lender will be deemed to have notified the Agent that it is not so willing.

(d) If each Lender notifies the Agent pursuant to paragraph (c) above that it is willing to extend the Termination Date in respect of its Commitment in accordance with the Extension Request, the Agent shall promptly notify the Company and the Lenders accordingly whereupon the Termination Date for all the Lenders shall be extended with binding effect for all Parties to the Extension Date.

(e) If not all of the Lenders notify the Agent pursuant to paragraph (c) above that they are willing to extend the Termination Date in respect of their respective Commitment in accordance with the Extension Request, then the Agent shall promptly notify the Company and the Lenders accordingly whereupon:

(i) the Termination Date in respect of the Commitment of each Lender that is willing to extend the original Termination Date in respect of its Commitment (an "Extending Lender") shall be extended in relation to such Lender’s Commitment to the Extension Date for all purposes hereof and with binding effect for all Parties; and

(ii) the Termination Date in respect of the Commitment of each Lender that, pursuant to paragraph (c) above, has notified, or is deemed to have notified, the Agent that it is not willing to extend the Termination Date in respect of its Commitment (a "Non‑Extending Lender") shall not be extended pursuant to this Clause 3.1.

(f) In respect of the making of any Loan the Maturity Date of which is to fall after the original Termination Date but prior to the Extension Date, unless, at the relevant time, all Lenders are Extending Lenders, a Borrower shall be deemed to have addressed the relevant Utilisation Request only to the Extending Lenders.

3.2 General provisions

(a) Nothing herein shall oblige any Lender to agree to any extension of the Termination Date.

(b) Subject to paragraph (c) below, the Commitment of each Lender that is not an Extending Lender shall be cancelled and reduced to zero on the original Termination Date.

(c) The Company may require each Non‑Extending Lender at any time prior to the original Termination Date to assign and transfer at par by assumption of contract (Vertragsübernahme) its rights and obligations under this Agreement (or any part thereof) and any Ancillary Facility made available by it,

(i) to any Extending Lender;

(ii) or to any other bank, financial institution, trust, fund or other entity selected by the Company (each a "New Extending Lender") that is willing to accept such assignment and transfer by assumption of contract in accordance with Clause 25 (Changes to the Lenders), and upon such assignment and transfer by assumption of contract the relevant New Extending Lender shall to the extent of such assignment and transfer become an Extending Lender.

The Lender shall only be obliged to assign and transfer its rights and obligations pursuant to this paragraph (c) once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment and transfer. A Lender shall perform such checks as soon as possible following the request from the Company referred to above and shall promptly notify the Agent and the Company when it is satisfied that it has complied with those checks.

(d) The Company may not submit more than one Extension Request after the Effective Date (for the avoidance of doubt ignoring for the purposes of this paragraph (d) any Extension Requests delivered prior to the Effective Date).

4. PURPOSE

(a) Each Borrower shall apply all amounts borrowed by it under the Facility towards its general corporate purposes.

(b) Each Borrower shall apply all amounts borrowed by it under any Ancillary Facility (and/or any line granted thereunder), and shall ensure that each of its relevant Affiliates does, apply all such amounts towards the general corporate purposes of members of Company Group.

(c) No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

5. CONDITIONS OF UTILISATION

5.1 Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part 1 (Conditions Precedent to initial Utilisation) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

5.2 Further conditions precedent

(a) In the event the Initial Compliance Certificate or any Compliance Certificate delivered pursuant to Clause 21.3 (Compliance Certificate) shows that any of Clause 22.3 (Gearing Ratio) and Clause 22.4 (Consolidated Equity) has not been complied with as at the end of the relevant Testing Period, no Borrower may deliver a Utilisation Request unless the Agent has received a Compliance Certificate setting out (in reasonable detail) computations showing compliance with Clause 22.3 (Gearing Ratio) and Clause 22.4 (Consolidated Equity) in relation to the end of any following Testing Period.

(b) The Lenders will only be obliged to comply with Clause 6.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(ii) the Repeated Representations made or deemed to be made by each Obligor are true in all material respects.

(c) The Lenders will only be obliged to comply with Clause 6.4 (Lenders' participation) if, on the proposed Utilisation Date, taking into account the proposed Loan, the requirements of Clause 22.2 (Borrowing Base) will be met.

(d) The Lenders will only be obliged to comply with Clause 6.4 (Lenders' participation) in relation to any Loan requested by the Additional Borrower if, prior to delivery of the Utilisation Request or in the Utilisation Request itself, the Additional Borrower confirms to the Agent that borrowing such Loan would not cause any borrowing or similar limit binding on it to be exceeded.

5.3 Maximum number of Loans

(a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Loans would be outstanding.

(b) Loans made under an Ancillary Facility shall not be taken into account in this Clause 5.3.

6. UTILISATION

6.1 Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. For the avoidance of doubt, this Clause 6 shall not apply to any Ancillary Facility.

6.2 Completion of a Utilisation Request

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i) the proposed Utilisation Date is a Business Day within the Availability Period;

(ii) the currency and amount of the Utilisation comply with Clause 6.3 (Currency and amount); and

(iii) the proposed Interest Period complies with Clause 11 (Interest Periods).

(b) Only one Loan may be requested in each Utilisation Request.

6.3 Currency and amount

(a) The currency specified in a Utilisation Request must be the Base Currency.

(b) The amount of the proposed Loan must be:

(i) a minimum of EUR 5,000,000 or, if less, the Available Facility; and

(ii) in any event such that its Base Currency Amount is less than or equal to the Available Facility.

6.4 Lenders' participation

(a) If the conditions set out in this Agreement have been met, and subject to paragraph (b) of Clause 8 (Repayment), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

6.5 Limitation on Utilisations

The maximum aggregate amount of the Ancillary Commitments of all the Lenders shall not at any time exceed EUR 50,000,000.

6.6 Cancellation of Commitment

The Commitments of each Lender shall be immediately cancelled at the end of the Availability Period.

7. ANCILLARY FACILITIES

7.1 Type of Facility

An Ancillary Facility may be made by way of:

(a) an overdraft facility;

(b) a guarantee, bonding, documentary or stand‑by letter of credit facility;

(c) a short term loan facility;

(d) a foreign exchange facility; or

(e) any other cash facility required in connection with the business of Company Group and which is agreed with an Ancillary Lender,

in each case denominated in the Base Currency, which may be utilised in the Base Currency or in such other currency as agreed with the relevant Ancillary Lender.

7.2 Availability

(a) If the Company and a Lender agree and except as otherwise provided in this Agreement, a Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender's unutilised Commitment (which shall (except for the purpose of determining the Majority Lenders and the Extension Majority Lenders) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

(b) An Ancillary Facility shall not be made available unless, not later than three Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i) a notice in writing requesting the establishment of an Ancillary Facility and specifying:

(A) the proposed Borrower(s) (or Affiliate(s) of a Borrower) which may use the Ancillary Facility;

(B) the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C) the proposed type of Ancillary Facility to be provided;

(D) the proposed Ancillary Lender; and

(E) the proposed Ancillary Commitment; and

(F) the proposed currency of the Ancillary Facility (if not denominated in the Base Currency),

(ii) a copy of the proposed Ancillary Document (wherein margin and fees and any other commercial terms may have been redacted); and

(iii) any other information which the Agent may reasonably have requested in connection with the Ancillary Facility.

(c) The Agent shall promptly notify the Company, the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

(d) No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(e) Subject to compliance with paragraph (b) above:

(i) the Lender concerned will become an Ancillary Lender; and

(ii) the Ancillary Facility will be available,

with effect from the relevant Ancillary Commencement Date.

7.3 Terms of Ancillary Facilities

(a) Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b) However, those terms:

(i) must be based upon usual commercial practice;

(ii) may allow only Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 7.9 (Affiliates of Borrowers)) to use the Ancillary Facility;

(iii) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv) may not allow the Ancillary Commitment of an Ancillary Lender to exceed the Available Commitment with respect to the Facility of that Ancillary Lender (or its Affiliate) at the time of the establishment of the relevant Ancillary Facility;

(v) must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date for the Facility (or such earlier date as the Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero);

(vi) must not permit such Ancillary Facility to be utilised at any time at which a mandatory prepayment pursuant to Clause 9.5 (Mandatory prepayment ) is due but remains unfulfilled; and

(vii) must provide that in the event the Initial Compliance Certificate or any Compliance Certificate delivered pursuant to Clause 21.3 (Compliance Certificate) shows that any of Clause 22.3 (Gearing Ratio) and Clause 22.4 (Consolidated Equity) has not been complied with as at the end of the relevant Testing Period, the Ancillary Facility may only be utilised if the Agent has received a Compliance Certificate setting out (in reasonable detail) computations showing compliance with Clause 22.3 (Gearing Ratio) and Clause 22.4 (Consolidated Equity) in relation to the end of any following Testing Period.

(c) If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 36.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility and (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail.

(d) Interest, commission and fees on Ancillary Facilities shall be agreed as set out in Clause 13.5 (Interest, commission and fees on Ancillary Facilities).

7.4 Repayment of Ancillary Facility

(a) An Ancillary Facility shall cease to be available on the Termination Date applicable to its Ancillary Lender (or its Affiliate) or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b) If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its (or its Affiliate’s) Commitment shall be increased accordingly).

(c) No Ancillary Lender may demand repayment or prepayment of any amounts made available or demand cash cover for any liabilities incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless:

(i) the Commitments have been cancelled in full, or all outstanding Utilisations under the Facility have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Utilisations under the Facility immediately due and payable, or the expiry date of the Ancillary Facility occurs; or

(ii) it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for the Affiliate of the Ancillary Lender to do so).

7.5 Ancillary Outstandings

Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility.

7.6 Adjustment for Ancillary Facilities upon acceleration

In this Clause 7.6:

"Outstandings" means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of (a) its participation in each Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Facility), and (b) if the Lender is also an Ancillary Lender (or its Affiliate), the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (together with the aggregate amount of all accrued interest, fees and commission owed to it (or its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility).

"Total Outstandings" means the aggregate of all Outstandings.

(a) If a notice is served under Clause 24.17 (Acceleration) (other than a notice declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall promptly adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under the Facility and each Ancillary Facility to ensure that after such transfers the Outstandings of each Lender bear the same proportion to the Total Outstandings as such Lender's Commitment bears to the Total Commitments, each as at the date the notice is served under Clause 24.17 (Acceleration).

(b) Prior to the application of the provisions of paragraph (a) of this Clause 7.6, an Ancillary Lender that has provided an overdraft comprising more than one account under an Ancillary Facility shall set‑off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

(c) All calculations to be made pursuant to this Clause 7.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders.

7.7 Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with such information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

7.8 Affiliates of Lenders as Ancillary Lenders

(a) Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitment is the amount set out opposite the relevant Lender's name in Schedule 1 (The Parties ) and/or the amount of any Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b) The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 7.2 (Availability).

(c) If a Lender assigns all of its rights and benefits or assigns and transfers by assumption of contract (Vertragsübernahme) all of its rights and obligations to a New Lender (other than any Affiliate of that Lender) pursuant to Clause 25 (Changes to the Lenders), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(d) Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

7.9 Affiliates of Borrowers

(a) Subject to the terms of this Agreement, Kloeckner Metals Germany GmbH may, with the approval of the relevant Ancillary Lender, and any other Affiliate of a Borrower (other than a Holding Company of the Company or any Subsidiary (other than a member of Company Group) of any such Holding Company) may, with the additional approval of the Majority Lenders and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders, become a borrower with respect to an Ancillary Facility.

(b) The Company shall specify any relevant Affiliate of a Borrower in the notice to the Agent pursuant to paragraph (b)(i) of Clause 7.2 (Availability).

(c) If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 26.3 (Resignation of a Borrower) and the relevant Affiliate is not at the same time an Affiliate of any remaining Borrower, its relevant Affiliate shall cease to have any rights under this Agreement or any Ancillary Document.

(d) Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower hereunder which is not a party to that document, that Borrower shall (to the extent legally possible) ensure that the obligation is performed by its Affiliate.

(e) Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to the relevant Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

7.10 Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than its Ancillary Commitment (or that of its Affiliate).

7.11 Ancillary Outstandings Notifications

Subject to the next sentence, each Ancillary Lender shall supply the Agent and the Company with an Ancillary Outstandings Notification in respect of each Ancillary Facility made available by it no later than noon on the last Business Day of each calendar month during the Availability Period. The initial Ancillary Outstandings Notification shall be delivered hereunder on 28 June 2013.

7.12 Ancillary Roll‑in

Upon initial Utilisation, each of the Continuing Ancillary Facilities shall become an Ancillary Facility under this Agreement, and all outstandings under any Continuing Ancillary Facility under the Existing Facility Agreement shall become Ancillary Outstandings under this Agreement, in each case without any further action being required by any Party, and the respective Continuing Ancillary Facility shall be deemed cancelled and prepaid or repaid at such time under and for the purposes of cancellation and repayment of ancillary facilities under the Existing Facility Agreement.

8. REPAYMENT

(a) Each Borrower which has drawn a Loan shall repay that Loan on its Maturity Date.

(b) Without prejudice to each Borrower's obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower:

(i) on the same day that a maturing Loan is due to be repaid by that Borrower;

(ii) in the same currency as the maturing Loan; and

(iii) in whole or in part for the purpose of refinancing the maturing Loan,

the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(A) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

1. the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

2. each Lender's participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and

(B) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

1. the relevant Borrower will not be required to make any payment in cash; and

2. each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender's participation (if any) in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan.

9. PREPAYMENT AND CANCELLATION

9.1 Illegality

(a) If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(i) that Lender (the "Restricted Lender") shall promptly notify the Agent upon becoming aware of that event; and

(ii) upon the Agent notifying the Company, the Company may exercise, within five Business Days (or such shorter period as may be notified by the Restricted Lender as being required in order for it to comply with any applicable law) (the "Special Transfer Period"), the rights set out in paragraph (d) of Clause 9.10 (Right of replacement or repayment and cancellation in relation to a single Lender), subject always to the provisions of paragraph (e) of Clause 9.10, provided that the five Business Days' notice period set out in paragraph (d) of Clause 9.10 shall not apply.

(b) If no assignment and transfer by assumption of contract (Vertragsübernahme) pursuant to Clause 25 (Changes to the Lenders) occurs in respect of the Commitment of the Restricted Lender within the Special Transfer Period,

(i) the Available Commitment of the Restricted Lender will be immediately cancelled upon expiry of the Special Transfer Period; and

(ii) each Borrower shall:

(A) repay the Restricted Lender's remaining participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Restricted Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Restricted Lender's corresponding Commitment shall be cancelled in the amount of the participations repaid; and

(B) repay and cancel any Ancillary Facility made available by the Restricted Lender on the date specified by the Restricted Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Restricted Lender's corresponding Commitment shall be cancelled in the amount of the Ancillary Facility repaid and cancelled.

(c) If it becomes unlawful in any applicable jurisdiction for any Ancillary Lender that is an Affiliate of a Lender to perform any of its obligations as contemplated by this Agreement and the relevant Ancillary Document or to fund or maintain any utilisation thereunder:

(i) that Ancillary Lender (the "Restricted Ancillary Lender") shall promptly notify the Agent (who shall promptly notify the Company) upon becoming aware of that event;

(ii) the available Ancillary Commitment of the Restricted Ancillary Lender will be immediately cancelled; and

(iii) each Borrower shall repay the Ancillary Facility made available by the Restricted Ancillary Lender on the date specified by the Restricted Ancillary Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Restricted Ancillary Lender's corresponding Ancillary Commitment shall be cancelled in the amount of the repayment.

9.2 Change of control

(a) If:

(i) any person or group of persons, other than a Permitted Shareholder (acting alone or controlling the group of persons acting in concert), acting in concert acquires (directly or indirectly) more than 50% of the voting rights in the Company; or

(ii) any person or group of persons, acting in concert acquires (directly or indirectly) more than 50% of the voting rights in Worthington,

(each a change of control)

(A) promptly upon becoming aware of that event the Company shall notify the Agent;

(B) if a Lender so requires and notifies the Agent within 20 days of the Company notifying the Agent pursuant to (A) above, the Agent shall, by not less than 30 days' notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon, at the end of such notice period, the Commitment of that Lender will be cancelled and all such outstanding Loans, Ancillary Outstandings and amounts will become immediately due and payable.

(b) For the purpose of paragraph (a) above acting in concert has the meaning given to it in section 2 paragraph 5 of the German Takeover Act (Wertpapiererwerbs‑ und Übernahmegesetz).

(c) For the purpose of paragraph (a) above a "Permitted Shareholder" means any member of Worthington Group that is not a member of Company Group.

9.3 Mandatory prepayment on borrowing base overrun

If at the time of delivery to the Agent of a Borrowing Base Certificate pursuant to Clause 21.2 (Borrowing Base Certificate) the aggregate Base Currency Amount of all outstanding Loans (including the aggregate of all Ancillary Outstandings as determined pursuant to Clause 22.5(a) (Financial Calculations)) exceeds the Net Borrowing Base applicable during the Borrowing Base Compliance Period beginning on the day of delivery to the Agent of such Borrowing Base Certificate, the Company shall procure that, within three (3) Business Days of delivery to the Agent of such Borrowing Base Certificate and unless the Company makes an election under Clause 9.7 (Application of mandatory prepayments (other than in respect of disposals)) below, Loans and/or Ancillary Outstandings are prepaid in such aggregate amount as is necessary to ensure that the requirements of Clause 22.2 (Borrowing Base) are met in relation to such Borrowing Base Compliance Period.

9.4 Mandatory prepayment on covenant breach

If any requirement of Clause 22.3 (Gearing Ratio) or Clause 22.4 (Consolidated Equity) is not satisfied, the Company shall procure that, within three (3) Business Days of delivery to the Agent of the Compliance Certificate showing such breach and unless the Company makes an election under Clause 9.7 (Application of mandatory prepayments (other than in respect of disposals)) below, all Loans and Ancillary Outstandings are prepaid, together with accrued interest and all other amounts accrued under the Finance Documents.

9.5 Mandatory prepayment for Company CH Group financings

(a) If the syndicated credit facilities (without double counting) of Company CH Group or any replacement or refinancing thereof are not Fully Available to Company CH Group taken as a whole in aggregate amounts and/or commitments to provide finance of at least CHF 150,000,000 (or its equivalent in any other currency/currencies), the Company shall:

(i) promptly notify the Agent; and

(ii) procure that all outstanding Loans and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents are prepaid within three (3) Business Days from the date of notification under sub‑paragraph (i) above, unless the Company makes an election under Clause 9.7 (Application of mandatory prepayments (other than in respect of disposals)) below.

(b) For the avoidance of doubt, the mere failure of a syndicated credit facility of Company CH Group or any replacement or refinancing thereof to be so Fully Available or the occurrence of any event of default (howsoever described) thereunder shall not constitute an Event of Default.

9.6 Mandatory prepayment and cancellation from disposal proceeds

(a) Subject to paragraphs (b) through (i) below, the Company shall apply all Available Net Disposal Proceeds in prepayment of the Facility and (subject to paragraphs (b) through (i) below) there shall be a mandatory cancellation of Commitments from Available Net Disposal Proceeds.

(b) The Company shall procure that any member of Company Europe Group promptly up‑streams any Net Disposal Proceeds resulting or arising from any Disposal Event and effectively received by that member of Company Europe Group by way of a loan or otherwise to the Company other than to the extent:

(i) it is illegal to do so and any relevant member of Company Europe Group, having used all reasonable endeavours to overcome such illegality, has been unable to overcome such illegality;

(ii) it would or is reasonably likely to result in the incurrence of material costs or expenses (including tax liabilities) and any relevant member of Company Europe Group has used reasonable endeavours to mitigate such risk, costs or expenses; or

(iii) there is a risk that it would or is reasonably likely to result in (personal or criminal) liability of any relevant member of Company Europe Group or its directors or representatives and the relevant member of Company Europe Group, having used all reasonable endeavours to avoid such liability arising, have been unable to remove such liability.

(c) No prepayment of the Facility or mandatory cancellation of Commitments shall be required to be made from Available Net Disposal Proceeds received from any other member of Company Europe Group under circumstances where such up‑streaming was not procured by the Company, but the up‑streaming of such Net Disposal Proceeds and/or application of such Net Disposal Proceeds for mandatory prepayment of the Facility is illegal and/or results or would or might result, in (personal or criminal) liability of the relevant member of Company Europe Group or any of its directors or representatives.

(d) Within five (5) Business Days after the date on which any Available Net Disposal Proceeds have been received by it which are to be applied for the purposes of mandatory cancellation and/or mandatory prepayment pursuant to the preceding paragraphs (the "Receipt Date"), the Company shall, by delivery of a receipt notice (the "Receipt Notice") to the Agent, notify the Agent of the Receipt Date and the amount in Euro of such Available Net Disposal Proceeds (the "Euro Proceeds Amount").

(e) If no Loans are outstanding on the date of receipt by the Agent of the Receipt Notice, the Available Commitments shall be cancelled, with effect from the date of receipt by the Agent of the Receipt Notice, in an aggregate amount equal to the Euro Proceeds Amount provided that any cancellation under this paragraph shall reduce the Commitments of the Lenders rateably.

(f) If Loans are outstanding on the date of receipt by the Agent of the Receipt Notice, the Company shall apply the Euro Proceeds Amount in prepayment of Loans outstanding (in each case on the earlier of fifteen (15) Business Days after the Receipt Date and the expiry of the Interest Period(s) current at the time of receipt by the Agent of the Receipt Notice or, if the Company so elects by giving no less than three (3) Business Days' prior notice to the Agent, on such earlier date as selected by the Company) in each case until the relevant Loans have been satisfied in full provided that any prepayment of Loans shall be applied against such Loan or Loans as the Company may select in the Receipt Notice.

(g) If and to the extent the Euro Proceeds Amount exceeds the aggregate amount to be applied in prepayment of Loans in accordance with paragraph (f) above (the "Excess Proceeds"), the Available Commitments shall be cancelled, with effect from the date of last prepayment from the relevant Euro Proceeds Amount as set out in paragraph (f) above, in an aggregate amount equal to the Excess Proceeds provided that any cancellation under this paragraph shall reduce the Commitments of the Lenders rateably.

(h) If and to the extent a mandatory prepayment and/or cancellation to be made pursuant to the terms of this Clause 9.6 implies a prior conversion of a currency or currencies into another currency or currencies (including with respect to the determination of the Euro amount to be actually prepaid and/or the determination of the Euro Proceeds Amount), the Company will effect such conversion (and, where such conversion is not made by the Company but by another member of Company Group, the Company shall ensure that any such conversion is effected) on a date and applying a conversion rate or conversion rates each reasonably determined by the Company or other member of Company Group. The Company shall notify the Agent of the Euro amount resulting from such conversion and to be applied towards the prepayment of Loans and/or cancellation of Commitments if and to the extent the Available Net Disposal Proceeds were received in a currency other than Euro as soon as reasonably practicable upon the required conversion of the respective part of the Available Net Disposal Proceeds into Euro having been made and in any event prior to the due date for such prepayment and/or cancellation pursuant to paragraphs (e) and (f) above.

(i) The following additional definitions shall apply for the purposes of this Clause 9.6:

"Available Net Disposal Proceeds" means, in relation to any Disposal Event, such part of the Net Disposal Proceeds as the Company has effectively received, however

(i) in respect of any Relevant EU Disposal, only to the extent that such proceeds exceed 25% of the Net Disposal Proceeds that the Company has effectively received and only up to an aggregate amount of EUR 100,000,000 (or its equivalent in any other currency or currencies); and

(ii) in respect of any Relevant CH Disposal, only if and to extent that the Company has effectively received dividends from Company CH Group in any financial year of the Company exceeding an amount of EUR 75,000,000 (or its equivalent in any other currency or currencies).

"Net Disposal Proceeds" means the aggregate cash proceeds received by any member of Company EU Group or Company CH Group in relation to any Disposal Event, less the aggregate of all Taxes, non‑recurring fees, commission, costs and expenses in each case reasonably and properly incurred by continuing members of Company EU Group or Company CH Group, respectively, in connection with any such Disposal Event.

"Disposal Event" means the transfer or other disposal of any asset to a person who is not a member of Company Group made after the date of the Fifth Amendment and Restatement Agreement and made by

(i) any member of Company EU Group and made in relation to assets referenced in (i) the bracketed part of paragraph (f) or (ii) in paragraph (l), in each case of the definition of "Permitted Disposal" ("Relevant EU Disposal"); or

(ii) any member of Company CH Group in relation to real estate owned by any member of Company CH Group ("Relevant CH Disposal");

however, in each case, except for such disposals the Net Disposal Proceeds of which received as a result of each individual transfer or other disposal (whether in a single or a series of transactions) do not exceed EUR 10,000,000 (or equivalent in any other currency or currencies).

9.7 Application of mandatory prepayments (other than in respect of disposals)

(a) Subject to paragraph (b) below, the Company may elect that any prepayment under Clauses 9.3 (Mandatory prepayment on borrowing base overrun), 9.4 (Mandatory prepayment on covenant breach) or 9.5 (Mandatory prepayment for Company CH Group financings) be applied in prepayment of a Loan or Ancillary Outstanding on the last day of the Interest Period relating to that Loan or interest period relating to such Ancillary Outstanding. If the Company makes that election then a proportion of the Loan or Ancillary Outstanding equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period or interest period, as applicable.

(b) If the Company has made an election under paragraph (a) above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan or Ancillary Outstanding in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

(c) Any moneys in respect of which the Company has made an election under paragraph (a) above shall, pending application in prepayment, be held in an interest‑bearing account with the Security Agent or (in case of Ancillary Outstandings) the respective Ancillary Lender over which the Security Agent or (in case of Ancillary Outstandings) the respective Ancillary Lender has satisfactory security (in case of monies held in an account with the Security Agent such security to be granted pursuant to an Account Pledge Agreement, in respect of each of which the Security Agent may request the delivery of customary legal opinions by external legal advisers (i) to the relevant Borrower in its jurisdiction of incorporation (as to capacity, authority and due execution of the relevant Account Pledge Agreement) and (ii) to the Security Agent in Germany (as to validity of the relevant Account Pledge Agreement) in each case at the expense of the Company) and shall be applied by the Security Agent or (in case of Ancillary Outstandings) the respective Ancillary Lender at the end of the then current Interest Period or interest period or earlier if paragraph (b) applies. For the avoidance of doubt, claims secured by the Account Pledge Agreement are part of the Corresponding Debt (as defined in Clause 28.2 (Parallel Debt).

9.8 Voluntary cancellation

The Company may, if it gives the Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, cancel without penalty the whole or any part (being a minimum amount of EUR 2,500,000) of the Available Facility. Any cancellation under this Clause 9.8 shall reduce the Commitments of the Lenders rateably under the Facility.

9.9 Voluntary prepayment of Loans

A Borrower to which a Loan has been made may, if it or the Company gives the Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of EUR 2,500,000).

9.10 Right of replacement or repayment and cancellation in relation to a single Lender

(a) If:

(i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross‑up); or

(ii) any Lender claims indemnification from the Company under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased Costs),

the Company may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall:

(i) repay that Lender's participation in that Loan; and

(ii) repay and cancel any Ancillary Facility made available by that Lender.

(d) The Company may, in the circumstances set out in paragraph (a) above, on five Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to assign and transfer by assumption of contract (Vertragsübernahme) pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement and any Ancillary Facility made available by it to a Lender or other bank, financial institution, trust, fund or other entity (other than any member of Company Group) selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and Ancillary Outstandings and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e) The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i) the Company shall have no right to replace the Agent (in its capacity as such);

(ii) neither the Agent nor any Lender shall have any obligation to find a replacement Lender (without prejudice to Clause 17.1 (Mitigation));

(iii) in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv) the Lender shall only be obliged to assign and transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to assignment and transfer.

(f) A Lender shall perform the checks described in paragraph (e)(iv) above as as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(g) Without prejudice to Clause 39.7 (Replacement of a Defaulting Lender):

(i) if any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent four Business Days' notice of cancellation of the Available Commitment of that Lender;

(ii) on the notice referred to in sub‑paragraph (i) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero; and

(iii) the Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

9.11 Restrictions

(a) Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments or of any Ancillary Facility except at the times and in the manner expressly provided for in this Agreement or the relevant Ancillary Documents, as applicable.

(e) Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f) If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

9.12 Application of prepayments

Any prepayment of a Loan pursuant to Clause 9.3 (Mandatory prepayment on borrowing base overrun), Clause 9.4 (Mandatory prepayment on covenant breach), Clause 9.5 (Mandatory prepayment for Company CH Group financings) or Clause 9.9 (Voluntary prepayment of Loans) shall be applied pro rata to each Lender's participation in that Loan.

10. INTEREST

10.1 Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a) Margin; and

(b) Term Reference Rate.

10.2 Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period and, if the Interest Period is longer than six months, also on the dates falling at six‑monthly intervals after the first day of the Interest Period.

10.3 Default interest

(a) If an Obligor fails to pay any amount (other than interest) payable by it under the Finance Documents, it must immediately on demand by the Agent pay interest on the overdue amount (other than interest) from its due date up to the date of actual payment, both before, on and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non‑payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Agent may (acting reasonably):

(i) select successive Interest Periods of any duration of up to three months; and

(ii) determine the appropriate Quotation Day for that Interest Period.

(c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Interest Period, then:

(i) the first Interest Period for that overdue amount will be the unexpired portion of that Interest Period; and

(ii) the rate of interest on the overdue amount for that first Interest Period will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d) Each Finance Party shall in accordance with the applicable provisions of the German Civil Code (Bürgerliches Gesetzbuch) be entitled to claim from any Obligor further compensation for any further losses incurred and/or damages suffered as a result of the relevant Obligor having failed to pay any amount payable by it under the Finance Documents on the due date for such payment.

10.4 Notifications of rates of interest

The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest relating to a Loan. The Agent shall promptly notify the relevant Borrower (or the Company) of each Funding Rate relating to a Loan.

11. INTEREST PERIODS

11.1 Selection of Interest Periods

(a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b) Subject to this Clause 11, a Borrower (or the Company on behalf of a Borrower) may select an Interest Period of any period specified in the applicable Reference Rate Terms or, in each case, any other period agreed between the Company and the Agent (acting on the instructions of all Lenders in relation to the relevant Loan).

(c) An Interest Period for a Loan shall not extend beyond the Termination Date.

(d) Each Interest Period shall start on the Utilisation Date.

(e) A Loan has one Interest Period only.

11.2 Non‑Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12. CHANGES TO THE CALCULATION OF INTEREST

12.1 Interest calculation if no Primary Term Rate

(a) Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan.

(b) Shortened Interest Period: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the Interest Period of the Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Term Reference Rate shall be determined pursuant to the definition of "Term Reference Rate".

(c) Shortened Interest Period and Historic Primary Term Rate: If paragraph (b) above applies but no Primary Term Rate is available for the Interest Period of that Loan and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the Historic Primary Term Rate for that Loan.

(d) Shortened Interest Period and Interpolated Historic Primary Term Rate: If paragraph (c) above applies but no Historic Primary Term Rate is available for the Interest Period of the Loan, the applicable Term Reference Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period of that Loan.

(e) Cost of funds: If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Primary Term Rate, the Interest Period of that Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and then if "Cost of funds will apply as a fallback" is specified in the Reference Rate Terms for that Loan, Clause 12.3 (Cost of funds) shall apply to that Loan for that Interest Period.

12.2 Market disruption

If:

(a) a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and

(b) before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed thirty‑five (35) per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 12.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

12.3 Cost of funds

(a) If this Clause 12.3 applies to a Loan for an Interest Period, Clause 10.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on each Lender's share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i) the applicable Margin; and

(ii) the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum the cost of funds relating to the relevant Lender's participation in that Loan provided that if such rate is less than zero, the rate shall be deemed to be zero.

(b) If this Clause 12.3 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d) If no agreement is reached within the aforementioned period, (i) the Agent shall determine the interest rate on the basis of paragraph (a) above and (ii) the Company shall be entitled to prepay the Facility (without being required to pay any applicable Break Costs).

(e) If this Clause 12.3 applies pursuant to Clause 12.2 (Market disruption) and:

(i) a Lender's Funding Rate is less than the relevant Market Disruption Rate; or

(ii) a Lender does not notify a rate to the Agent by the relevant Reporting Time,

that Lender's cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(f) If this Clause 12.3 applies the Agent shall, as soon as is practicable, notify the Company.

12.4 Break Costs

(a) If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Company, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13. FEES

13.1 Commitment fee

(a) The Company shall pay to the Agent (for the account of each Lender) a commitment fee in the Base Currency computed at the rate of 1.225 per cent. p.a., calculated on that Lender's Available Commitment under the Facility for the Availability Period.

(b) The accrued commitment fee is payable in arrear on the last day of each successive period of three months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

(c) No commitment fee is payable to the Agent (for the account of a Lender) on the Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

13.2 Upfront fees

The Company shall pay to the Agent (for the account of the Arrangers or the Lenders, as applicable) the upfront fees in the amounts and at the times agreed in the Mandate Letter or the Fifth Amendment and Restatement Agreement.

13.3 Agency and Security Agency fee

The Company shall pay to the Agent and Security Agent (for its own account) a combined agency fee in the amount and at the times agreed in a Fee Letter.

13.4 Extension fee

The Company shall pay to the Agent for the account of each Extending Lender agreeing to extend the Termination Date in respect of its Commitment pursuant to an Extension Request being given by the Company an extension fee in the amount, at the time and subject to the conditions agreed by the Company in the relevant Extension Request.

13.5 Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower (or Affiliate nominated pursuant to Clause 7.9 (Affiliates of Borrowers)) of that Ancillary Facility based upon usual commercial practice.

14. TAX GROSS UP AND INDEMNITIES

14.1 Definitions

(a) In this Agreement:

"German Borrower" means a Borrower subject to limited or unlimited tax liability in Germany.

"Non‑Cooperative Tax Jurisdiction" means a non‑cooperative jurisdiction (nicht kooperatives Steuerhoheitsgebiet) as set out in the German Act Combating Tax Avoidance and Unfair Tax Competition dated 25 June 2021 (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb – Steueroasen‑Abwehrgesetz, "StAbwG") (including the Legal Ordinance on the Application of Section 3 StAbwG (Verordnung zur Durchführung des § 3 des Steueroasen‑Abwehrgesetzes – Steueroasen‑Abwehrverordnung) enacted on the StAbwG).

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Qualifying Lender" means:

(i) in respect of interest payable by a German Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A) lending through a Facility Office qualifying as permanent establishment in Germany with which such Lender's participation in the respective loan is effectively connected in Germany; or

(B) a Treaty Lender; or

(ii) in respect of any other Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A) lending through a Facility Office qualifying as permanent establishment in Germany with which such Lender's participation in the respective loan is effectively connected in the jurisdiction of incorporation of the relevant Borrower; or

(B) a Treaty Lender.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction, charges or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross‑up) or a payment under Clause 14.3 (Tax indemnity).

"Treaty Lender" means a Lender which:

(i) is treated as a resident of a Treaty State for the purposes of the relevant Treaty; and

(ii) is entitled under the provisions of the Treaty with the jurisdiction of incorporation of the Borrower to receive payments of interest from a person resident in such jurisdiction without incurring a tax liability including any Tax Deduction (subject to completion of any necessary procedural formalities); and

(iii) does not carry on a business in Germany/jurisdiction of the relevant Borrower through a permanent establishment or a permanent representative with which that Lender's participation in the Loan is effectively connected; and

(iv) is lending through a Facility Office in the Treaty State.

"Treaty State" means a jurisdiction having a double taxation agreement (a Treaty) with Germany/the jurisdiction of incorporation of the relevant Borrower which makes provision for full exemption from any tax imposed by Germany/the jurisdiction of incorporation of the relevant Borrower on interest payments under this Agreement.

(b) Unless a contrary indication appears, in this Clause 14 a reference to determines or determined means a determination made in the discretion of the person making the determination.

14.2 Tax gross‑up

(a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall promptly notify the Company and that Obligor.

(c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by Germany/the jurisdiction in which the relevant Obligor is resident for tax purposes from a payment of interest on a Loan, if on the date on which the payment falls due:

(i) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date of the Fifth Amendment and Restatement Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority;

(ii) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below; or

(iii) the Tax Deduction is required (solely) by reason that the Lender is tax resident in a Non‑Cooperative Tax Jurisdiction.

(e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment certificates evidencing reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co‑operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction (or with a reduced rate of Tax Deduction). In the case of any amount which may be subject to a Tax Deduction imposed by the US, Lenders shall provide the relevant Obligor with properly completed and duly executed IRS form W‑8, W‑9 statements or other relevant statements, certifications and US tax forms prior to the end of an Interest Period. The determination of whether such forms are sufficient to preclude any Tax Deduction imposed by the US shall be made reasonably by the relevant Obligor.

14.3 Tax indemnity

(a) The Company shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of any payment received under a Finance Document.

(b) Paragraph (a) above shall not apply:

(i) with respect to any Tax assessed on a Finance Party:

(A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii) to the extent a loss, liability or cost:

(A) is compensated for by an increased payment under Clause 14.2 (Tax gross‑up);

(B) would have been compensated for by an increased payment under Clause 14.2 (Tax gross‑up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 14.2 (Tax gross‑up) applied;

(C) relates to a FATCA Deduction required to be made by a Party; or

(D) is related to a Tax solely imposed because the Finance Party is tax resident in a Non‑Cooperative Tax Jurisdiction.

(c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall promptly notify the Company.

(d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4 Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b) that Finance Party has obtained, utilised and retained that Tax Credit (directly or on an affiliated group basis),

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after‑Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5 Stamp taxes

The Company shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.6 Value added tax

(a) All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT owing and payable by such Finance Party (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party). Should the reverse charge method apply, the Borrowers shall not deduct any VAT from the amount which constitutes the consideration for VAT purposes.

(b) If VAT is chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which relates to the VAT chargeable on that supply.

(c) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that neither the Finance Party nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

14.7 FATCA information

(a) Subject to paragraph (c) below, each Party shall, on or after the date which is three months before the earliest FATCA Application Date relating to any relevant payment to the Agent under the Finance Documents, within ten business days of a reasonable request by another Party:

(i) confirm to that other Party whether it is:

(A) a FATCA Exempt Party; or

(B) not a FATCA Exempt Party; and

(ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c) Paragraph (a) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i) any law or regulation;

(ii) any fiduciary duty; or

(iii) any duty of confidentiality.

(d) If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.8 FATCA Deduction

(a) Each Party may make any FATCA Deduction it is required to make by FACTCA and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b) Each Party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify (i) the Party to whom it is making the payment which is subject to such FATCA Deduction and (ii) the Company and the Agent, and the Agent shall inform the Lenders accordingly.

15. INCREASED COSTS

15.1 Increased Costs

(a) Subject to Clause 15.3 (Exceptions) the Company shall, for any period beginning after the day on which the Agent has notified the Company in accordance with paragraph (a) of Clause 15.2 (Increased Cost claims), pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application by any competent authority of) any law or regulation after the date of the Fifth Amendment and Restatement Agreement or (ii) compliance with any law or regulation made after the Effective Date. The amount of Increased Costs shall become due and payable within three Business Days of a demand by the Agent.

(b) In this Agreement:

(i) "Basel III" means:

(A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(B) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III", including, for the avoidance of doubt, the relevant (future) provisions relating to the liquidity coverage ratio; and

(ii) "Increased Costs" means:

(A) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B) an additional or increased cost; or

(C) a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2 Increased Cost claims

(a) A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b) Each Finance Party shall, as soon as practicable after a demand by the Agent or the Company, provide a certificate confirming the amount of its Increased Costs and setting out its calculation in reasonable detail.

15.3 Exceptions

Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a) attributable to a Tax Deduction required by law to be made by an Obligor;

(b) attributable to a FATCA Deduction required to be made by a Party;

(c) compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(d) attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(e) attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Effective Date (but excluding any amendment arising out of Basel III, in particular the relevant (future) provisions relating to the liquidity coverage ratio) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

16. OTHER INDEMNITIES

16.1 Currency indemnity

(a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i) making or filing a claim or proof against that Obligor;

(ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

then that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2 Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party (acting reasonably) as a result of:

(a) the occurrence of any Event of Default;

(b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

16.3 Indemnity to the Agent

The Company shall within three Business Days of demand indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a) investigating any event which it reasonably believes is an Event of Default;

(b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised by an Obligor; or

(c) in the event that the relevant Lender fails to make the payment provided for in paragraph (b) of Clause 27.10 (Lenders’ indemnity to the Agent) within 15 Business Days upon request by the Agent or the Agent cannot recover such payment from such Lender for other reasons, the Company shall indemnify the Agent accordingly (other than with respect to a payment owed by a Lender which is an Affiliate of the Agent or belongs to the same legal entity) and in such cases the Company may reclaim payment from the relevant Lender that failed to make the relevant payment to the Agent.

16.4 Indemnity to the Security Agent

(a) The Company shall promptly indemnify the Security Agent, any other Secured Party and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i) the taking, holding, protection or enforcement of the Transaction Security,

(ii) the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent, any other Secured Party and each Receiver and Delegate by the Finance Documents or by law;

(iii) any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(iv) any failure by the Company to comply with its obligations under Clause 18 (Costs and expenses);

(v) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(vi) acting as Security Agent, Receiver or Delegate or Secured Party under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise than by reason of the relevant Security Agent's or Secured Party's gross negligence or wilful misconduct).

(b) The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 16.4 and shall, to the extent legally possible pursuant to the terms of this paragraph (b), have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

17. MITIGATION BY THE LENDERS

17.1 Mitigation

(a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax Gross Up and Indemnities), or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2 Limitation of liability

(a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18. COSTS AND EXPENSES

18.1 Transaction expenses

The Company shall promptly on demand upon presentation of a reasonably detailed statement of account pay the Agent and the Security Agent the amount of all external costs and expenses (including (but not limited to) legal fees subject to any pre‑agreed cap) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, execution and perfection of:

(a) this Agreement and any other documents referred to in this Agreement;

(b) the Worthington Guarantee; and

(c) any other Finance Documents executed after the Signing Date.

18.2 Amendment costs

If (a) an Obligor requests an amendment, waiver or consent (including, for the avoidance of doubt, any request made by the New Company pursuant to paragraph (c) of Clause 2.3 (Permitted Upstream Merger and New Company)) or (b) an amendment is required pursuant to Clause 33.9 (Change of currency), the Company shall, within three Business Days of demand upon presentation of a reasonably detailed statement of account, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including (but not limited to) legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3 Enforcement costs

The Company shall, within three Business Days of demand upon presentation of a reasonably detailed statement of account, pay to the Arranger and each other Secured Party the amount of all costs and expenses (including (but not limited to) legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document, the Worthington Guarantee and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

19. GUARANTEE AND INDEMNITY

19.1 Guarantee (Garantie) and indemnity (Ausfallhaftung)

Each Guarantor irrevocably and unconditionally jointly and severally (gesamtschuldnerisch) agrees to guarantee (garantieren) by way of an independent payment obligation (selbständiges Zahlungsversprechen) to each Finance Party as follows:

(a) to pay to that Finance Party within three Business Days of receipt by it of a demand by a Finance Party (or the Agent on its behalf) the amount of principal, interest, costs, expenses or other amount demanded in that demand, which demand shall state that the sum demanded by that Finance Party is expressed to be payable by a Borrower (other than itself) (which sum shall include any amounts in respect of interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) under or in connection with the Finance Documents and has not been fully and irrevocably paid by that Borrower (other than the Guarantor to whom that demand is addressed); and

(b) to indemnify (schadloshalten) each Finance Party within three Business Days of a demand against any cost, loss or liability suffered or reasonably incurred by that Finance Party as a result of any obligation of a Borrower (other than the Guarantor to whom the demand is made) under any Finance Document or any obligation under any Finance Document guaranteed by it being or becoming unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover (Ersatz des positiven Interesses).

For the avoidance of doubt no Guarantor guarantees under this Clause 19 to make payments to, or indemnify the, Finance Parties in respect of obligations it has as a Borrower.

19.2 Continuing and independent guarantee and indemnity

(a) This guarantee is independent and separate from the obligations of any Borrower and is a continuing guarantee and indemnity which will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

(b) The guarantee and indemnity shall extend to any additional obligations of a Borrower resulting from any amendment, novation, supplement, extension, restatement or replacement of any Finance Documents, including without limitation any extension of or increase in any facility or the addition of a new facility under any Finance Document.

19.3 Reinstatement

Should any Finance Party become liable to return monies received in payment of indebtedness payable by any of the Obligors under this Agreement as a result of any bankruptcy, composition or similar proceedings affecting an Obligor, the obligations of each Guarantor shall be reinstated and become effective again.

19.4 No defences

(a) The obligations of a Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which relates to the principal obligation (or purported obligation) of any Borrower and which but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19, including any personal defences of any Borrower (Einreden des Hauptschuldners) or any right of revocation (Anfechtung) or set‑off (Aufrechnung) of any Borrower.

(b) The obligations of each Guarantor under this Clause 19 are independent from any other security or guarantee which may have been or will be given to the Finance Parties. In particular, the obligations of the Guarantors under this Clause 19 will not be affected by any of the following:

(i) the release of, or any time (Stundung), waiver or consent granted to, any other Obligor from or in respect of its obligations under or in connection with any Finance Document;

(ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any failure to realise the full value of any security;

(iii) any incapacity or lack of power, authority or legal personality of or dissolution or a deterioration of the financial condition of any other Obligor; or

(iv) any unenforceability, illegality or invalidity of any obligation of any other Obligor under any Finance Document.

(c) For the avoidance of doubt this guarantee does not constitute a guarantee upon first demand (Garantie auf erstes Anfordern) and nothing in this Clause 19 shall preclude any defences that a Guarantor (in its capacity as Guarantor only) may have against a Finance Party that the guarantee and indemnity does not constitute its legal, valid, binding or enforceable obligations.

19.5 Immediate recourse

No Finance Party will be required to proceed against or enforce any other rights or security or claim payment from any person before claiming from any Guarantor under this Clause 19. This applies irrespective of any other provision of a Finance Document to the contrary.

19.6 Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b) hold in an interest‑bearing suspense account any moneys received from a Guarantor or on account of a Guarantor’s liability under this Clause 19.

19.7 Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a) to be indemnified by an Obligor;

(b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

(c) to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

If any Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

19.8 Release of Guarantors' right of contribution

If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of this Agreement for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

19.9 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.10 Guarantee Limitations for German Guarantors

(a) For the purpose of this Clause 19.10:

"German Guarantor" means any Guarantor incorporated in the Federal Republic of Germany as (i) a limited liability company (Gesellschaft mit beschränkter Haftung) (a "German GmbH Guarantor") or (ii) a limited partnership (Kommanditgesellschaft) with a German limited liability company as general partner (a "German GmbH & Co. KG Guarantor");

"Net Assets" means the amount of the relevant company's assets (section 266 sub‑section 2 A, B, C, D and E HGB) less (i) the aggregate of its liabilities (section 266 sub‑section 3 B, C (but, for the avoidance of doubt disregarding any provisions in respect of the guarantee and indemnity created pursuant to this Clause 19.10), D and E HGB) and (ii) its Protected Capital); and

"Protected Capital" means the aggregate of (i) the relevant German Guarantor's stated share capital (Stammkapital), and (ii) the amount of profits (Gewinne) not available for any distributions to its shareholder(s) in accordance with section 253 subsection 6 and/or section 268 subsection 8 and or section 272 subsection 5 HGB and any similar statutory limitations on distributable amounts (Ausschüttungssperren).

(b) Each Finance Party agrees not to enforce the guarantee and indemnity pursuant to this Clause 19 (the "Guarantee and Indemnity") created or incurred by a German Guarantor, if and to the extent:

(i) the Guarantee and Indemnity guarantees obligations of, or

(ii) any payment under the Guarantee is to be applied in satisfaction of any amounts owed by,

an Affiliate of that German Guarantor (other than the relevant German Guarantor's Subsidiaries provided that the relevant obligations or amounts owed by the relevant Subsidiary are or are based upon own liabilities of such Subsidiary but not upon liabilities under the Guarantee and Indemnity) and if and to the extent such enforcement would cause the relevant German Guarantor's Net Assets, or in the case of a German GmbH & Co. KG Guarantor, its general partner's Net Assets, to be reduced below zero or further reduced if already below zero.

(c) For the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows:

(i) the amount of any increase of the stated share capital (Stammkapital) of the relevant German Guarantor or, in case of a German GmbH & Co. KG Guarantor, its general partner (Komplementär), after the date of the Fifth Amendment and Restatement Agreement (i) that has been effected without the prior written consent of the Agent or (ii) if effected with the prior written consent of the Agent, to the extent that it is not fully paid up and has not been requested to be paid up shall be deducted from the relevant stated share capital;

(ii) liabilities in relation to loans granted to, and other contractual liabilities incurred by, the German Guarantor or, in case of a German GmbH & Co. KG Guarantor, its general partner, in wilful (vorsätzlich) or gross negligent (grob fahrlässig) violation of the terms of the Finance Documents shall be disregarded; and

(iii) indebtedness which is subordinated pursuant to section 39 subsection 1 no. 5 or subsection 2 InsO to any Financial Indebtedness outstanding under this Agreement (including indebtedness in respect of guarantees for financial indebtedness which is so subordinated) shall be disregarded.

(d) The relevant German Guarantor shall deliver to the Agent, within fifteen (15) Business Days after receipt from the Agent of a notice stating that it intends to demand payment under the Guarantee and Indemnity (an "Enforcement Notice"), an up‑to‑date balance sheet of the German Guarantor, or in the case of a German GmbH & Co. KG Guarantor of that partnership and its general partner, together with a calculation (reasonably satisfactory to the Agent) of the amount of the Net Assets of the relevant company taking into account the adjustments set forth in paragraph (c) above (the "Management Determination"). The relevant German Guarantor shall fulfil its obligations under the Guarantee and Indemnity and the Agent shall be entitled to enforce the Guarantee and Indemnity in an amount which would, in accordance with the Management Determination, not cause the relevant German Guarantor's, or in the case of a German GmbH & Co. KG Guarantor its general partner's, Net Assets to be reduced below zero or further reduced if already below zero.

(e) Following the Agent's receipt of the Management Determination, upon request by the Agent, the relevant German Guarantor shall deliver to the Agent within thirty (30) Business Days of request an up‑to‑date balance sheet of the German Guarantor, or in the case of a German GmbH & Co. KG Guarantor of that partnership and its general partner, drawn‑up by an auditor, appointed by the relevant German Guarantor in consultation with the Agent, together with a calculation (reasonably satisfactory to the Agent) of the amount of the Net Assets of the relevant company taking into account the adjustments set forth in paragraph (c) above (the "Auditors' Determination"). The Auditors' Determination shall be prepared as of the date of the enforcement of the Guarantee and Indemnity. The German Guarantor shall fulfil its obligations under the Guarantee and Indemnity and the Agent shall be entitled to enforce the Guarantee in an amount which would, in accordance with the Auditor's Determination, not cause the relevant German Guarantor's, or in the case of a German GmbH & Co. KG Guarantor its general partner's, Net Assets to be reduced below zero or further reduced if already below zero.

(f) If the amount being enforceable under the Guarantee and Indemnity pursuant to the Auditor's Determination is lower than the amount being enforceable under the Guarantee and Indemnity pursuant to the Management Determination and if, and to the extent that, the Guarantee and Indemnity has been enforced up to the amount set out in the Management Determination, the Finance Parties shall upon written demand by the German Guarantor to the Agent (acting for and on behalf of the Finance Parties) repay any enforcement proceeds (if and to the extent already received by the Finance Parties) to the relevant German Guarantor in an amount equal to the difference between the amount enforceable pursuant to the Management Determination and the amount enforceable pursuant to the Auditor's Determination provided that such demand for repayment is made by the relevant German Guarantor to the Agent within one month (Ausschlussfrist) of the delivery of the Auditor's Determination within the time frame of 30 Business Days pursuant to paragraph (e) above.

(g) Each German Guarantor and, in the case of a German GmbH & Co. KG Guarantor, also its general partner, shall within three (3) months after a written request of the Agent realise, to the extent legally permitted and commercially justifiable with respect to the cost and effort involved, any and all of its assets which are not required for the relevant German Guarantor's business (nicht betriebsnotwendig) and that are shown in the balance sheet with a book value (Buchwert) that is substantially lower than the market value of the relevant assets if and to the extent, as a result of the enforcement of the Guarantee, its Net Assets would be reduced below zero or further reduced if already below zero. The book value shall be deemed significantly lower than the market value, if the market value exceeds the book value by at least fifteen (15) per cent. After the expiry of such three month period, the relevant German Guarantor shall, within three Business Days of receipt, notify the Agent of the amount of the net proceeds from the relevant sale and submit a statement with a new calculation of the amount of the Net Assets of the German GmbH Guarantor or, in the case of a German GmbH & Co. KG Guarantor, of its general partner, taking into account such proceeds. Such calculation shall, upon the Agent's request, be confirmed by the Auditor within a period of thirty (30) Business Days following the request.

(h) The limitations set out in this Clause 19.10 shall not apply:

(i) if the German Guarantor fails to deliver to the Agent:

(A) the Management Determination within the timeframe of 15 Business Days pursuant to paragraph (d) above; or

(B) the Auditor’s Determination within the timeframe of 30 Business Days pursuant to paragraph (e) above;

(ii) to any amounts due and payable under the Guarantee and Indemnity, which relate:

(A) to funds which have been on‑lent or otherwise made available to the relevant German Guarantor or to a Subsidiary of such German Guarantor and which are still outstanding or any other own liabilities of the relevant German Guarantor under the Finance Documents; and

(B) to letters of credit or similar instruments to the extent issued for the benefit of the relevant German Guarantor or any of its Subsidiaries and which are still outstanding;

(iii) if the German Guarantor (as dominated entity and/or transferor) is subject to a domination and/or profit and loss pooling agreement (Beherrschungs‑ und/oder Gewinnabführungsvertrag) with its shareholder on the date of the enforcement of the Guarantee unless the German Guarantor has proven by way of a final (rechtskräftig) court judgment issued by the Federal Supreme Court (Bundesgerichtshof) or a higher regional court (Oberlandesgericht) after the date of this Agreement that the existence of a profit and loss transfer agreement and/or domination agreement is not sufficient to disapply section 30 sentence 1 GmbHG or any other statutory provisions (gesetzliche Vorschriften) the breach of which would result in a personal liability of the managing directors of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, of the managing directors of its general partner and that payment under the Guarantee would result in a breach of section 30 sentence 1 GmbHG or otherwise result in a personal liability of the managing directors of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, of the managing directors of its general partner for breach of any such statutory provision. Each of the Finance Parties agrees that if court proceedings to obtain a final judgment in that respect have been initiated (anhängig) by the German Guarantor no later than fifteen (15) Business Days after the Enforcement Notice (and does not terminate such proceedings itself), they will only enforce the Guarantees subject to the limitations set out in paragraphs (a) through (f) above (the "Limitations on Enforcement") until such proceedings have been settled by a final court judgment on the merits (Sachurteil) provided that if a judgment is rendered which is not based on the merits the Limitations on Enforcement shall only continue to be applicable if the German Guarantor initiates new court proceedings within fifteen (15) Business Days of such judgment. Irrespective of the preceding sentences, a decision of the Federal Supreme Court (Bundesgerichtshof) ruling on whether the existence of a profit and loss transfer agreement and/or a domination agreement is sufficient to disapply section 30 sentence 1 GmbHG and to avoid any personal liability of the managing directors of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, of the managing directors of its general partner, in respect of the taking out of a guarantee or surety or providing of security interests for debt of the parent entity of the guarantor, the surety company or the security provider respectively or its direct or indirect subsidiaries, if these subsidiaries are not subsidiaries of the guarantor, surety company or security provider respectively shall be deemed sufficient evidence as between the Parties to this Agreement in respect of that question. In any case, however, the German Guarantor may only rely on this paragraph (h)(iii) if and to the extent the Guarantor confirms in the Management Determination (and the auditors confirm in the Auditor's Determination) that the German Guarantor's claims for the reimbursement of losses (and indemnity claims which would arise following payment under the Guarantee) against its direct or indirect shareholders would not be of substance (nicht werthaltig); or

(iv) if and to the extent the German Guarantor holds on the date of enforcement of the Guarantee a fully recoverable indemnity or claim for refund (vollwertiger Gegenleistungs‑ oder Rückgewähranspruch) against its shareholder; or

(v) if and to the extent payment under the Guarantee and Indemnity would not result in a violation of the capital maintenance requirements set out in section 30 paragraph 1 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – GmbHG) and would not otherwise result in a personal liability of the managing directors of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, of the managing directors of its general partner.

20. REPRESENTATIONS

Each Obligor in respect of itself and the Company in respect of itself and (where reference to such entities is made) on behalf of the Material Subsidiaries and other members of Company Group makes the representations and warranties set out in this Clause 20 to each Finance Party on the Signing Date (other than the representations set out in Clause 20.19 (Anti Terrorism and Sanctions; Anti Corruption Laws) which are made on the date of the First Amendment and Restatement Agreement) and as repeated pursuant to Clause 20.20 (Repetition).

20.1 Status

It and each of its Subsidiaries which is a party to the Finance Documents is a corporation, duly organised and validly existing under the law of its jurisdiction of incorporation.

20.2 Binding obligations

The obligations expressed to be assumed by it (and each of its Subsidiaries which is a party to a Finance Document) in each Finance Document are, subject to the Reservations, legal, valid, binding and enforceable obligations.

20.3 Non‑conflict with other obligations

The entry into and performance by it (and each of its Subsidiaries which is a party to a Finance Document) of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a) any laws or regulations applicable to it (and each of its Subsidiaries which is a party to a Finance Document) in its respective jurisdiction of incorporation;

(b) its constitutional documents; or

(c) any other agreements to which it (and each of its Subsidiaries which is a party to a Finance Document) is a party, in a manner or to an extent which would be reasonably likely to have a Material Adverse Effect.

20.4 Power and authority

It and each of its Subsidiaries which is a party to a Finance Document has the power and authority to enter into, exercise its rights, and perform its obligations under the Finance Documents to which it is a party.

20.5 Authorisations and admissibility in evidence

All Authorisations required in connection with the execution, performance, legality, validity, enforceability or admissibility in evidence of the Finance Documents to which it (or one of its Subsidiaries) is a party have been obtained or effected.

20.6 Compliance with laws

It and each other member of Company Group has complied with all applicable laws and regulations where non‑compliance would be reasonably likely to have a Material Adverse Effect.

20.7 Deduction of Tax

It is not required to make any withholding or deduction for or on account of Tax from any payment it may make under the Finance Documents, save for the withholdings or deductions required by applicable law (including FATCA Deductions, if any).

20.8 No default

No Default has occurred and is continuing or could reasonably be expected to result from the making of any Utilisation.

20.9 No misleading information

The Information Package was prepared with due care and the information set out therein was accurate in all material respects and not misleading in any material respect as at the date it was provided or as at the date (if any) at which it is stated.

20.10 Financial statements, no material adverse change

(a) Its most recent audited unconsolidated financial statements and most recent audited consolidated financial statements (if any) delivered pursuant to Clause 21.1 (Financial statements and forecast):

(i) have been prepared in accordance with applicable GAAP consistently applied (save as otherwise disclosed therein); and

(ii) give a true and fair view of its (or, as applicable, the Company Group's) financial condition as at the end of, and results of operations for, the period to which they relate.

(b) There has been no material adverse change in the business, assets or financial condition of the Company or Company Group since 31 December 2012.

20.11 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with all its other unsecured and unsubordinated obligations, except for obligations mandatorily preferred by laws of general application.

20.12 No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency is pending or credibly threatened against any member of Company Group which is reasonably likely to be adversely determined and which would, if so adversely determined, be reasonably likely to have a Material Adverse Effect.

20.13 Licences

All licences, registrations, consents and approvals required for the conduct of its business or the business of any other member of Company Group as it is conducted from time to time have been obtained and are current, except where the failure of such licences, registrations, consents and approvals to have been obtained or to be current would not be reasonably likely to have a Material Adverse Effect.

20.14 Environmental Laws and Environmental Licences

It and (in the case of the Company only) each other member of Company Group has obtained all Environmental Licences required to have been obtained by it and all such Environmental Licences and all Environmental Laws to which it is subject have been complied with by it, in each case except where failure to do so would not be reasonably likely to have a Material Adverse Effect.

20.15 Environmental releases

No real property currently or previously owned by it and (in the case of the Company only) each other member of Company Group is contaminated with, has discharged or is currently discharging into the environment any hazardous substance, where any such contamination or discharge would be reasonably likely to have a Material Adverse Effect.

20.16 No proceedings for winding‑up

No proceedings for winding‑up, dissolution, liquidation (in each case other than voluntary on a solvent basis or in connection with a Permitted Transformation), insolvency or similar proceedings are pending or threatened against it, any Material Subsidiary or any other member of Company Group incorporated or having its centre of main interests for the purposes of the European Regulation on Insolvency Proceedings (Regulation (EU) of the European Parliament and of the Council 2015/848 of 20 May 2015 on insolvency proceedings (recast)) in Germany.

20.17 Investment Company Act

It is not required to be registered as an "investment company" within the meaning of, or otherwise subject to regulation under, the Investment Company Act of 1940 of the US.

20.18 ERISA

It and its Subsidiaries are in compliance with ERISA, except to the extent failure to comply could not reasonably be expected to have a Material Adverse Effect.

20.19 Anti Terrorism and Sanctions; Anti Corruption Laws

(a) Subject to Clause 39.4 (Restricted Lender / Restricted Obligor Provisions), to the actual knowledge of each Obligor,

(i) each Obligor, each member of Company Group and their respective officers and directors have complied with Sanctions and Anti Corruption Laws applicable to it if failure to so comply would reasonably likely be expected to have a Material Adverse Effect; and

(ii) no Obligor nor any of its Subsidiaries acting or benefiting in any capacity in connection with the Loans is or is controlled by, a Sanctioned Person.

(b) The Company has implemented and maintains in effect policies and procedures designed to achieve compliance by each Obligor, each member of Company Group and their respective directors and officers with Anti Corruption Laws and Sanctions if and to the extent applicable to it.

20.20 Repetition

(a) The Repeated Representations shall be made by the Company on its own behalf and (as applicable) on behalf of the other Obligors by means of its power of attorney (Vollmacht) as Obligor's Agent pursuant to Clause 2.6 (Obligors' Agent) by reference to the facts and circumstances then existing on:

(i) the date of each Utilisation Request;

(ii) the date of each Extension Request; and

(iii) in the case of accession of an Additional Borrower, the date of the relevant Accession Letter.

In addition the Repeated Representations shall be deemed to have been made by each Obligor by reference to the facts and circumstances then existing on each Utilisation Date.

(b) Each Obligor (other than the Company) hereby empowers (bevollmächtigt) the Company to make the Repeated Representations on its behalf as its attorney (Stellvertreter). Each Obligor (other than the Company) hereby relieves the Company from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) for the purpose of making the Repeated Representations on its behalf as attorney (Stellvertreter) to the extent legally possible to such Obligor.

21. INFORMATION UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1 Financial statements and forecast

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a) as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(i) its audited unconsolidated financial statements and its audited consolidated financial statements for that financial year; and

(ii) the audited (if an audit is legally required to be performed or is actually performed) or unaudited unconsolidated financial statements of each other Obligor for that financial year; and

(iii) only for as long as any member of Company US Group continues to be a Subsidiary of the Company, the consolidated financial statements for Company Europe Group for that financial year, prepared on a pro forma basis and reviewed by an auditor of international reputation;

(b) as soon as the same become available, but in any event within 60 days after the end of the first, second and third fiscal quarters of each of its financial years

(i) its unaudited consolidated quarterly interim reports prepared in accordance with applicable laws and regulations, including of any relevant stock exchange (in any event and in each case to the extent not already contained in the presentation referred to at the end of this paragraph (b) consisting of a table or graphical charts presenting key figures (including with respect to its financial status, such as shipments (volumes/tonnage, also per segment), net working capital, net debt, gearing and maturity profile (including a breakdown of major debt facilities and their utilization)), a description of highlights concerning the development of Company Group, an update on major developments regarding strategy (if any) and the general situation of its business sector, management comments on key drivers of its financial position (including profit and loss related), on chances and risks in case of changes to its business environment and outlook, in each case in accordance with its other capital markets communications, and balance sheet, profit and loss account, cash‑flow and segment reporting information for the relevant period, each in table or graphical chart form), in each case together with the analyst presentation prepared in connection with the publication of the relevant quarterly interim report; and

(ii) only for as long as any member of Company US Group continues to be a Subsidiary of the Company, its unaudited consolidated quarterly interim reports for Company Europe Group for that financial year, prepared on a pro forma basis; and

(c) as soon as the same becomes available, but in any event within the first month of each of its financial years beginning with the financial year 2027, a three‑year forecast for Company Europe Group on a consolidated basis (if at that time any member of Company US Group is still a Subsidiary of the Company, prepared on a pro forma basis and otherwise substantially in line with the format of the three‑year forecast previously delivered under the Existing Facility Agreement).

21.2 Borrowing Base Certificate

(a) Subject to the second sentence hereof and paragraph (c) below, the Company shall supply to the Agent by not later than the last Business Day of each calendar month during the Availability Period a Borrowing Base Certificate setting out (in reasonable detail) computations (to be determined by reference to (and subject to the accounting practices applied in preparation of) the Company’s monthly internal interim reports) establishing the Net Borrowing Base as at the last day of the immediately preceding calendar month (the "Testing Date"). The initial Borrowing Base Certificate shall be delivered hereunder in respect of the Testing Date falling on 31 May 2013.

(b) Each Borrowing Base Certificate shall be signed by two authorised signatories of the Company who have joint power of representation (Gesamtvertretungsmacht).

(c) Any Borrowing Base Certificate to be provided in relation to a Testing Date of 31 December shall be supplied by the Company to the Agent by no later than 15 February of the following calendar year.

21.3 Compliance Certificate

(a) The Company shall supply to the Agent, with each set of consolidated financial statements or interim reports delivered pursuant to paragraph (a)(i) or (b) of Clause 21.1 (Financial statements and forecast), a Compliance Certificate setting out (in reasonable detail) computations establishing the Gearing Ratio and Consolidated Equity as at the date as at which those financial statements were drawn up.

(b) Each Compliance Certificate shall be signed by a board member (Vorstand) of the Company and an authorised signatory of the Company who has joint power of representation (Gesamtvertretungsmacht) and, if required to be delivered with the consolidated financial statements delivered pursuant to paragraph (a)(i) of Clause 21.1 (Financial statements and forecast), shall be countersigned by or accompanied by a confirmation of the Company's auditors.

21.4 Requirements as to financial statements

(a) The Company shall procure that each set of financial statements and interim reports delivered pursuant to Clause 21.1 (Financial statements and forecast) is prepared using GAAP.

(b) The Company will notify the Agent of any change to the relevant applicable agreed GAAP based on which the financial statements and interim reports delivered pursuant to Clause 21.1 (Financial statements and forecast) are prepared if such change is material in the context of the matters referenced in paragraph (c) below.

(c) If the Company notifies the Agent of a change in the manner in which its consolidated financial statements are prepared which would be material in the context of the matters referred to below, the Finance Parties agree to enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to:

(i) Clause 21.1 (Financial statements and forecast), Clause 21.3 (Compliance Certificate) and Clause 21.5 (Information: miscellaneous);

(ii) Clause 22 (Financial Covenants); and

(iii) the definition of "Material Subsidiary",

to place the Company and the Finance Parties in the same position as they would have been in if the change had not occurred. Any agreement between the Company and the Agent will, with the consent of the Majority Lenders and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders, be binding on all parties.

(d) If no such agreement is reached, the Company must supply with each set of its consolidated financial statements and interim reports another set of its consolidated financial statements and interim reports prepared on the same basis as its original such financial statements (the "Reconciled Financial Statements"), provided that

(i) the first set of Reconciled Financial Statements so supplied must be supplied with a reconciliation reported on by the Company's auditors, and

(ii) thereafter each set of Reconciled Financial Statements to be supplied with each set of financial statements pursuant to paragraph (a)(i) of Clause 21.1 (Financial statements and forecast) shall be reported on by the Company's auditors).

21.5 Information: miscellaneous

(a) The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) promptly, such further information regarding the financial condition and/or business of Company Group and/or any member of Company Group as is reasonably requested in line with customary banking or financial regulation requirements by any Lender (through the Agent).

(b) The Company shall supply to the Security Agent promptly upon request, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents.

21.6 Notification of default and of environmental claims

(a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b) Each Obligor shall (and the Company shall ensure that each other member of Company Group will) promptly notify the Agent of any claim made against it in respect of any actual or alleged breach of or liability under any Environmental Law which would, if substantiated in full or in part, be reasonably likely to have a Material Adverse Effect.

21.7 Use of websites

(a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if:

(i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii) the information is in a format previously agreed between the Company and the Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i) the Designated Website cannot be accessed due to technical failure;

(ii) the password specifications for the Designated Website change;

(iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

21.8 "Know your customer" checks

(a) If:

(i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(ii) any change in the status of an Obligor after the Signing Date; or

(iii) a proposed assignment or assignment and transfer by way of assumption of contract (Vertragsübernahme) by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or assignment and transfer by way of assumption of contract (Vertragsübernahme), obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c) The Company shall, by not less than ten Business Days' prior notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that a member of Company Group becomes an Additional Borrower pursuant to Clause 26 (Changes to the Obligors).

(d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Borrower obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such member of Company Group to this Agreement as an Additional Borrower.

22. FINANCIAL COVENANTS

22.1 Definitions

In this Agreement:

"Borrowing Base Compliance Period" means the period beginning on the day of delivery to the Agent of the Initial Borrowing Base Certificate or a Borrowing Base Certificate pursuant to Clause 21.2 (Borrowing Base Certificate) until the day immediately preceding the day of delivery to the Agent of the next following Borrowing Base Certificate.

"Consolidated Debt" means on a consolidated basis, the aggregate of (without double counting):

(a) bank debt;

(b) debt incurred under any ABS‑programme or Other Instrument;

(c) debt incurred under bonds or Schuldscheindarlehen;

(d) capitalised lease obligations (if the underlying lease would, in accordance with IFRS as it is in effect on 23 May 2019, be treated as a finance or capital lease); and

(e) other financial liabilities treated as such in accordance with IFRS as it is in effect as at the Signing Date (if any)

provided that, for as long as any member of Company US Group continues to be a Subsidiary of the Company, Consolidated Debt shall exclude Company US Group and be determined for Company Europe Group, as calculated by the Company on a pro forma basis.

"Consolidated Equity" means on a consolidated basis the sum of:

(a) subscribed capital;

(b) capital reserves;

(c) retained earnings (Gewinnrücklagen); and

(d) accumulated other comprehensive income (whether positive or negative),

but adjusted by deducting therefrom (i) any amounts attributable to goodwill in relation to businesses acquired after 23 May 2024 and (ii) the book value of any capital investment in and earnings or income contributed by or received from Company US Group, as shown on the Company’s balance sheet;

and provided that the effects of any Company US Disposal or a Transformation permitted under paragraph (d) of the definition of "Permitted Transformation" shall be disregarded / eliminated from the calculation.

"Consolidated Net Debt" means the Consolidated Debt minus the consolidated cash and cash equivalents in accordance with IFRS, provided that, for as long as any member of Company US Group continues to be a Subsidiary of the Company, consolidated cash and cash equivalents shall exclude cash and cash equivalents of the Company US Group and be determined for Company Europe Group, as calculated by the Company on a pro forma basis.

"Free Receivables" means the aggregate amount of all trade receivables of the members of Company Europe Group (for the avoidance of doubt, with respect to any disposal intended or agreed with any third party, ignoring any change in accounting treatment for the relevant interim period until the actual consummation (dinglicher Vollzug) of such disposal), deducting therefrom:

(a) the aggregate amount owing by members of Company Europe Group under any ABS‑programme;

(b) an amount equal to 20% of the aggregate amount owing by members of Company Europe Group under any ABS‑programme;

(c) any trade receivable in relation to a single debtor which constitutes more than 1% of Company Europe Group's total sales, as determined by reference to the latest annual consolidated financial statements of the Company;

(d) any trade receivable payment of which is more than 30 days overdue. "Gearing Ratio" means the ratio of Consolidated Net Debt to Consolidated Equity.

"Inventory Borrowing Base" means 90% of the aggregate amount of all inventories of members of Company Europe Group (as valued on a quarterly basis in accordance with IFRS (IAS 2)) (for the avoidance of doubt, with respect to any disposal intended or agreed with any third party, ignoring any change in accounting treatment for the relevant interim period until the actual consummation (dinglicher Vollzug) of such disposal).

"Net Borrowing Base" means, in relation to a Borrowing Base Compliance Period, the aggregate of the Receivables Borrowing Base and the Inventory Borrowing Base, less Priority Debt, less Trade Accounts Payables, in each case as at the Testing Date in relation to the Initial Borrowing Base Certificate or the Borrowing Base Certificate delivered to the Agent pursuant to Clause 21.2 (Borrowing Base Certificate) at the beginning of the relevant Borrowing Base Compliance Period.

"Receivables Borrowing Base" means 90% of all Free Receivables.

"Testing Period" means a period of four consecutive fiscal quarters ending on the last day of a fiscal quarter of the Company.

"Trade Accounts Payables" means all trade payables owed by members of Company Europe Group as disclosed in Company Group’s consolidated statements of financial position (for as long as any member of Company US Group continues to be a Subsidiary of the Company, as calculated by the Company for Company Europe Group on a pro forma basis).

For the avoidance of doubt, when determining the Net Borrowing Base and/or the Gearing Ratio or any of their respective (calculation) components, any change in accounting treatment as a result of any intended or agreed disposal to any third party (in particular as a result of IFRS 5) shall, for the interim period until the disposal is actually consummated (closing) be disregarded and the effects of such change eliminated from the calculation.

In addition, any step‑up in the balance sheet values of the shares in any of the Company's direct Subsidiaries (compared to the pre‑transaction book values) made in connection with the contribution of such shares into the Intermediate Holding Company as a consequence of a Permitted Upstream Merger shall be eliminated from the calculation of (i) the Consolidated Equity and (ii) the consolidated total assets of Company Europe Group, in each case as relevant for purposes of determining the financial covenants set out in Clauses 22.3 (Gearing Ratio) and 22.4 (Consolidated Equity) and the denominator of the ratios set out in Clauses 23.1 (Restrictions on Priority Debt) and 23.2 (ABS‑programme).

22.2 Borrowing Base

The Company must ensure that the aggregate Base Currency Amount of all outstanding Loans (including the aggregate of all Ancillary Outstandings as determined by reference to the latest Ancillary Outstandings Notifications) must not at any time during the then current Borrowing Base Compliance Period exceed the Net Borrowing Base applicable during such Borrowing Base Compliance Period, provided that in the event of any reduction in the applicable Net Borrowing Base from one Borrowing Base Compliance Period to another Borrowing Base Compliance Period, no breach shall occur under this Clause 22.2 if and to the extent the Company complies with its obligations under Clause 9.3 (Mandatory prepayment on borrowing base overrun).

22.3 Gearing Ratio

The Company must ensure that at the end of each Testing Period the Gearing Ratio shall not exceed 1.50.

22.4 Consolidated Equity

The Company must ensure that at the end of each Testing Period the Consolidated Equity shall equal or exceed EUR 500,000,000.

22.5 Financial Calculations

(a) For the purposes of Clause 22.2 (Borrowing Base), Ancillary Outstandings shall be as determined by reference to the latest Ancillary Outstandings Notifications delivered pursuant to Clause 7.11 (Ancillary Outstandings Notifications). Such Ancillary Outstandings shall be adjusted by any prepayment made pursuant to Clause 9.3 (Mandatory prepayment on borrowing base overrun) if and to the extent it has not already been taken into account in the latest Ancillary Outstandings Notifications.

(b) The Net Borrowing Base will be determined by reference to and subject to the accounting practices applied in preparation of the Company's monthly internal interim reports.

(c) Compliance with Clause 22.3 (Gearing Ratio) and Clause 22.4 (Consolidated Equity) will be tested by reference to the latest consolidated financial statements and interim reports of the Company delivered to the Agent under Clause 21.1 (Financial statements and forecast) (as these may be prepared on a pro forma basis for Company Europe Group (as applicable)).

23. GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1 Restrictions on Priority Debt

(a) Definitions:

In this Agreement

"Priority Debt" means (without double counting) the aggregate of:

(i) Secured Debt; and

(ii) that portion of Consolidated Debt (other than debt incurred under the Finance Documents or under any ABS‑programme) incurred by any member of Company Europe Group other than the Company or any Finance Company, but eliminating, in any event, capitalised lease obligations pursuant to paragraph (d) of the definition of "Consolidated Debt" set out in Clause 22.1 (Definitions).

"Secured Debt" means that portion of Consolidated Debt incurred by the Company or a Finance Company in respect of which Encumbrances (other than any Permitted Encumbrance under paragraph (b) of the definition of "Permitted Encumbrance") have been created or permitted to subsist over any member of Company Europe Group's present or future revenues or assets (or parts thereof).

(b) The Company shall ensure that Priority Debt (when aggregated with the amount of debt to be accounted for as Consolidated Debt under any ABS‑programme and with the amount of any capitalised lease obligations pursuant to paragraph (d) of the definition of "Consolidated Debt" set out in Clause 22.1 (Definitions)) at no time exceeds an amount corresponding to 30% of the consolidated total assets of Company Europe Group (as shown in the then latest consolidated financial statement or interim reports of the Company Group delivered in accordance with the provisions of this Agreement, however for as long as any member of Company US Group continues to be a Subsidiary of the Company, calculated for Company Europe Group on a pro forma basis as applied for the calculation of Consolidated Equity), provided that for purposes of such calculation Priority Debt and/or debt to be accounted for as Consolidated Debt under any ABS‑programme and/or capitalised lease obligations pursuant to paragraph (d) of the definition of "Consolidated Debt" set out in Clause 22.1 (Definitions) incurred by an entity that becomes a new Subsidiary of the Company shall be disregarded for a period of six months from the date on which such entity becomes a Subsidiary of the Company where such debt is incurred prior to and not in contemplation of such entity becoming a Subsidiary of the Company and the principal amount of which is not increased thereafter.

23.2 ABS‑programme

No Obligor shall (and the Company shall ensure that no other member of Company Europe Group will) incur debt to be accounted for as Consolidated Debt under any ABS‑programme which exceeds (when aggregated with the amount of Priority Debt and with the amount of any capitalised lease obligations pursuant to paragraph (d) of the definition of "Consolidated Debt" set out in Clause 22.1 (Definitions)) an amount corresponding to 30% of the consolidated total assets of Company Europe Group (as shown in the then latest consolidated financial statement or interim reports of the Company Group delivered in accordance with the provisions of this Agreement, however for as long as any member of Company US Group continues to be a Subsidiary of the Company, calculated for Company Europe Group on a pro forma basis as applied for the calculation of Consolidated Equity), provided that for purposes of such calculation Priority Debt, the amount of any capitalised lease obligations pursuant to paragraph (d) of the definition of "Consolidated Debt" set out in Clause 22.1 (Definitions) and/or debt to be accounted for as Consolidated Debt under any ABS‑programme incurred by an entity that becomes a new Subsidiary of the Company shall be disregarded for a period of six months from the date on which such entity becomes a Subsidiary of the Company where such debt is incurred prior to and not in contemplation of such entity becoming a Subsidiary of the Company and the principal amount of which is not increased thereafter.

23.3 Negative Pledge

(a) No Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, no other member of Company Group and (ii) thereafter, no other member of Company Europe Group, will) create or permit to subsist any Encumbrance for any Financial Indebtedness over any of its assets.

(b) Paragraph (a) does not apply to any Permitted Encumbrance.

23.4 Financial Indebtedness

(a) No Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, no other member of Company Group and (ii) thereafter, no other member of Company Europe Group, will) incur or allow to remain outstanding any Financial Indebtedness.

(b) Paragraph (a) does not apply to any Permitted Financial Indebtedness.

23.5 Licences

Each Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, each other member of Company Group and (ii) thereafter, each other member of Company Europe Group, will) obtain and maintain at any time and from time to time such licences, registrations, consents and approvals as are required to conduct its business operations as they are conducted from time to time, except where failure to do so would not be reasonably likely to have a Material Adverse Effect.

23.6 Intellectual Property

Each Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, each other member of Company Group and (ii) thereafter, each other member of Company Europe Group, will) obtain, safeguard and maintain a valid right to use the Necessary Material Intellectual Property.

23.7 Loans out

No Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, no other member of Company Group and (ii) thereafter, no other member of Company Europe Group, will) grant any loans or extend any credit except for Permitted Loans.

23.8 Guarantees; granting of security

(a) No Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, no other member of Company Group and (ii) thereafter, no other member of Company Europe Group, will) grant or allow to remain outstanding any guarantee or similar assurance which could result in a payment claim of the beneficiary against the grantor (each a "Guarantee") for payment obligations of third parties, other than Permitted Guarantees.

(b) If:

(i) the Company has offered to the Lenders the creation or granting of Encumbrances and/or Guarantees in accordance with and on the terms of paragraph (p) of the definition of "Permitted Encumbrance" or paragraph (e) of the definition of "Permitted Guarantee" (as applicable) (each a "Security Offer"); and

(ii) the Majority Lenders have accepted any such Security Offer within four (4) weeks of such Security Offer having been made,

the Company shall (and shall procure that each other relevant member of Company Group will), at the expense of the Company, consummate (erfüllen) any such Security Offer by creating or granting the relevant Encumbrance or Guarantee, respectively, to or for the benefit of the Lenders on or promptly after the date on which the relevant Encumbrance or Guarantee permitted pursuant to paragraph (p) of the definition of "Permitted Encumbrance" or paragraph (e) of the definition of "Permitted Guarantee" has been created or granted to or for the benefit of the relevant third‑party beneficiary, subject only to any relevant cooperation by the Lenders.

23.9 Compliance with laws

Each Obligor shall (and the Company shall ensure that (i) from the Effective Date until the time when (x) the Worthington Guarantee Date has occurred and (y) the Company has confirmed that it has been instructed to integrate its or any member of Company US Group’s compliance operations into the compliance system of any member of Worthington ROW Group, each other member of Company Group and (ii) thereafter, each other member of Company Europe Group, will) comply in all respects with all laws (other than Environmental Laws) and regulations to which it may be subject, if failure so to comply could be reasonably likely to have a Material Adverse Effect.

23.10 Disposals

No Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, no other member of Company Group and (ii) thereafter, no other member of Company Europe Group, will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary, to sell, transfer or otherwise dispose (meaning, in each case, the actual consummation (dinglicher Vollzug)) (including but not limited to, for the avoidance of doubt, by way of sale‑and‑lease‑back transactions) of any asset other than by way of a Permitted Disposal. The creation of any Encumbrance shall not constitute any such disposal.

23.11 Merger

No Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, no other member of Company Group and (ii) thereafter, no other member of Company Europe Group, will) enter into any Transformation other than any Permitted Transformation.

23.12 Change of business

The Company shall procure that no substantial change is made to the general nature of the core business (being service centres steel and metals as well as steel and metals trading) of Company Europe Group as of the date of the date of the Fifth Amendment and Restatement Agreement other than as not prohibited under or (in case of Company US Group) permitted under this Agreement (or consented to by the Majority Lenders).

23.13 Insurance

Each Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, each other member of Company Group and (ii) thereafter, each other member of Company Europe Group, will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

23.14 Environmental compliance

Each Obligor shall (and the Company shall ensure that (i) from the Effective Date until the time when (x) the Worthington Guarantee Date has occurred and (y) the Company has confirmed that it has been instructed to integrate its or any member of Company US Group’s compliance operations into the compliance system of any member of Worthington ROW Group, each other member of Company Group and (ii) thereafter, each other member of Company Europe Group, will):

(a) comply with all Environmental Laws to which it is subject; and

(b) obtain, maintain and comply with all relevant Environmental Licences required to be obtained by it,

where failure to do so could reasonably be expected to have a Material Adverse Effect.

23.15 Pari passu ranking

Each Obligor shall ensure that at all times its payment obligations under the Finance Documents rank at least pari passu with all its other unsecured and unsubordinated obligations except for obligations mandatorily preferred by laws of general application.

23.16 Hedging policy

No Obligor shall (and the Company shall ensure that (i) from the Effective Date until the Worthington Guarantee Date, no other member of Company Group and (ii) thereafter, no other member of Company Europe Group, will) enter into any derivative transaction for speculative purposes.

23.17 Additional Financial Covenants

(a) If at any time after the Effective Date,

(i) a member of Company Europe Group enters into an agreement with respect to any portion of Consolidated Debt which is not Priority Debt or capitalised lease obligations pursuant to paragraph (d) of the definition of "Consolidated Debt" set out in Clause 22.1 (Definitions) which results in such debt benefiting from a financial covenant other than those in Clause 22 (Financial Covenants) or which contains provisions which would be more beneficial to the Lenders (were they contained in this Agreement) than the requirements of Clause 22.3 (Gearing Ratio) or Clause 22.4 (Consolidated Equity); or

(ii) after occurrence of the Worthington Guarantee Date, Worthington enters into an agreement which results in any of its (A) bank debt, (B) debt incurred under any ABS‑programme or Other Instrument, (C) debt incurred under bonds or private placements or (D) debt incurred under similar financial liabilities treated as such under US GAAP (e.g. an institutional term loan B transaction) (each a "Relevant Financial Instrument") benefiting from a financial maintenance covenant, excluding however:

(A) any Relevant Financial Instruments whose principal amount does not exceed USD 75,000,000 on an individual basis (or in case of a series of placements under the same program or the same class of instruments on an aggregate basis for that program or class of instruments); and

(B) any financial covenants that only apply upon certain trigger events (springing covenants) as per common market practice for US asset‑backed loans;

(in each case, an "Additional Financial Covenant" and the underlying agreement a "Preferential Agreement"):

1. the Company shall promptly notify the Agent of such Preferential Agreement (in respect of paragraph (a)(ii) above, if and when it becomes aware of such Preferential Agreement); and

2. unless waived in writing by the Agent (acting on the instructions of the Majority Lenders and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders) within 15 Business Days of receipt of the notice in subclause 1. above, such Additional Financial Covenant(s) shall, to the fullest extent permitted by applicable law, be automatically incorporated into this Agreement, mutatis mutandis, effective from the date on which such Additional Financial Covenant(s) become effective under such Preferential Agreement, provided that any amendment or waiver granted under any Preferential Agreement in respect of an Additional Financial Covenant shall be automatically applied for this Agreement from the date such amendment or waiver has been effected.

(b) Any Additional Financial Covenant incorporated into this Agreement pursuant to subclause (a)(ii)(B)2 above shall be deemed deleted from this Agreement at such time as the relevant Preferential Agreement has been terminated and repaid in full and no further amounts are due or capable of becoming due thereunder. The Company shall promptly notify the Agent of the termination and repayment in full of any relevant Preferential Agreement (in respect of paragraph (a)(ii) above, if and when it becomes aware thereof).

(c) Upon the request of the Company or the Agent, the Parties shall promptly enter into an amendment to this Agreement to give effect to this Clause 23.17.

23.18 ERISA

No Obligor shall:

(a) allow, or permit any of its ERISA Affiliates to allow, (i) the termination of any Employee Plan with respect to which any Obligor or any ERISA Affiliate may have any liability, (ii) any Obligor or ERISA Affiliates to withdraw from any Employee Plan or Multiemployer Plan, (iii) any ERISA Event to occur with respect to any Employee Plan, or (iv) any Employee Plan to fail to satisfy the minimum funding requirements of Section 302 of ERISA and Sections 412 and 430 of the Internal Revenue Code, whether or not waived, to exist involving any of its Employee Plans, unless the events described in (i), (ii), (iii) or (iv), could not reasonably be expected to have a Material Adverse Effect; or

(b) fail, or permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the Internal Revenue Code, unless such non‑compliance, could not reasonably be expected to have a Material Adverse Effect.

23.19 Federal Reserve Regulation

The proceeds of the Facility will not be used, whether directly or indirectly, for any purpose that entails a violation of Regulations T, U or X of the Board of Governors of the US Federal Reserve System (including in respect of margin stock).

23.20 Anti Terrorism and Sanctions; Anti Corruption Laws

Subject to Clause 39.4 (Restricted Lender / Restricted Obligor Provisions),

(a) each Obligor shall (and the Company shall ensure that each other member of Company Group will) conduct its business in material compliance with Sanctions applicable to it where non‑compliance in any material respect has, or would be reasonably likely to have, a material adverse effect on any Finance Party; and

(b) each Obligor shall and the Company shall (and the Company shall ensure that each other member of Company Group will) conduct its business in compliance with all Anti Corruption Laws applicable to it where non‑compliance would be reasonably likely to have a Material Adverse Effect;

(c) the Company shall maintain policies and procedures designed to achieve compliance by each Obligor and member of Company Group, and in each case their respective directors and officers with Anti Corruption Laws and Sanctions if and to the extent applicable to it.

23.21 Further assurance

(a) Subject to the Agreed Security Principles, each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i) to perfect the Encumbrance created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a charge, assignment or other Encumbrance over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii) where that Obligor granted, or intended to grant, Transaction Security over certain types or classes of property or assets in any jurisdiction, to confer on the Security Agent or confer on the Finance Parties Encumbrance over any property and assets of an equivalent or similar type or class which that Obligor owns in any other jurisdiction; and/or

(iii) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b) Each Obligor shall take all such action upon request by the Security Agent as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

24. EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 24 (save for Clause 24.17 (Acceleration)) is an Event of Default. Without prejudice to the operation of the provisions of this Agreement, the first paragraph of section 490 of the German Civil Code (Bürgerliches Gesetzbuch) shall not apply to this Agreement.

24.1 Non‑payment

An Obligor does not pay on the due date any amount payable under this Agreement at the place and in the currency in which it is expressed to be payable unless:

(a) its failure to pay is caused by:

(i) administrative errors; or

(ii) technical difficulties; and

(b) payment is made within three (3) Business Days of its due date.

24.2 Certificates

Any requirement of Clause 21.2 (Borrowing Base Certificate) or Clause 21.3 (Compliance Certificate) is not satisfied.

24.3 Worthington Guarantee

(a) The Worthington Guarantee Date has not occurred within five (5) Business Days after the Domination Agreement Consent Date.

(b) Worthington does not comply with any material provision of the Worthington Guarantee, unless the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of the Agent giving notice thereof to the Company and the Company becoming aware of Worthington’s failure to comply.

24.4 Other obligations

(a) Without prejudice to paragraph (b) of Clause 9.5 (Mandatory prepayment for Company CH Group financings), an Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non‑payment), Clause 24.2 (Certificates), Clause 22.3 (Gearing Ratio) and Clause 22.4 (Consolidated Equity)).

(b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of the Agent giving notice thereof to the Company and the Company becoming aware of the failure to comply.

24.5 Misrepresentation

Any representation or other statement made or deemed to be made by or on behalf of an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect or misleading in any material respect when made or deemed to be made, unless the circumstances giving rise to the misrepresentation are capable of remedy, and are remedied within ten Business Days after the earlier of the Agent giving notice thereof to the Company and the Company becoming aware thereof.

24.6 Cross default – Company

In each case without prejudice to paragraph (b) of Clause 9.5 (Mandatory prepayment for Company CH Group financings):

From the Effective Date until the earlier of the Control Date and the Worthington Guarantee Date, any Financial Indebtedness of a member of Company Group, and thereafter, any Financial Indebtedness of a member of Company Europe Group,

(a) (other than pursuant to paragraph (d) of the definition of "Financial Indebtedness" set out in Clause 1.1 (Definitions)) is not paid when due nor within any originally applicable grace period;

(b) (other than pursuant to paragraph (d) of the definition of "Financial Indebtedness" set out in Clause 1.1 (Definitions)) is declared to be due prior to its originally specified maturity by reason of the occurrence of an event of default (however described);

(c) (other than pursuant to paragraph (d) of the definition of "Financial Indebtedness" set out in Clause 1.1 (Definitions)) becomes subject to the entitlement to be declared due prior to its originally specified maturity by reason of occurrence of an event of default (however described); or

(d) pursuant to paragraph (d) of the definition of "Financial Indebtedness" set out in Clause 1.1 (Definitions) is declared to be due prior to its originally specified maturity by reason of the occurrence of an event of default (however described).

(e) No Event of Default will occur under this Clause 24.6

(i) in the case of paragraphs (a) to (c) above if the aggregate amount of Financial Indebtedness falling within any of paragraphs (a) to (c) above is less than EUR 10,000,000 (or its equivalent in any other currency or currencies); and

(ii) in the case of paragraph (d) above if the amount of any individual Financial Indebtedness falling within paragraph (d) and exceeding an individual amount of EUR 2,500,000 (or its equivalent in any other currency or currencies) does not, in aggregate, exceed an amount of EUR 20,000,000 (or its equivalent in any other currency or currencies).

24.7 Cross default – Worthington

Any Financial Indebtedness of a member of Worthington ROW Group (in each case, other than pursuant to paragraph (d) of the definition of "Financial Indebtedness" set out in Clause 1.1 (Definitions)),

(a) is not paid when due nor within any originally applicable grace period;

(b) is declared to be due prior to its originally specified maturity by reason of the occurrence of an event of default (however described); or

(c) becomes subject to the entitlement to be declared due prior to its originally specified maturity by reason of occurrence of an event of default (however described).

No Event of Default will occur under this Clause 24.7 in the case of paragraphs (a) to (c) above if the aggregate amount of Financial Indebtedness falling within any of paragraphs (a) to (c) above is less than USD 50,000,000 (or its equivalent in any other currency or currencies).

24.8 Insolvency – General

(a) An Obligor, Material Subsidiary or any other member of Company Group incorporated under the laws of Germany or incorporated in another jurisdiction but having its centre of main interests for the purposes of the European Regulation on Insolvency Proceedings (Regulation (EU) of the European Parliament and of the Council 2015/848 of 20 May 2015 on insolvency proceedings (recast)) in Germany (each, a "German Entity") generally suspends making payments on its debts or announces an intention to do so, is over‑indebted (überschuldet) or unable to pay its debts as they fall due (zahlungsunfähig), due to imminent illiquidity commences negotiations with any or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17‑19 of the German Insolvency Code (Insolvenzordnung), files for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens), or the board of directors (Geschäftsführung) of a German Entity is required by law to file for insolvency.

(b) The competent court takes any of the actions set out in Section 21 of the German Insolvency Code (Insolvenzordnung) or institutes insolvency proceedings against a German Entity (Eröffnung eines Insolvenzverfahrens).

(c) Any similar event or circumstance occurs with respect to an Obligor or Material Subsidiary which is not a German Entity to the extent that it could result in a legal obligation to initiate, or the institution by a competent court of, any insolvency proceedings under applicable law, excluding, from the earlier of the Control Date and the Worthington Guarantee Date, any member of the Company US Group.

24.9 Insolvency – Worthington

Any Worthington Credit Relevant Entity

(a) generally suspends making payments on its debts or announces an intention to do so, is unable to pay its debts as they fall due, due to imminent illiquidity commences negotiations with any or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of its creditors;

(b) applies for, or consents to, the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or an involuntary proceeding is commenced against that Worthington Credit Relevant Entity in any court of competent jurisdiction seeking such appointment or taking of possession and continues undismissed, or an order, judgment or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of 60 or more days;

(c) commences a voluntary case or proceeding under the United States Bankruptcy Code (or any successor thereof) or any other United States federal or state bankruptcy or insolvency law (collectively, the "US Bankruptcy Law") or an involuntary case is commenced against a US Borrower in any court of competent jurisdiction under any US Bankruptcy Law and is not controverted within 20 days or is not dismissed or stayed within 60 days after commencement of such case, or an order for relief is entered into under any US Bankruptcy Law;

(d) files a petition with respect to itself seeking to take advantage of any law (other than US Bankruptcy Law) relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts or an involuntary proceeding is commenced against that Worthington Credit Relevant Entity in any court of competent jurisdiction seeking relief under any such laws and is consented to by it or continues undismissed or unstayed for a period of 60 or more days; or

(e) takes any corporate action for the purpose of effecting any of the foregoing with respect to itself.

24.10 Winding‑up

Proceedings for winding‑up, dissolution, liquidation (in each case other than voluntary on a solvent basis or in connection with a Permitted Transformation) or similar proceedings are initiated by or instituted against an Obligor, any Material Subsidiary or any other member of Company Group incorporated or having its centre of main interests for the purposes of the European Regulation on Insolvency Proceedings (Regulation (EU) of the European Parliament and of the Council 2015/848 of 20 May 2015 on insolvency proceedings (recast)) in Germany, or any Worthington Credit Relevant Entity.

24.11 Creditors' process

(a) Any attachment (Pfändung), sequestration (Zwangsverwaltung), distress (Beschlagnahme), or other execution (Zwangsvollstreckung) legal process (other than any prejudgment attachment (Arrest) or other execution legal process in respect of provisional relief (einstweiliger Rechtsschutz)) in relation to an aggregate obligation of (i) from the Effective Date until the earlier of the Control Date and the Worthington Guarantee Date, any member of Company Group, and (ii) thereafter, any member of Company Europe Group, of at least EUR 2,500,000 (or its equivalent in any other currency or currencies) affects any asset or assets of an Obligor or Material Subsidiary and is not discharged within 30 Business Days.

(b) Any attachment (Pfändung), sequestration (Zwangsverwaltung), distress (Beschlagnahme), or other execution (Zwangsvollstreckung) legal process (other than any prejudgment attachment (Arrest) or other execution legal process in respect of provisional relief (einstweiliger Rechtsschutz)) in relation to an aggregate obligation of any Worthington Credit Relevant Entity of at least USD 25,000,000 (or its equivalent in any other currency or currencies) affects any asset or assets of a Worthington Credit Relevant Entity and is not discharged within 30 Business Days.

24.12 Ownership of the Obligors

Any Obligor (other than the Company) ceases to be a Subsidiary of the Company (in each case, other than as a result of a Permitted Transformation or a Permitted Disposal).

24.13 Invalidity

This Agreement, the Worthington Guarantee or any Transaction Security Document ceases to be legal, valid, binding, enforceable or effective unless the relevant circumstances are capable of remedy, and are remedied within 30 Business Days after the earlier of the Agent giving notice thereof to the Company and the Company becoming aware thereof.

24.14 Repudiation

Worthington repudiates the Worthington Guarantee or an Obligor repudiates a Finance Document.

24.15 Employee Plans

An ERISA Event occurs, or Clause 23.18 (ERISA) is breached, unless the liability of an Obligor or its ERISA Affiliates related to such ERISA Event or breach could not reasonably be expected to have a Material Adverse Effect.

24.16 Material adverse change

An event or circumstance occurs which has a Material Adverse Effect.

24.17 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a) cancel the Total Commitments and/or Ancillary Commitments whereupon they shall immediately be cancelled;

(b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable at which time they shall become immediately due and payable; and/or

(d) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

25. CHANGES TO THE LENDERS

25.1 Assignments and transfers by the Lenders

(a) Subject to this Clause 25, a Lender (the "Existing Lender") may:

(i) assign any of its rights; or

(ii) assign and transfer by assumption of contract (Vertragsübernahme) any of its rights and obligations,

under this Agreement (if no Event of Default is continuing) to another bank or financial institution or (but only if an Event of Default is continuing) to any person (other than any member of Company Group) (any such assignee or transferee, the "New Lender").

(b) Unless the Company and the Agent otherwise agree, an assignment of part of any rights or an assignment and transfer by assumption of contract (Vertragsübernahme) of part of any rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of EUR 5,000,000 (net of any retransfers).

25.2 Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)

(a) The prior written consent of the Company is required for an assignment or an assignment and transfer by assumption of contract (Vertragsübernahme) by an Existing Lender, unless:

(i) the assignment or assignment and transfer by assumption of contract (Vertragsübernahme) is to:

(A) another Lender or an Affiliate of a Lender (other than, in each case, an Affiliate of the Existing Lender) and, in the event only that (I) the Existing Lender intends to assign all of its rights or to assign and transfer by assumption of contract (Vertragsübernahme) all of its rights and obligations and (II) an Affiliate of that Existing Lender then holds an Ancillary Commitment under any Ancillary Facility made available in place of all or part of the Commitment of the Existing Lender, the Existing Lender has given the Company not less than 15 Business’ Days prior written notice of its intention so to assign all of its rights or to assign and transfer by assumption of contract (Vertragsübernahme) all of its rights and obligations to such other Lender or its Affiliate; or

(B) an Affiliate of the Existing Lender; or

(ii) an Event of Default is continuing.

(b) The consent of the Company to an assignment or assignment and transfer by assumption of contract (Vertragsübernahme) must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the request of the Existing Lender has become effective in accordance with Clause 35 (Notices) unless consent is expressly refused by the Company within that time.

(c) An assignment will only be effective upon acceptance by the Agent of an otherwise duly completed Assignment Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to the following sentence, as soon as reasonably practical after receipt by it of a duly completed Assignment Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, accept that Assignment Agreement. The Agent shall only be obliged to accept an Assignment Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(d) An assignment and transfer by assumption of contract (Vertragsübernahme) will only be effective if the procedure set out in Clause 25.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) is complied with.

(e) If:

(i) a Lender assigns or assigns and transfers by assumption of contract (Vertragsübernahme) any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii) as a result of circumstances existing at the date the assignment, assignment and transfer by assumption of contract (Vertragsübernahme) or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax Gross Up and Indemnities) or Clause 15 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, assignment and transfer by assumption of contract (Vertragsübernahme) or change had not occurred.

25.3 Transfer fee

Each New Lender (other than a New Lender which is an Affiliate of the relevant Existing Lender) shall, on the date upon which an assignment or assignment and transfer by assumption of contract (Vertragsübernahme) takes effect, pay to the Agent (for its own account) a fee of EUR 4,000.

25.4 Limitation of responsibility of Existing Lenders

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii) the financial condition of any Obligor or any of its related entities;

(iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c) Nothing in any Finance Document obliges an Existing Lender to:

(i) accept a re‑assignment or a re‑assignment and re‑transfer by assumption of contract (Vertragsübernahme) from a New Lender of any of the rights and obligations assigned or assigned and transferred by assumption of contract (Vertragsübernahme) under this Clause 25; or

(ii) support any losses directly or indirectly incurred by the New Lender by reason of the non‑performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5 Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)

(a) Subject to the conditions set out in Clause 25.2 (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) an assignment and transfer by assumption of contract (Vertragsübernahme) is effected in accordance with paragraph (c) below when the Agent and the Security Agent accepts an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent and the Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, accept that Transfer Certificate.

(b) The Agent shall only be obliged to accept a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c) On the Transfer Date:

(i) to the extent that in the Transfer Certificate the Existing Lender seeks to assign and transfer by assumption of contract (Vertragsübernahme) its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii) the Agent, the Security Agent, the Arrangers, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been a Continuing Lender with the rights and/or obligations acquired or assumed by it as a result of the assignment and transfer by assumption of contract (Vertragsübernahme) and to that extent the Agent, the Security Agent, the Arrangers and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv) the New Lender shall become a Party as a Lender.

25.6 Copy of Transfer Certificate, Assignment Certificate or Increase Confirmation to the Company

The Agent shall promptly after it has accepted a Transfer Certificate, an Assignment Certificate or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Certificate or Increase Confirmation.

25.7 Encumbrances over Lenders' rights

(a) In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time assign, charge, pledge or otherwise create an Encumbrance of or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender to

(i) the European Central Bank, a federal reserve or central bank, or any similar institution, including, without limitation, any assignment of rights to a special purpose vehicle where an Encumbrance over securities issued by such special purpose vehicle is to be created in favour of the European Central Bank, a federal reserve or central bank, or any similar institution; or

(ii) any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities,

except that no such Encumbrance shall:

(A) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant assignment, charge, pledge or other Encumbrance for the Lender as a party to any of the Finance Documents; or

(B) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

(b) The limitations on assignments or transfers by a Lender set out in any Finance Document, in particular in Clause 25.2 (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)), Clause 25.3 (Transfer fee), Clause 25.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) and Clause 25.9 (Disclosure of information) shall not apply to the creation of Encumbrances pursuant to paragraph (a)(i) above.

(c) The limitations and provisions referred to in paragraph (b) above shall further not apply to any assignment or transfer of rights under the Finance Documents made by the European Central Bank, a federal reserve or central bank, or any similar institution to a third party in connection with the enforcement (Verwertung) of Encumbrances created pursuant to paragraph (a)(i) above.

(d) A Lender may disclose such information as that Lender shall consider appropriate to the European Central Bank, a federal reserve or central bank or any similar institution in favour of (or through) whom it creates any Encumbrance pursuant to paragraph (a)(i) above, and the European Central Bank, any federal reserve or central bank and any similar institution may disclose such information to a third party to whom it assigns or transfers (or may potentially assign or transfer) rights under the Finance Documents in connection with the enforcement of that Encumbrance.

25.8 Pro rata interest settlement

(a) If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders, then (in respect of any assignment or assignment and transfer by assumption of contract (Vertragsübernahme) pursuant to Clause 25.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) the Assignment Date or Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Assignment Date or Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six months, on the next of the dates which falls at six‑monthly intervals after the first day of that Interest Period); and

(ii) the rights assigned or assigned and transferred by assumption of contract (Vertragsübernahme) by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.8, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b) In this Clause 25.8 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

25.9 Disclosure of information

(a) Each Finance Party must keep confidential any information supplied to it by or on behalf of any member of Company Group in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

(i) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii) in connection with any legal or arbitration proceedings;

(iii) if required to do so under any law or regulation;

(iv) to its Affiliates and its and their respective officers, employees, auditors and professional advisers;

(v) to the extent allowed under paragraph (b) below; or

(vi) with the prior agreement of the Company.

(b) Any Lender may disclose to any of its Affiliates and any of its or their officers, directors, employees, professional advisers and auditors and any other person:

(i) to (or through) whom that Lender assigns or assigns and transfers by assumption of contract (Vertragsübernahme) (or may potentially assign or assign and transfer by assumption of contract (Vertragsübernahme)) all or any of its rights and obligations under this Agreement;

(ii) with (or through) whom that Lender enters into (or may potentially enter into) any sub‑participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor;

(iii) to whom or for whose benefit that Lender assigns for security purposes or pledges all or any part of its rights or interests under this Agreement pursuant to Clause 25.7 (Encumbrances over Lenders' rights);

(iv) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

(v) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above,

any information about any Obligor, Company Group and the Finance Documents as that Lender shall consider appropriate if any person to whom the information is to be given is informed in writing of its confidential nature and that some or all of such information may be price‑sensitive information and if, other than in relation to subparagraphs (iii) and (iv) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking (except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the information).

25.10 Confidentiality of Funding Rates

(a) The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b) The Agent may disclose:

(i) any Funding Rate to the relevant Borrower pursuant to Clause 10.4 (Notifications); and

(ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender, as the case may be.

(c) The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners, delegates, agents, managers, administrators, nominees, attorneys, trustees or custodians if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations,

proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv) any person with the consent of the relevant Lender, as the case may be.

(d) The Agent and each Obligor acknowledge that each Funding Rate is or may be price‑sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(e) The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of this Clause 25.10 except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii) upon becoming aware that any information has been disclosed in breach of this Clause 25.10.

(f) No Event of Default will occur under Clause 24.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 25.10.

26. CHANGES TO THE OBLIGORS

26.1 Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2 Additional Borrowers

(a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.8 ("Know your customer" checks), the Company (or, for the avoidance of doubt, the Surviving Company) may request that (A) an Intermediate Holding Company or (B) any of its majority‑owned Subsidiaries that is incorporated and has its centre of main interests in a member state of the European Union becomes an Additional Borrower (Vertragsbeitritt). The Intermediate Holding Company or (as the case may be) Subsidiary shall become an Additional Borrower if:

(i) all the Lenders approve the addition of that Subsidiary (such approval not to be unreasonably withheld or delayed and (for the avoidance of doubt) not being required in the case of the Intermediate Holding Company);

(ii) the Company delivers to the Agent a duly completed and executed Accession Letter, such Accession Letter containing such additional customary provisions, in particular representations and warranties and/or undertakings as are necessary or advisable to reflect requirements resulting from local or other applicable laws or regulations; and

(iii) the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received the documents and other evidence referred to in subparagraph (iii) above.

26.3 Resignation of a Borrower

(a) In this Clause 26.3, Clause 26.6 (Resignation of a Guarantor) and Clause 26.7 (Resignation and release of Security on disposal), "Third Party Disposal" means the disposal of an Obligor to a person which is not a member of Company Group where that disposal is permitted under Clause 23.10 (Disposals) (and the Company has confirmed this is the case) or made with the approval of the extension Majority Lenders (or and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders).

(b) Other than in case of a Third Party Disposal for which Clause 26.7 (Resignation and release of Security on disposal) applies, the Company may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(c) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents where upon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

26.4 Additional Guarantors

(a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.8 ("Know your customer" checks), the Company may request that any of its Subsidiaries become a Guarantor.

(b) A member of Company Group shall become an Additional Guarantor if:

(i) the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and

(ii) the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(c) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in subparagraph (ii) above.

(d) Notwithstanding paragraphs (a) to (c) above, ODS Metering Systems B.V. and Kloeckner Metals Germany GmbH shall each become an Additional Guarantor once the Agent has received all of the documents and other evidence listed in Part 3 of Schedule 2 in relation to it to the Agent. The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 3 of Schedule 2.

26.5 Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeated Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

26.6 Resignation of a Guarantor

(a) Other than in case of a Third Party Disposal (as defined in Clause 26.3 (Resignation of a Borrower)) for which Clause 26.7 (Resignation and release of Security on disposal) applies, the Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if Majority Lenders (or and, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders) have consented to the resignation of that Guarantor.

(b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i) no payment is due from the Guarantor under Clause 19 (Guarantee and indemnity); and

(ii) where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased (or simultaneously resigns and ceases) to be a Borrower under Clause 26.3 (Resignation of a Borrower).

(c) Upon notification by the Agent to the Company of its acceptance of the resignation of a Guarantor, that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

26.7 Resignation and release of Security on disposal

(a) If:

(i) a Borrower or Guarantor ceases to be an Obligor; or

(ii) a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal (as defined in Clause 26.3 (Resignation of a Borrower)),

then the Security Agent and/or the relevant Secured Parties (as applicable) shall, and the Security Agent shall hereby be irrevocably authorised and instructed by all Secured Parties (without the need for any further consent, sanction, authority or confirmation from any Secured Party and notwithstanding any other provision to the contrary in this Agreement or in any other Finance Document) to at the cost and request of the Company:

(A) release the Transaction Security over the shares (or equivalent) in that Borrower or Guarantor and, if a Holding Company is the subject of a Third Party Disposal, over the shares (or equivalent) in any Subsidiary of such Holding Company;

(B) in the case of paragraph (a)(ii) above, release that Borrower or Guarantor and, if a Holding Company is the subject of a Third Party Disposal, all Obligors which are Subsidiaries of such Holding Company from all other claims and obligations under or in connection with this Agreement and any other Finance Document (including, without limitation, the guarantees and indemnity granted under Clause 19 (Guarantee and Indemnity)) if:

1. the Company has confirmed no earlier than prior to the signing of the relevant disposal agreement that no Default would result from that Third Party Disposal and the resulting releases;

2. as regards any Guarantor and, if a Holding Company is the subject of a Third Party Disposal, as regards any Guarantor which is a Subsidiary of such Holding Company, on the date of signing the relevant disposal agreement, no payment is due from such Guarantor under Clause 19 (Guarantee and indemnity);

3. as regards any Borrower and, if a Holding Company is the subject of a Third Party Disposal, all Borrowers which are Subsidiaries of such Holding Company, all Utilisations of such Borrowers (and any utilisations under any Ancillary Facility under which such Borrowers are Borrowers) are repaid no later than on the date of completion of the relevant Third Party Disposal upon which the relevant Obligor shall have resigned as a Borrower and/or Guarantor, as the case may be, and shall have no further rights or obligations under the Finance Documents from the time the releases and resignations become effective in accordance with the below; and

(C) release any other Transaction Security granted by that Borrower or Guarantor and, if a Holding Company is the subject of a Third Party Disposal, any of its Subsidiaries over any assets held by them, and to execute and deliver or enter into any release of Transaction Security and/or claims and obligations described in paragraphs (A) to (C) above, issue any certificate of non‑crystallisation of any floating charge or any consent to dealing and/or make any other declaration that may, in the reasonable discretion of the Security Agent, be considered necessary or desirable to give effect to or to document such release. In the case of paragraph (a)(ii) above, the releases and resignations set out above shall not be effective until the date of the relevant Third Party Disposal at which time that Borrower or Guarantor and, if a Holding Company is the subject of a Third Party Disposal, any Obligors which are Subsidiaries of such Holding Company shall have no further rights or obligations under the Finance Documents as a Borrower and/or Guarantor, respectively.

(b) Paragraph (a) shall apply mutatis mutandis to the release of any Transaction Security over any asset which is disposed of and the disposal of which is permitted under this Agreement.

(c) If the Security Agent is obliged to release any Transaction Security pursuant to paragraphs (a) or (b) above, each Finance Party must, promptly upon the Security Agent's request, enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document.

27. ROLE OF THE AGENT AND THE ARRANGERS

27.1 Appointment of the Agent

(a) Each other Finance Party appoints the Agent to act as its agent in connection with the Finance Documents and authorizes the Agent to exercise such rights, powers and discretions specifically delegated to the Agent by the terms of the Finance Documents together with all rights, powers and discretions as are reasonably incidental thereto.

(b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c) Each Finance Parties hereby relieves the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) to the extent legally possible to such Finance Party.

(d) For the purposes of this Clause 27, the term "Finance Document" shall include the Worthington Guarantee.

27.2 Duties of the Agent

(a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d) If the Agent is aware of the non‑payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Security Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(f) The Agent is not obliged to review, check or verify the adequacy, accuracy, correctness or completeness of any information given or any computation set out in the Initial Borrowing Base Certificate or any other Borrowing Base Certificate.

27.3 Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4 No fiduciary duties

(a) Nothing in this Agreement constitutes the Agent or the Arrangers as a trustee (Treuhänder) of any other person. Neither the Agent nor the Arrangers have any financial or commercial duty of care (Vermögensfürsorgepflicht) for any person.

(b) None of the Agent, the Arrangers or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5 Business with Company Group

The Agent, the Arrangers and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of Company Group.

27.6 Rights and discretions of the Agent

(a) The Agent may rely on:

(i) any representation, notice or document believed by it (acting reasonably) to be genuine, correct and appropriately authorised; and

(ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non‑payment));

(ii) any right, power, authority or discretion vested in any Party, the Majority Lenders, the Extension Majority Lenders has not been exercised; and

(iii) any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Agent may act in relation to the Finance Documents through its personnel and agents.

(e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f) Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company, the Majority Lenders or the Defaulting Lender.

(g) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7 Majority Lenders' and Extension Majority Lenders’ instructions

(a) Unless a contrary indication appears in a Finance Document, the Agent shall

(i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders and, but only in respect of instructions given by them during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders (or refrain from exercising any right, power, authority or discretion vested in it as Agent if so instructed by the Majority Lenders or, but only during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders; and

(ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders or, in respect of an instruction given by them during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by (i) the Majority Lenders and (ii), in respect of instructions given by them during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders, will in each case be binding on all the Finance Parties, except for the Security Agent.

(c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders and/or the Extension Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders and/or, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8 Responsibility for documentation

None of the Agent or the Arrangers:

(a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document or the Information Package; or

(b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9 Exclusion of liability

(a) Without limiting paragraph (b) below the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause pursuant to section 328 paragraph (1) of the German Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter).

(c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d) Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

27.10 Lenders' indemnity to the Agent

(a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b) In case a Lender fails to inform the Agent pursuant to Clause 14.7 (FATCA information) or such information is incomplete or incorrect the relevant Lender shall indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent respectively as a consequence of non‑compliance with FATCA by the Agent as a result of such Lender’s failure. Each Lender shall also indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent with respect to any Tax imposed by reason of FATCA attributable to such Lender in relation to the Finance Documents.

27.11 Resignation of the Agent

(a) The Agent may resign and appoint one of its Affiliates acting through an office in Luxembourg or Germany as successor by giving notice to the other Finance Parties and the Company.

(b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h) Upon written request of any Lender, the Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either;

(i) the Agent fails to respond to a request under Clause 14.7 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii) the information supplied by the Agent pursuant to Clause 14.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after the FATCA Application Date; or

(iii) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after the FATCA Application Date;

and (in each case) the relevant Lender has been advised by US tax counsel of international standing that a Party may be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party.

27.12 Confidentiality

(a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

27.13 Relationship with the Lenders

(a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b) Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

27.14 Credit appraisal by the Lenders and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent, the Arrangers and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a) the financial condition, status and nature of each member of Company Group;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d) the adequacy, accuracy and/or completeness of the Information Package or any other information provided by the Agent, any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.15 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28. ROLE OF SECURITY AGENT

28.1 Appointment of Security Agent

(a) Without limiting or affecting Clause 28.2 (Parallel Debt), each other Secured Party appoints the Security Agent to act as its agent under and in connection with the relevant Transaction Security Documents and this Agreement and as fiduciary (Treuhänder) and administrator for the purpose of accepting and, administering the Transaction Security for and on behalf of the other Secured Parties and the Security Agent hereby accepts such appointment on the terms and subject to the conditions set out in this Agreement.

(b) Each Secured Party (other than the Security Agent) hereby authorises the Security Agent to accept as its representative (Stellvertreter) any Transaction Security granted to such Secured Party in relation to the Finance Documents and to act and execute on its behalf as its representative (Stellvertreter), subject to the terms of this Agreement, amendments or releases of, accessions and alterations to, and to carry out similar dealings with regard to any Transaction Security Document.

(c) Each Secured Party which becomes a party to any Finance Document ratifies and approves all acts and declarations previously done by the Security Agent on such Secured Party's behalf (including for the avoidance of doubt the declarations made by the Security Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht)) in relation to the creation of any Security on behalf and for the benefit of any Secured Party.

(d) The Security Agent shall and is hereby authorised by each of the Secured Parties (and to the extent it may have any interest therein, every other party hereto) to execute on behalf of itself and each other party hereto where relevant without the need for any further referral to, or authority from, any other person all necessary releases or confirmations of any Transaction Security and to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Security Agent under the Transaction Security Documents together with such powers and discretions as are reasonably incidental thereto.

(e) Each Secured Party hereby irrevocably authorises the Security Agent to act on its behalf and if required under applicable law, or if otherwise appropriate, in its name and on its behalf in connection with the preparation, execution and delivery of the Transaction Security Documents and the perfection and monitoring of the Transaction Security Documents. The Security Agent is authorised to make and accept all declarations and take all actions it considers necessary or useful in this connection.

(f) The Security Agent shall:

(i) hold and administer and (subject to it having become enforceable) realise any Transaction Security which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise granted to it under a non‑accessory security right (nicht akzessorische Sicherheit) in its own name as fiduciary (treuhänderisch) for the benefit of the Secured Parties; and

(ii) hold, administer and (subject to it having become enforceable) realise in the name and on behalf of the Secured Parties any Transaction Security which is pledged (Verpfändung) or otherwise granted to any Secured Party under an accessory security right (akzessorische Sicherheit) as agent in the name and on behalf of the Secured Parties and in its own name on the basis of the abstract acknowledgement of indebtedness pursuant to Clause 28.2 (Parallel Debt).

(g) For the purposes of this Agreement, each Secured Party releases the Security Agent from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Secured Party. A Secured Party which is barred by its constitutional documents or by‑laws from granting such exemption shall notify the Security Agent accordingly. The Security Agent has the power to grant sub‑power of attorney (Untervollmacht) including the right to release the sub‑attorney from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible.

(h) At the request of the Security Agent, each other Secured Party shall provide the Security Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf. Each other Secured Party hereto ratifies and approves all acts previously done by the Security Agent on such Secured Party's behalf.

(i) The Secured Parties and all other parties to this Agreement agree that, in relation to the Transaction Security, no Secured Party (other than the Security Agent) shall exercise any independent power to enforce any Security or take any other action in relation to the enforcement of the Security or make or receive any declarations in relation hereto except as specifically provided for herein.

(j) Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Transaction Security Documents to which the Security Agent is expressed to be a party (and no others shall be implied).

28.2 Parallel Debt

(a) Each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Agent as creditor in its own right and not as a representative of the Secured Parties (by way of an abstract acknowledgment of debt (abstraktes Schuldanerkenntnis)) amounts equal to any amounts owing from time to time by that Obligor to each of the Secured Parties under each of the Finance Documents as and when those amounts are due for payment under the relevant Finance Document.

(b) Each Obligor and the Security Agent acknowledges that the obligations of each Obligor under paragraph (a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Obligor to any Finance Party under any Finance Document (its "Corresponding Debt") nor shall the amounts for which each Obligor is liable under paragraph (a) (its "Parallel Debt") be limited or affected in any way by its Corresponding Debt provided that:

(i) the Parallel Debt of each Obligor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(ii) the Corresponding Debt of each Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged.

(c) The Security Agent acts in its own name and not as a fiduciary (Treuhänder), and its claims in respect of the Parallel Debt shall not be held on a fiduciary relationship (treuhänderisch). The Security granted under the Transaction Security Documents to the Security Agent to secure the Parallel Debt is granted to the Security Agent in its capacity as creditor of the Parallel Debt and shall not be held on a fiduciary relationship (treuhänderisch). No Parallel Debt shall constitute the Security Agent and any Finance Party as joint creditors of any Corresponding Debt.

(d) All monies received or recovered by the Security Agent pursuant to this Clause 28.2 (Parallel Debt), and all amounts received or recovered by the Security Agent from or by the enforcement of any Transaction Security granted to secure the Parallel Debt, shall be applied in accordance with this Agreement.

(e) Without limiting or affecting the Security Agent's rights against the Obligors (whether under this Clause 28.2 (Parallel Debt) or under any other provision of the Finance Documents), each Obligor acknowledges that:

(i) nothing in this Clause 28.2 (Parallel Debt) shall impose any obligation on the Security Agent to advance any sum to any Obligor or otherwise under any Finance Document, except in its capacity as Lender; and

(ii) for the purpose of any vote taken under any Finance Document, the Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

28.3 No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Transaction Security Documents (other than the Facility Agreement) except through the Security Agent.

28.4 Instructions to the Security Agent and exercise of discretion

(a) Subject to paragraphs (d) and (e) below, the Security Agent shall act in accordance with any instructions given to it by the Majority Lenders or, if so instructed by the Majority Lenders (or, in each case and where relevant under this Clause 28.4, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders), refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that (i) any instructions received by it from the Agent, the Secured Parties or a group of Secured Parties are duly given in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b) The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Lenders as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c) Any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties.

(d) Paragraph (a) shall not apply:

(i) where a contrary indication appears in this Agreement;

(ii) where this Agreement requires the Security Agent to act in a specified manner or to take a specified action; and

(iii) in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of the Security Agent for the Secured Parties including, without limitation, the provisions set out in Clause 28.6 (Security Agent's Discretions) to Clause 28.21 (Final Release of Transaction Security).

(e) In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i) it has not received any instructions from the Majority Lenders as to the exercise of that discretion; or

(ii) the exercise of that discretion is subject to paragraph (d) above, the Security Agent shall:

(A) other than where paragraph (B) below applies, do so having regard to the interests of all the Secured Parties; or

(B) if (in its opinion) there is a creditor conflict in relation to the matter in respect of which the discretion is to be exercised, do so having regard only to the interests of all Finance Parties.

28.5 Security Agent's actions

Without prejudice to the provisions of Clause 28.4 (Instructions to Security Agent and exercise of discretion), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

28.6 Security Agent's discretions

The Security Agent may:

(a) assume (unless it has received actual notice to the contrary from the Agent) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(b) if it receives any instructions or directions pursuant to this Agreement to take or not take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking or not taking that action have been satisfied;

(c) engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary;

(d) rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(e) refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

28.7 Security Agent's obligations

The Security Agent shall promptly:

(a) copy to the Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(b) forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c) inform the Agent of the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Agreement.

28.8 Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a) be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b) be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c) be bound to disclose to any other person (including but not limited to any Secured Party) (i) any Confidential Information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d) have or be deemed to have any relationship of trust or agency with, any Obligor.

28.9 Enforcement instructions

(a) The Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by the Majority Lenders (or, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders).

(b) Subject to the Transaction Security having become enforceable in accordance with its terms, the Majority Lenders (or, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders) may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit.

(c) The Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 28.9.

28.10 Manner of enforcement

If the Transaction Security is being enforced pursuant to Clause 28.9 (Enforcement Instructions), the Security Agent shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of any Obligor or security grantor to be appointed by the Security Agent) as the Majority Lenders (or, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders) shall instruct or, in the absence of any such instructions, as the Security Agent considers in its reasonable discretion to be appropriate.

28.11 Release of Transaction Security on enforcement

If the Transaction Security is being enforced pursuant to Clause 28.9 (Enforcement Instructions) and in accordance with the provisions of this Agreement and the relevant Transaction Security Documents, the Security Agent is irrevocably authorised (at the cost of the Company and without any consent, sanction, authority or further confirmation from any Secured Party or Obligor) to release:

(a) any Obligor:

(i) from any liabilities arising under the Finance Documents;

(ii) if Transaction Security over the shares in such Obligor or any of its Holding Companies is enforced, from any liabilities and obligations it may have to any of its Holding Companies as a result of the enforcement of (i) any guarantee or indemnity pursuant to Clause 19 (Guarantee and Indemnity) or (ii) any Transaction Security, but only if and to the extent this would not result in a risk for any managing director of any such Holding Company being subject to any civil or criminal liability; and

(b) any Transaction Security;

on behalf of the relevant Secured Parties and Obligors.

28.12 Exercise of voting rights

(a) Each Secured Party (other than the Agent, the Arranger and the Security Agent) (in each case with respect to any liabilities owed to it, any Transaction Security granted by it and any other agreement or arrangement entered into by it with any Finance Party with respect to the Group or any Finance Document) agrees with the Security Agent that it will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre insolvency or rehabilitation or similar proceedings relating to any member of the Group as instructed by the Security Agent.

(b) The Security Agent shall give instructions for the purposes of paragraph (a) of this Clause 28.12 (Exercise of voting rights) as directed by the Majority Lenders (or, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders).

28.13 Waiver of rights

To the extent permitted under applicable law and subject to Clause 28.9 (Enforcement Instructions), Clause 28.10 (Manner of enforcement) and Clause 30 (Application of Proceeds), each of the Secured Parties and the Obligors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the secured obligations is so applied.

28.14 Exclusion of liability

(a) The Security Agent shall not accept responsibility or be liable for:

(i) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(ii) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

(iii) the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Charged Property; or

(iv) any shortfall which arises on the enforcement or realisation of the Charged Property.

(b) The Security Agent shall not be liable for any loss or damage suffered by any other Party in connection with the Security Agent taking or refraining from taking any action in relation to any of the Finance Documents, the Charged Property or otherwise whether in accordance with an instruction from the Agent or otherwise save in respect of such loss or damage which is suffered as a result of its (i) wilful misconduct (Vorsatz), (ii) gross negligence (grobe Fahrlässigkeit) or (iii) negligent (fahrlässig) breach of its duties which in the case of (iii) make the due performance of this Agreement possible in the first place and on the compliance with which the Party which has suffered such loss or damage may regularly rely (Verletzung wesentlicher Vertragspflichten). In the case of a negligent (fahrlässig) breach of fundamental duties of the Security Agent, the claims of the Party which has suffered a loss or damage shall be limited to foreseeable damages.

28.15 No proceedings

No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Charged Property and any officer, employee or agent of the Security Agent may rely on this Clause pursuant to Section 328 of the German Civil Code (Bürgerliches Gesetzbuch).

28.16 Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a) the financial condition, status and nature of each member of Company Group;

(b) the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Transaction Security Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security Documents, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d) the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

28.17 No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d) take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e) require any further assurances in relation to any of the Transaction Security Documents.

28.18 Lenders' Indemnity

Each Lender shall (in the proportion to its share of the Total Commitments, or if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero), indemnify the Security Agent, within five (5) Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent's gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz)) in acting as Security Agent under the Finance Documents (unless the relevant Security Agent has been reimbursed by an Obligor pursuant to a Finance Document) and the Company shall indemnify each Lender against any payment made by it under this Clause 28.18.

28.19 Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

28.20 Business with the Obligors

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

28.21 Final release of Transaction Security

If the Security Agent, with the approval of the Agent, determines that (a) all of the obligations secured by the Transaction Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a) the Security Agent and, if applicable, each other Secured Party shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent and the other Secured Parties under each of the Transaction Security Documents; and

(b) any Retiring Security Agent (as defined below) shall release, without recourse or warranty, all of its rights under each of the Transaction Security Documents.

29. CHANGE OF SECURITY AGENT AND DELEGATION

29.1 Resignation of the Security Agent

(a) The Security Agent may resign and appoint one of its Affiliates acting through an office in Luxembourg or Germany as successor by giving notice to the other Finance Parties and the Company.

(b) Alternatively, the Security Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders (or, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders) (after consultation with the Company) may appoint a successor Security Agent.

(c) If the Majority Lenders (or, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders) have not appointed a successor Security Agent in accordance with paragraph (b) above within thirty (30) days after the notice of resignation was given, the Security Agent (after consultation with the Agent) may appoint a successor Security Agent.

(d) The retiring Security Agent (the "Retiring Security Agent") shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e) The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Charged Property to that successor.

(f) Upon the appointment of a successor, the Retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (c) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clause 28 (Role of the Security Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g) The Majority Lenders (or, during the period from the Extension Notification Date to the original Termination Date, the Extension Majority Lenders) may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

29.2 Delegation

(a) The Security Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b) That delegation may be made upon any terms and conditions (including the power to sub‑delegate) and subject to any restrictions that the Security Agent may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate (Erfüllungsgehilfe) or sub‑delegate, save in respect of such loss or damage which is suffered as a result of its wilful misconduct (Vorsatz), gross negligence (grobe Fahrlässigkeit) or negligent (fahrlässig) breach of such duties which make the due performance of this Agreement possible in the first place and on the compliance with which the Party which has suffered such loss or damage may regularly rely (Verletzung wesentlicher Vertragspflichten). In the case of a negligent breach of fundamental duties of such delegate or sub‑delegate, the claims of the Party which has suffered a loss or damage shall be limited to foreseeable damages. If the relevant delegate or sub‑delegate causes any loss or damage by committing a tort (unerlaubte Handlung) as a vicarious agent (Verrichtungsgehilfe) of the Security Agent, the Security Agent shall only be liable in accordance with Section 831 of the German Civil Code (Bürgerliches Gesetzbuch).

30. APPLICATION OF PROCEEDS

30.1 Order of application

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time the Security Agent sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 30, in the following order of priority:

(a) first, in discharging any sums owing to the Finance Parties under the Finance Documents in the manner and order of priority set out in paragraph (a) of Clause 33.5 (Partial payments); and

(b) second, the balance, if any, in payment to the relevant Obligor or security provider, as the case may be.

30.2 Investment of proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 30.1 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or of the Agent with an a bank or financial institution which has a rating for its long‑term unsecured and non credit‑enhanced debt obligations of BBB‑ or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investor Services, any German Sparkasse or cooperative bank or itself and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent's discretion in accordance with the provisions of this Clause 30.

30.3 Permitted Deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

31. CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32. SHARING AMONG THE FINANCE PARTIES

32.1 Payments to Finance Parties

(a) If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(i) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(ii) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Partial payments).

(b) Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

32.2 Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 33.5 (Partial payments).

32.3 Recovering Finance Party's rights

(a) The Finance Parties shall assign to the Recovering Finance Party their rights against the Obligors to the extent such Finance Parties have shared in the distribution by the Agent under Clause 32.2 (Redistribution of payments).

(b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

32.4 Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 32.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b) that Recovering Finance Party's rights of assignment in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed and the Recovering Finance Party shall re‑assign any claims assigned to it pursuant to paragraph (a) of Clause 32.3 (Recovering Finance Party's rights).

32.5 Exceptions

(a) This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i) it notified that other Finance Party of the legal or arbitration proceedings; and

(ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.6 Ancillary Lenders

(a) This Clause 32 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 24.17 (Acceleration).

(b) Following service of notice under Clause 24.17 (Acceleration) (other than a notice declaring Utilisations to be due on demand), this Clause 32 shall apply to all receipts or recoveries by Ancillary Lenders (other than as a result of the operation of paragraph (b) of Clause 7.6 (Adjustment for Ancillary Facilities upon acceleration)).

33. PAYMENT MECHANICS

33.1 Payments to the Agent

(a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account with such bank as the Agent specifies.

33.2 Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account with such bank as that Party may notify to the Agent by not less than five Business Days' notice.

33.3 Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set‑off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4 Clawback

(a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

33.5 Partial payments

(a) If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under those Finance Documents;

(ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement under those Finance Documents; and

(iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.6 No set‑off by Obligors

(a) Without prejudice to paragraph (b) of Clause 8 (Repayment), all payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set‑off, including, for the purposes of Luxembourg law, legal set‑off, or counterclaim unless

(i) the counterclaim is undisputed or has been confirmed in a final non‑appealable judgment; or

(ii) it is a set‑off by an Obligor of any satisfiable (erfüllbar) obligation (within the meaning of section 387 of the German Civil Code (Bürgerliches Gesetzbuch)) owed by it under the Finance Documents to any Lender against any obligation owed and expressed to be due and payable by that Lender to that Obligor if:

(A) at the time the set‑off is expressed to take effect, that Lender is a Defaulting Lender (regardless of the place of payment, booking branch of the relevant Lender or currency of either obligation, provided that if the obligations are in different currencies, the relevant Obligor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set‑off) (but this shall not apply in respect of a set‑off vis‑á‑vis a recipient of claims assigned as security over Lenders' rights according to Clause 25.7 (Encumbrances over Lenders' rights) if at the time such security was provided the Lender was not a Defaulting Lender (and such recipient may rely on paragraph (c) below)); and

(B) the relevant Obligor has delivered to the Agent a statement signed by two directors or other authorised signatories of that Obligor and, in the case of an Obligor other than the Company, the Company certifying the validity (Wirksamkeit) of the relevant obligation owed by that Lender to that Obligor and that such obligation has become due and payable (fällig) to that Obligor but remains unpaid.

(b) The Agent may rely on any statement delivered pursuant to paragraph (a)(ii)(B) above in accordance with paragraph (a)(ii) of Clause 27.6 (Rights and discretions of the Agent).

(c) Any New Lender and any recipient of security over Lenders' rights according to Clause 25.7 (Encumbrances over Lenders' rights) may rely on paragraph (a) of this Clause 33.6, in the case of any New Lender to whom rights have been assigned according to paragraph (c) of Clause 25.2 (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) and any recipient of security over Lenders' rights, pursuant to section 328 para 1 of the German Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter).

33.7 Business Days

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8 Currency of account

(a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

33.9 Change of currency

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

34. SET‑OFF

(a) A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents against any satisfiable (erfüllbar) obligation (within the meaning of section 387 of the German Civil Code (Bürgerliches Gesetzbuch)) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set‑off.

(b) Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

35. NOTICES

35.1 Communications in writing

Any communication (including, for the avoidance of doubt, any notice and any demand) to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter or by means of telecommunication (telekommunikative Übermittlung) by unencrypted electronic mail or attached as an electronic photocopy ("pdf.", "tif." or any other format agreed with the Agent) to electronic mail.

35.2 Addresses

The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a) in the case of the Company:

Address: Peter‑Müller‑Straße 24, 40468 Düsseldorf

Tel.: [***]

E‑Mail: [***]

Attn.: Rolf Klee / Philipp Wiegand;

(b) in the case of each Arranger or each Lender or each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c) in the case of the Agent:

Commerzbank Aktiengesellschaft

Address: Mainzer Landstr. 153

60327 Frankfurt am Main

Deutschland

Credit Matters

Pamela Failer Šimović

Tel.: [***]

[***]

Administrative Matters:

Rousiadis, Grigorios

Tel.: [***]

[***] / payingagency@commerzbank.com

(d) the case of the Security Agent:

Commerzbank Aktiengesellschaft

GRM CC‑SC Collateral Management

z. Hd. Frau Rott

nHH 12. OG

Kaiserstraße 16

60311 Frankfurt am Main

Tel.: [***]

[***]

or, in each case, any substitute address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days' notice.

35.3 Delivery

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when received (zugegangen), in particular:

(i) if by way of telecommunication, when received in legible form; or

(ii) if by way of letter, when it has been left at the relevant address;

and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c) All notices from or to an Obligor shall be sent through the Agent.

(d) Any communication or document by the Finance Parties to the Obligors may be made or delivered to the Company for their own account and for the account of the Obligors. For that purpose each Obligor appoints each of the Company as its agent of receipt (Empfangsvertreter).

35.4 Notification of address

Promptly upon receipt of notification of an address or electronic mail address, or change of address or electronic mail address pursuant to Clause 35.2 (Addresses) or changing its own address or electronic mail address, the Agent shall notify the other Parties.

35.5 Electronic communication

(a) Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or by any other electronic means agreed between these two Parties.

(b) Any electronic communication made will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(c) Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(d) Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 35.5.

35.6 English language

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

(i) in English (or, in relation to the corporate documents referred to in Schedule 2 (Conditions Precedent), in their original language); or

(ii) if not in English and not a corporate document referred to in Schedule 2 (Conditions Precedent), and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36. CALCULATIONS AND CERTIFICATES

36.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence (Beweis des ersten Anscheins) of the matters to which they relate.

36.2 Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is prima facie evidence (Beweis des ersten Anscheins) of the matters to which it relates.

36.3 Day count convention and interest calculation

(a) Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i) on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii) subject to paragraph (b) below, without rounding.

(b) The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two (2) decimal places.

37. PARTIAL INVALIDITY

The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, safe for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties intent to uphold this Agreement even without the void, invalid or ineffective provisions.

38. REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39. AMENDMENTS AND WAIVERS

39.1 Required consents

(a) Subject to Clause 39.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and (but only during the period from the Extension Notification Date to the original Termination Date) the Extension Majority Lenders, and, in each case, the Company and any such amendment or waiver will be binding on all Parties.

(b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

39.2 Exceptions

(a) Subject to Clause 39.3 (Changes to reference rates) an amendment or waiver that has the effect of changing or which relates to:

(i) the definitions of Extension Majority Lenders and/or Majority Lenders in Clause 1.1 (Definitions);

(ii) an extension to the date of payment of any amount under the Finance Documents;

(iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv) an increase in or an extension of any Commitment;

(v) a change to the Borrowers or Guarantors other than in accordance with Clause 26 (Changes to the Obligors);

(vi) any provision which expressly requires the consent of all the Lenders;

(vii) Clause 23.20 (Anti Terrorism and Sanctions; Anti Corruption Laws), the definitions of "Sanctions", "Sanctioned Country", "Sanctioned Person", "Sanctions Authority", "Sanctions List" and "Anti Corruption Laws";

(viii) the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

(ix) the release of any Transaction Security unless (i) permitted under this Agreement or any other Finance Document or (ii) relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document; or

(x) Clause 2.4 (Finance Parties' rights and obligations), Clause 3 (Extension Option), Clause 9.2 (Change of control), Clause 19 (Guarantee and Indemnity), Clause 25 (Changes to the Lenders), Clause 42 (Governing Law), Clause 43.1 (Jurisdiction) or this Clause 39, shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, the Arranger or an Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, the Arranger or, as the case may be, that Ancillary Lender.

39.3 Changes to reference rates

(a) If a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i) providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)

(A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C) implementing market conventions applicable to that Replacement Reference Rate;

(D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(b) If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within ten (10) Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i) its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(c) In this Clause 39.3:

"Published Rate" means the Primary Term Rate for any Quoted Tenor "Published Rate Replacement Event" means, in relation to a Published Rate:

(a) the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Company materially changed;

(b)

(i)

(A) the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii) the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii) the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(iv) the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(v) in the case of the Primary Term Rate for any Quoted Tenor for euro, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representatives will not be restored (as determined by such supervisor);

(c) the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary; or

(ii) that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the "Published Rate Contingency Period" in the Reference Rate Terms relation to that Published Rate; or

(d) in the opinion of the Majority Lenders and the Company, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a) formally designated, nominated or recommended as the replacement for a Published Rate by:

(i) the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii) any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under sub‑paragraph (ii) above;

(b) in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c) in the opinion of the Majority Lenders and the Company, an appropriate successor to a Published Rate.

39.4 Restricted Lender / Restricted Obligor Provisions

(a) Clause 20.19 (Anti Terrorism and Sanctions; Anti Corruption Laws) and Clause 23.20 (Anti Terrorism and Sanctions; Anti Corruption Laws) shall only apply to any Obligor if and to the extent that the representations, warranties and undertakings under Clause 20.19 (Anti Terrorism and Sanctions; Anti Corruption Laws) and Clause 23.20 (Anti Terrorism and Sanctions; Anti Corruption Laws) do not result in any violation by such Obligor of, or in the exposure of such Obligor or any directors, officer or employee of such Obligor to any liability under, any anti‑boycott or blocking law, regulation or statute that is in force from time to time in the US, the United Kingdom, Switzerland, the Federal Republic of Germany or the European Union and applicable to such entity (including without limitation Council Regulation (EC) No 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung‑ AWV)) (together the "Anti Boycott Regulations"). This shall apply mutatis mutandis to any member of Company Group which is subject to any Anti‑Boycott Regulations.

(b) In relation to each Lender that notifies the Agent to this effect (each a "Restricted Lender"), Clause 20.19 (Anti Terrorism and Sanctions; Anti Corruption Laws) and Clause 23.20 (Anti Terrorism and Sanctions; Anti Corruption Laws) shall only apply for the benefit of that Restricted Lender to the extent that it would not result in any violation of any Anti Boycott Regulations.

(c) In connection with any amendment, waiver, determination or direction relating to any part of Clause 20.19 (Anti Terrorism and Sanctions; Anti Corruption Laws) or of Clause 23.20 (Anti Terrorism and Sanctions; Anti Corruption Laws) of which a Restricted Lender does not have the benefit pursuant to paragraph (b) above, any Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the requisite majority of Lenders has been obtained or whether the determination or direction by the requisite majority of Lenders has been made.

39.5 Replacement of Non‑Consenting Lender

(a) If at any time any Lender becomes a Non‑Consenting Lender (as defined in paragraph (b) below), the Company may exercise the rights set out in paragraph (d) of Clause 9.10 (Right of replacement or repayment and cancellation in relation to a single Lender), subject always to the provisions of paragraph (e) of Clause 9.10 and provided that such replacement must take place no later than 30 Business Days after the date the Non‑Consenting Lender notifies the Company and the Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by an Obligor.

(b) In the event that:

(i) an Obligor or the Agent (at the request of the Company) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

(ii) the waiver or amendment in question requires the consent of all the Lenders; and

(iii) Lenders whose Commitments aggregate more than 75% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75% of the Total Commitments prior to that reduction) have consented to such waiver or amendment, then any Lender who does not and continues not to agree to such waiver or amendment shall be deemed a "Non‑Consenting Lender".

39.6 Disenfranchisement of Defaulting Lender

(a) For so long as a Defaulting Lender has an Available Commitment, in ascertaining the Majority Lenders, the Extension Majority Lenders, or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments and/or the Total Extension Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitment will be reduced by the amount of its Available Commitment.

(b) For the purposes of this Clause 39.6, the Agent may assume that the following Lenders are Defaulting Lenders:

(i) any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) or (d) of the definition of "Defaulting Lender" in Clause 1.1 (Definitions) has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.7 Replacement of a Defaulting Lender

(a) The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 4 Business Days' prior written notice to the Agent and such Lender:

(i) replace such Lender by requiring such Lender to (and, to the extent such assignment and transfer by assumption of contract (Vertragsübernahme) is permitted by applicable laws and regulations, such Lender shall) assign and transfer by assumption of contract (Vertragsübernahme) pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement and any Ancillary Facility made available by it; or

(ii) require such Lender to (and, to the extent such assignment and transfer by assumption of contract (Vertragsübernahme) is permitted by applicable laws and regulations, such Lender shall) assign and transfer by assumption of contract (Vertragsübernahme) pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender, to a Lender or other bank, financial institution, trust, fund or other entity (other than any member of Company Group) (a "Replacement Lender") selected by the Company, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to (to the extent applicable) the outstanding principal amount of such Lender's participation in the outstanding Loans and Ancillary Outstandings and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i) the Company shall have no right to replace the Agent or the Security Agent (in its capacity as such);

(ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii) the transfer must take place no later than 10 days after the notice referred to in paragraph (a) above; and

(iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that assignment and transfer to the Replacement Lender.

(c) The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

40. CONFIRMATION CONCERNING MONEY LAUNDERING

The Borrower expressly confirms to each Finance Party that all funds to be made available to it under the Finance Documents will be drawn by it on its own behalf (auf eigene Veranlassung) and that it is not acting on behalf of an economic beneficiary (wirtschaftlich Berechtigter) within the meaning of section 3 paragraph 1 no. 2 of the German Money Laundering Act (Gesetz über das Aufspüren von Gewinnen aus schweren Straftaten). The Borrower will notify the Agent in writing if any funds to be made available to it under the Finance Documents will be drawn by it on behalf of (auf Veranlassung) an economic beneficiary (wirtschaftlich Berechtigter) within the meaning of section 3 paragraph 1 no. 2 of the German Money Laundering Act (Gesetz über das Aufspüren von Gewinnen aus schweren Straftaten).

41. BAIL‑IN

41.1 Contractual recognition of bail‑in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail‑In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) any Bail‑In Action in relation to any such liability, including (without limitation):

(i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii) a cancellation of any such liability; and

(b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail‑In Action in relation to any such liability.

41.2 Definitions

For purposes of this Clause 41 (Bail‑In):

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Bail‑In Action" means the exercise of any Write‑down and Conversion Powers.

"Bail‑In Legislation" means

(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail‑In Legislation Schedule from time to time;

(b) in relation to the United Kingdom, the UK Bail‑In Legislation; and

(c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write‑down and Conversion Powers contained in that law or regulation.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"EU Bail‑In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Resolution Authority" means any body which has authority to exercise any Write‑down and Conversion Powers.

"UK Bail‑In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"Write‑down and Conversion Powers" means:

(a) in relation to any Bail‑In Legislation described in the EU Bail‑In Legislation Schedule from time to time, the powers described as such in relation to that Bail‑In Legislation in the EU Bail‑In Legislation Schedule;

(b) in relation to the UK Bail‑In Legislation, any powers under that UK Bail‑In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail‑In Legislation that are related to or ancillary to any of those powers; and

(c) in relation to any other applicable Bail‑In Legislation:

(i) any powers under that Bail‑In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail‑In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail‑In Legislation.

42. GOVERNING LAW

This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by German law.

43. ENFORCEMENT

43.1 Jurisdiction

(a) The courts of Frankfurt am Main, Germany have non‑exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b) The Parties agree that the courts of Frankfurt am Main, Germany are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

43.2 Service of process

(a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Germany):

(i) irrevocably appoints the Company (the "Process Agent") as its agent for service of process in relation to any proceedings before the German courts in connection with any Finance Document;

(ii) agrees that failure by a Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(iii) undertakes to deliver to the Process Agent a process agent appointment letter (the "Process Agent Appointment Letter") substantially in the form of Schedule 11 (Form of Process Agent Appointment Letter) and to send a copy of the executed Process Agent Appointment Letter to the Agent.

(b) The Process Agent hereby acknowledges the appointment. The Process Agent shall ensure that documents to be served to an Obligor may validly be served by delivery to the Process Agent. In particular, the Process Agent shall notify the Agent of any change of address, accept any documents delivered to it on behalf of an Obligor and fulfil any requirements of section 171 Code of Civil Procedure (Zivilprozessordnung), in particular present the original Process Agent Appointment Letter to any person effecting the service of process as required pursuant to section 171 sentence 2 Code of Civil Procedure (Zivilprozessordnung).

SCHEDULE 1 THE PARTIES

PART 1

THE ORIGINAL BORROWER

Name of Original Borrower

Registration number

(or equivalent, if any)

Klöckner & Co SE HRB 109982

PART 2

THE CONTINUING LENDERS

Name of Continuing Lender	Commitment (in EUR)
Commerzbank Aktiengesellschaft	45,000,000
DZ BANK AG Deutsche Zentral‑Genossenschaftsbank, Frankfurt am Main	35,000,000
HSBC Continental Europe S.A., Germany	35,000,000
Deutsche Bank Luxembourg S.A.	35,000,000

SCHEDULE 2 CONDITIONS PRECEDENT

PART 1

CONDITIONS PRECEDENT TO INITIAL UTILISATION

N/A1

1 Note: No longer relevant as first Utilisation has occurred.

PART 2

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1. An Accession Letter, duly executed by the Additional Obligor and the Company.

2. In relation to an Additional Obligor incorporated or established in Germany an up‑to‑date official excerpt (amtlicher Ausdruck) from the commercial register (Handelsregister), a certified (beglaubigt) copy of its current articles of association (Satzung) and, if that Additional Obligor is incorporated as a limited liability company (GmbH), a certified (beglaubigt) copy of its current shareholder list. In relation to an Additional Obligor incorporated in a jurisdiction than other than Germany a copy of its constitutional documents.

3. In relation to an Additional Obligor incorporated or established in Germany a copy of a resolution signed by all the holders of the issued shares in such Additional Obligor and/or (if applicable) a copy of a resolution of the supervisory board (Aufsichtsrat) and/or (if applicable) the advisory board (Beirat) of such Additional Obligor approving the terms of, and the transactions contemplated by the Finance Documents to which it is to be a party. In relation to an Additional Obligor incorporated in a jurisdiction other than Germany (if considered by relevant local counsel to be necessary or desirable in connection with the conclusion of the relevant Finance Document(s)) a copy of a resolution signed by all the holders of the issued shares in each such Additional Obligor, approving the terms of, and the transactions contemplated by the Finance Documents to which it is to be a party.

4. (If considered by relevant local counsel to be necessary or desirable in connection with the conclusion of the relevant Finance Document(s)) a copy of a resolution of the board of directors of the Additional Obligor incorporated or established in a jurisdiction other than Germany:

(a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents to which it is to be a party and resolving that it execute the Accession Letter;

(b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

5. A specimen of the signature of each person authorised to execute any Finance Document and other documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

6. (If considered by relevant local counsel to be necessary or desirable in connection with the conclusion of the relevant Finance Document(s)) in relation to an Additional Obligor incorporated or established in a jurisdiction other than Germany a certificate of the Additional Obligor (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

7. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8. For an Additional Obligor incorporated in Luxembourg, a solvency certificate.

9. A copy of any other Authorisation or other document, opinion or assurance which the Agent (acting reasonably) considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter and the Finance Documents to which it is to be a party by the relevant Additional Obligor.

10. If available, the latest audited financial statements of the Additional Obligor.

11. A legal opinion of Allen Overy Shearman Sterling LLP, legal advisers to the Agent in Germany.

12. If the Additional Obligor is incorporated in a jurisdiction other than Germany, a legal opinion of the legal advisers to the Company in that jurisdiction as to capacity, authority, due execution of the Accession Letter, choice of law and enforceability in that jurisdiction in which the Additional Obligor is incorporated of judgments rendered in Germany.

13. If the proposed Additional Obligor is incorporated in a jurisdiction other than Germany, a copy of the executed Process Agent Appointment Letter in relation to the proposed Additional Obligor.

PART 3

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY POST‑EFFECTIVE DATE GUARANTORS

(a) Each Lender having completed its "know your customer" or other similar checks.

(b) In respect of ODS Metering Systems B.V., a legal opinion of Allen Overy Shearman Sterling LLP, legal advisers to the Agent as to Dutch law on the capacity, authority and due execution by ODS Metering Systems B.V. of the Accession Letter (including with respect to the enforceability of judgments rendered in Germany and on the validity of the choice of German law and the submission to the jurisdiction of German courts).

(c) In respect of Kloeckner Metals Germany GmbH, a legal opinion of each of

(i) Allen Overy Shearman Sterling LLP, legal advisers to the Agent as to German law, in respect of the validity and enforceability of the security transfer agreement referred to in the Fifth Amendment and Restatement Agreement; and

(ii) Hengeler Mueller Partnerschaft von Rechtsanwälten mbB, legal advisers to the Company in Germany, in respect of the capacity and authority of, and due execution by Kloecker Metals Germany GmbH of the Accession Letter as well as of the security transfer agreement referred to in the Fifth Amendment and Restatement Agreement.

SCHEDULE 3 UTILISATION REQUEST

From: [Borrower/the Company] To: [Agent]

Date [  ]

Dear Sirs

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to borrow a Loan on the following terms:

Proposed Utilisation Date: [ ], (or, if that is not a Business Day, the next Business Day)

Currency of Loan: [ ]

Amount: [ ] or, if less, the Available Facility

Interest Period: [ ]

3. We confirm that each condition specified in Clause 5.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4. We confirm that the Repeated Representations are true and correct in all material respects as at the date of this Utilisation Request as if made by reference to the facts and circumstances existing on the date of this Utilisation Request.

5. [The Loan requested to be made pursuant to this Utilisation Request shall not be made in the event a Market Disruption Event occurs pursuant to Clause 12.2 (Market disruption) of the Agreement.]2

6. The proceeds of this Loan should be credited to [account].

7. This Utilisation Request is irrevocable.

8. This Utilisation Request is governed by German law.

2 Optional.

Yours faithfully

...................................................

authorised signatory for [Borrower]

...................................................

authorised signatory for [the Company]

SCHEDULE 4 [INTENTIONALLY LEFT BLANK]

SCHEDULE 5

FORM OF ASSIGNMENT CERTIFICATE

To: [ ] as Agent

From: [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Date [  ]

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

1. We refer to the Agreement. This is an Assignment Certificate. Terms defined in the Agreement have the same meaning in this Assignment Certificate unless given a different meaning in this Assignment Certificate.

2. We refer to Clause 25.2(c) (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) of the Agreement:

(a) The Existing Lender and the New Lender agree to the Existing Lender assigning all or part of the Existing Lender's rights referred to in the Schedule.

(b) The proposed Assignment Date is [ ].

(c) The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

3. The New Lender confirms that it will assume the same obligations to the other Finance Parties as it would have been subject to if the New Lender would have been a Continuing Lender to the extent such obligations relate to the assigned claims including, without limitation, any obligations under Clause 32 (Sharing among the Finance Parties) of the Agreement.

4. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

5. The New Lender confirms, for the benefit of the Agent and without liability to the Company, that it is:

(a) [a Qualifying Lender (other than a Treaty Lender);]

(b) [a Treaty Lender;]

(c) [not a Qualifying Lender].

and [is]/[is not] tax resident in a Non‑Cooperative Tax Jurisdiction.

[6]. [This Assignment Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.]3

[6/7]. This Assignment Certificate is governed by German law.

3 Optional

Note: The execution of this Assignment Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Rights to be assigned

[insert relevant details]

[Facility Office address, electronic mail address and attention details for notices and account details for payments]

[Existing Lender] [New Lender]

By: By:

This Assignment Certificate is accepted by the Agent on [ ].

[Agent]

By:

SCHEDULE 6

FORM OF TRANSFER CERTIFICATE

To: [ ] as Agent and [ ] as Security Agent

From: [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Date [  ]

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2. We refer to Clause 25.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) of the Agreement:

(a) The Existing Lender and the New Lender agree to the Existing Lender assigning and transferring to the New Lender by assumption of contract (Vertragsübernahme) all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) of the Agreement.

(b) The proposed Transfer Date is [ ].

(c) The Facility Office and address, electronic mail address and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

3. The New Lender confirms that it assumes the same obligations to the other Finance Parties as it would have been subject to if the New Lender would have been a Continuing Lender.

4. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

5. The New Lender hereby confirms that it has received a copy of each of the Transaction Security Documents which are governed by German law and are pledges, is aware of their contents and hereby expressly consents to the declarations of the Security Agent made on behalf of the New Lender as future pledgee in such Transaction Security Documents.

6. The New Lender confirms, for the benefit of the Agent and without liability to the Company, that it is:

(a) [a Qualifying Lender (other than a Treaty Lender);]

(b) [a Treaty Lender;]

(c) [not a Qualifying Lender].

and [is]/[is not] tax resident in a Non‑Cooperative Tax Jurisdiction.

[7]. [This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.]4

[7/8]. This Transfer Certificate is governed by German law.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

4 Optional

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, electronic mail address and attention details for notices and account details for payments]

[Existing Lender] [New Lender]

By: By:

This Transfer Certificate is accepted by the Agent on [ ].

[Agent]

By:

SCHEDULE 7

FORM OF ACCESSION LETTER

To: [ ] as Agent

and [ ] as Security Agent

From: [Subsidiary] and [Company]

Date [  ]

Dear Sirs

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2. [Subsidiary] agrees to become an [Additional Borrower/ Additional Guarantor] and to be bound by the terms of the Agreement as an [Additional Borrower pursuant to Clause 26.2 (Additional Borrowers) ]/ [Additional Guarantor pursuant to Clause 26.4 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3. We confirm to each Finance Party that each of the Repeated Representations is true and correct in all material respects in relation to us as at the date hereof as if made by reference to the facts and circumstances existing on the date hereof.

4. [Subsidiary's] administrative details are as follows: Address:

Electronic mail address:

Attention:

5. This Accession Letter is governed by German law.

[The Company] [Subsidiary]

SCHEDULE 8

FORM OF RESIGNATION LETTER

To: [ ] as Agent

From: [resigning [Borrower]/[Guarantor]] and [the Company]

Date [  ]

Dear Sirs

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to Clause 26.3 (Resignation of a Borrower)/26.6 (Resignation of a Guarantor) of the Agreement, we request that [resigning [Borrower]/[Guarantor]] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3. This Resignation Letter is governed by German law.

[The Company] Resigning [Borrower]/[Guarantor]

By: By:

SCHEDULE 9 CERTIFICATES

PART 1

FORM OF COMPLIANCE CERTIFICATE

To: [ ] as Agent From: [Company]

Date [  ]

Dear Sirs

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. We confirm that at the end of the Testing Period ending on [ ]:

(a) Consolidated Equity was [neither] equal to [n]or exceeded EUR 500,000,000;

(b) Consolidated Net Debt was [ ] and Consolidated Equity was [ ]; therefore the Gearing Ratio was [ ].

Signed: ............................................... ..............................................

Board Member (Vorstand) [Authorised signatory with joint

power of representation]

Of Of

Company Company

[insert applicable certification language]

...................................................

[for and on behalf of

[name of auditors of the Company]5

5 Only applicable if the Compliance Certificate accompanies the audited consolidated financial statements and is to be signed by the auditors. May also take the form of a separate confirmation to be delivered together herewith.

PART 2

FORM OF BORROWING BASE CERTIFICATE

To: [ ] as Agent From: [Company]

Date [  ]

Dear Sirs

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

1. We refer to the Agreement. This is a Borrowing Base Certificate. Terms defined in the Agreement have the same meaning when used in this Borrowing Base Certificate unless given a different meaning in this Borrowing Base Certificate.

2. We confirm that as at [relevant Testing Date] the Inventory Borrowing Base was [ ].

3. We confirm that as at [relevant Testing Date] the Receivables Borrowing Base was [ ].

4. We confirm that as at [relevant Testing Date] the Priority Debt was [ ].

5. We confirm that as at [relevant Testing Date] the Trade Accounts Payables were [ ].

6. We confirm that as at [relevant Testing Date] the Net Borrowing Base was [ ].

7. We confirm that as of the date hereof, the aggregate Base Currency Amount of all outstanding Loans where applicable as notified to the Company by the Agent under paragraph (b) of Clause 6.4 (Lenders' participation) of the Agreement (including the aggregate of all Ancillary Outstandings as notified to the Company by the Ancillary Lenders on [insert date of notification] under Clause 7.11 (Ancillary Outstandings Notifications) of the Agreement) is [ ]; therefore, as of the date hereof, the aggregate Base Currency Amount of all outstanding Loans (including the aggregate of all Ancillary Outstandings) [does]/[does not] exceed the Net Borrowing Base as set out under paragraph 6 above. [Accordingly, we shall procure that prepayments are made in accordance with Clause 9.3 (Mandatory prepayment on borrowing base overrun) of the Agreement in an aggregate amount that will result in a reduction of the aggregate Base Currency Amount of all outstanding Loans (including the aggregate of all Ancillary Outstandings) by at least EUR [ ].]

8. We confirm that the information contained in this Borrowing Base Certificate is true, complete and accurate in all material respects as at the date of this Borrowing Base Certificate and is not misleading in any respect.

Signed: ................................................... ...................................................

[Authorised signatory with joint power of representation]

[Authorised signatory with joint power of representation]

of of

Company Company

SCHEDULE 10 TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 6.1 (Delivery of a Utilisation Request))

Agent notifies the Lenders and the Company of the Loan in accordance with Clause 6.4 (Lenders' participation)

U‑2

09.30 am

U‑2

10.30 am

"U" = Utilisation Date

"U‑x" = x Business Days prior to Utilisation Date

SCHEDULE 11

FORM OF PROCESS AGENT APPOINTMENT LETTER

To: The Company as process agent

From: [Obligor (other than an Obligor incorporated in Germany)]

Date [  ]

Dear Sirs

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

We refer to the Agreement and hereby irrevocably appoint you as our agent for service of process (Zustellungsbevollmächtigter) in relation to any proceeding before any German court in connection with the above mentioned Agreement.

This letter is governed by German law.

Signed: ................................................... ....................................................

[Authorised signatory] [Authorised signatory]

of of

[Obligor] [Obligor]

SCHEDULE 12

FORM OF EXTENSION REQUEST

To: [ ] as Agent From: [The Company]

Date [  ]

Dear Sirs

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

1. We refer to the Agreement. This is an Extension Request. Terms defined in the Agreement have the same meaning when used herein.

2. We (acting also on behalf of the other Obligors) wish to request through you that each Lender extend the original Termination Date for a period of one additional year from the original Termination Date.

3. We (acting also on behalf of each other Borrower) confirm that the Repeated Representations are true and correct in all material respects as at the date of this Extension Request as if made by reference to the facts and circumstances existing on the date of this Extension Request.

Yours faithfully,

...................................................

authorised signatory for Klöckner & Co SE as Company

SCHEDULE 13 RESERVATIONS

Germany

1. The obligations expressed to be assumed under the Finance Documents are subject to the limitations arising from the laws relating to bankruptcy, insolvency, receivership, administration and reorganisation and all other laws affecting the rights of creditors generally.

2. Any enforcement in Germany of the Finance Documents will be subject to the German Rules of Civil Procedure and Enforcement (Zivilprozessrecht) arising by statue or otherwise by operation of law, each as applied by the courts or other competent authorities in Germany, which, inter alia, without limitation, might require the translation of foreign language documents into the German language, do not provide for disclosure and might apportion the costs between the parties differently than as contemplated in any Finance Document.

3. General German law requirements of fair dealing (Treu und Glauben) and public policy may lead to the application of general principles of German law being upheld in German courts or may render contracts or commitments void, voidable, not enforceable in accordance with their terms, or unenforceable.

4. Where contractual or legal consequences are attached to the occurrence or non‑occurrence of an event a German court would have discretion to decide (upon evidence being brought to it) whether such event has occurred.

5. Any provision in the Finance Documents providing that certain certifications or determinations will be conclusive, binding and authoritative will not necessarily prevent judicial enquiry into the merits of any claim by any aggrieved party.

6. Any provision in the Finance Documents stating that a notice or other expression of an intention or instruction or power of attorney is irrevocable may be open to challenge in circumstances where there have been material changes in the underlying situation.

7. Where under the provisions of the Finance Documents any party is vested with a discretion or may determine a matter in its opinion, the laws of Germany may require that such a discretion is exercised reasonably or that such opinion is based on reasonable grounds.

8. If a German court considers it impossible or unduly burdensome for an obligation to be performed the debtor is discharged from performing such obligation; the debtor may however be held liable for damages.

9. There is no final precedent in Germany for holding telefax or electronic communications legal, valid and binding in all circumstances; however, where there are no particular legal requirements as to the form, the German Federal Supreme Court (Bundesgerichtshof) has held that any telefax communication actually received by the addressee will be deemed validly given.

10. As regards payments made by a German resident to a non‑resident, a notification has to be made to Deutsche Bundesbank for statistical purposes pursuant to Section 67 et seq. German Foreign Trade and Payment Regulation (Außenwirtschaftsverordnung). The notification has to be filed by the relevant payor. Any omission of such notification may trigger an administrative fine (Bußgeld) under the Foreign Trade and Payment Regulation, but will neither affect the validity or enforceability of this Agreement nor otherwise cause disadvantageous legal consequences for non‑resident legal entities or individuals receiving such payment.

11. If a shareholder of a German GmbH (Gesellschaft mit beschränkter Haftung) has granted a loan to the GmbH the claim for repayment of such loan will be subordinated as a matter of statutory law in insolvency proceedings over such GmbH's assets. The same rule applies in connection with other economically equivalent payment claims of the shareholder against the company. Under certain circumstances this may also apply to a third party if such third party has a certain degree of control over the management of the GmbH which puts it in a shareholder‑like position.

These principles will, in principle, apply mutatis mutandis to a stock corporation (Aktiengesellschaft) and, accordingly, a Societas Europaea (SE) incorporated in Germany, as well as to third parties having the above‑described degree of control over the management of a stock corporation or a Societas Europaea (SE).

12. If and to the extent that a claim of a Finance Party against a Borrower were to be construed to constitute a shareholder loan pursuant to the criteria set out in item 11 above, any payment by the relevant Borrower on such claim effected within one year prior to the application for the opening of insolvency proceedings would be subject to claw‑back by the insolvency receiver.

13. Pursuant to Section 489 of the German Civil Code (Bürgerliches Gesetzbuch (BGB)) any borrower may repay a loan facility with a variable interest rate at any time with three months' notice and may repay any loan facility with a fixed interest rate at the end of each period for which the interest is fixed, in each case without having to pay prepayment or breakage costs.

14. Within the scope of Section 354a of the German Commercial Code (Handelsgesetzbuch (HGB)), an assignment of monetary claims which are governed by German law would be valid even where this Agreement states that a claim shall not be assignable. This does not, however, apply to claims under a loan agreement where the creditor is a credit institution (Kreditinstitut) within the meaning of the German Banking Act (Kreditwesengesetz).

15. A pledge under German law (Pfandrecht) may be validly granted only to the creditor of the claim secured by such pledge. It has been held in legal writing that the granting of a pledge in favour of a security agent under a loan agreement as security for claims of such security agent against the obligors under such loan agreement under an abstract acknowledgement of indebtedness (such as is foreseen in Clause 28.2 (Parallel Debt) violates the strictly accessory nature (Akzessorietät) of a pledge under German law to the extent such pledge is enforced for the benefit of beneficiaries which are not party to the relevant pledge agreement. Although this structure is frequently seen in the market, there is no specific judicial or statutory authority on the question whether such claim of a security agent may be secured by a pledge or enforced for the benefit of such beneficiaries. Accordingly, it cannot be excluded that a German court may refuse to enforce Transaction Security in the form of a German law pledge to the extent it provides for a pledge in favour of the Security Agent in respect of its claim under Clause 28.2 (Parallel Debt) to be enforced for the benefit of beneficiaries which are not party to the relevant agreement.

16. If the performance of an obligation is contrary to the exchange control regulations of a member state of the International Monetary Fund, that obligation may be unenforceable in Germany by reason of Section 2 (b) of Article VIII of the International Monetary Fund Agreement.

SCHEDULE 14

FORM OF CONFIDENTIALITY UNDERTAKING

[letterhead of Existing Lender]

To:

[insert name of Potential Lender]

EUR [150,000,000] Revolving Credit Facility Agreement between Klöckner & Co SE and Commerzbank Aktiengesellschaft as Agent (the Facility)

Dear Sirs

We understand that you are considering to participate in the Facility. By your signature of a copy of this letter you agree as follows:

1. Confidentiality Undertaking

You undertake:

(a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b) to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

(c) to use the Confidential Information only for the Permitted Purpose; and

(d) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and agrees to comply with the provisions of this letter as if that person were also a party to it.

2. Permitted Disclosure

We agree that you may disclose Confidential Information:

(a) to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

(b) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(c) with the prior written consent of us and the Borrower.

3. Notification of Required or Unauthorized Disclosure

You agree (to the extent permitted by law) to inform the Borrower and us as soon as becoming aware thereof of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies

If we or the Borrower so request in writing, you shall return all Confidential Information supplied to you by us and/or by or on behalf of the Borrower or any other member of the Group and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above. Any Confidential Information not to be returned, destroyed or erased pursuant to the preceding sentence shall be kept confidential until it may be returned, destroyed or erased.

5. Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us and/or the Borrower or any other member of the Group. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to the agreement documenting the Facility or (b) twelve months after you have returned all Confidential Information supplied to you by us and/or by or on behalf of the Borrower or any other member of the Group and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than subparagraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. No Representation; Consequences of Breach, etc

You acknowledge and agree that:

(a) neither we nor any member of the Group nor any of our or their officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information (in the case of the relevant members of the Group, in each case without prejudice to any related representation and warranty that may be given in the agreement documenting the Facility); and

(b) we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction for specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc.

This letter sets out the full extent of your obligations of confidentiality owed to us, the Borrower and each member of the Group in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us, subject in each case to the prior written consent of the Borrower.

8. Inside Information

You acknowledge that some or all of the Confidential Information is or may be price‑sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of Undertakings

The acknowledgements and undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group in the form of a contract in favour of the Borrower and each other member of the Group as third party beneficiaries pursuant to §328(1) of the German Civil Code.

10. Definitions

In this letter (including the acknowledgement set out below):

"Borrower" means Klöckner & Co SE;

"Confidential Information" means any information relating to the Borrower, Company Group, any member thereof, and the Facility, provided to you by us and/or the Borrower or any other member of Company Group or any of our affiliates or advisers or any adviser of any member of Company Group, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us and/or the Borrower or any other member of Company Group or any of our affiliates or advisers or any adviser of any member of Company Group or is lawfully obtained by you after that date, other than from a source which is connected with Company Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

"Group" means the Borrower and each of its Holding Companies and Subsidiaries and each Subsidiary of each of its Holding Companies;

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

"Participant Group" means you, each of your Holding Companies and Subsidiaries and each Subsidiary of each of your Holding Companies;

"Permitted Purpose" means considering and evaluating whether to participate in the Facility; and

"Subsidiary" means an entity from time to time of which another person has direct or indirect control. For this purpose, one person being "controlled" by another means that (a) the second one owns more than 50% of the equity share capital of the first or has the right to receive more than 50% of the dividends declared from time to time by the first; or (b) the second has the right to appoint a majority of the board of directors or supervisory board of the first, and "control" shall be construed accordingly.

11. Governing Law and Jurisdiction

This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of Germany and the parties submit to the non‑exclusive jurisdiction of the courts of Frankfurt am Main.

Please acknowledge your agreement to the above by signing and returning the enclosed copy to [Existing Lender], [Attn.], Email: [ ].

Yours faithfully

[Existing Lender]

We acknowledge and agree to the above:

...................................................

For and on behalf of [Potential Lender]

SCHEDULE 15

FORM OF ACCOUNT PLEDGE AGREEMENT

ACCOUNT PLEDGE AGREEMENT (VERPFÄNDUNG VON KONTOGUTHABEN)

[DATE]

between

[  ]
as Pledgor

and

COMMERZBANK AKTIENGESELLSCHAFT
as Pledgee

and

COMMERZBANK AKTIENGESELLSCHAFT
as Account Bank

CONTENTS

Clause Page

1. Interpretation 164

2. Pledge 165

3. Purpose of the Pledge 165

4. The Pledgor's right 165

5. Subordination of Account Bank's rights 165

6. Waiver of Banking Confidentiality (Bankgeheimnis) 165

7. Enforcement of the Pledge 166

8. No defences or Recourse 166

9. Representations and Warranties 167

10. Undertakings 167

11. Release 167

12. Duration and Independence 167

13. Partial invalidity; Waiver 168

14. Amendments 168

15. Successors, Assignments and Transfers 168

16. Applicable Law; Jurisdiction 168

THIS ACCOUNT PLEDGE AGREEMENT (the Agreement) is made on [  ]

BETWEEN:

(1) [  ], a [  ] organised under the laws of [  ], having its registered office at [  ], registered in the commercial register of [  ], under registration number [  ], as pledgor (the Pledgor),

on one side; and

(2) COMMERZBANK AKTIENGESELLSCHAFT, a stock corporation (Aktiengesellschaft) organised under the laws of Germany with business address at [  ], acting as security agent under the Facility Agreement (as defined below), as pledgee (the Pledgee), on the other side; and

(3) COMMERZBANK AKTIENGESELLSCHAFT, a stock corporation (Aktiengesellschaft) organised under the laws of Germany with business address at [  ], Germany, as account bank (the Account Bank).

WHEREAS:

(A) The Pledgor and the Pledgee are party to a revolving credit facility agreement originally dated 23 May 2013 and made, amongst others, between Klöckner & Co SE as company, the Pledgor and others as borrowers, Commerzbank Aktiengesellschaft, Commerzbank Aktiengesellschaft and others as arrangers, the Pledgee as security agent and the financial institutions named therein as lenders (as amended and restated from time to time, the Facility Agreement), pursuant to which the Lenders (as defined in the Facility Agreement) have agreed to make available to the Borrowers (as defined in the Facility Agreement) a euro credit facility in the aggregate amount of EUR [150,000,000].

(B) Pursuant to paragraph (c) of Clause 9.7 of the Facility Agreement, the Pledgor is required to enter into this Agreement. The Pledgor enters into this Agreement in order to secure the Secured Claims (as defined below).

IT IS AGREED as follows:

1. INTERPRETATION

(a) Definitions

In this Agreement:

"Account" means the account no. [] maintained by the Pledgor with the Account Bank, including any and all sub‑accounts (Unterkonten).

"Parties" means the Pledgor and the Pledgee.

"Pledge" means the pledge constituted pursuant to this Agreement.

"Secured Claims" means any and all present and future claims (Ansprüche) of the Pledgee against the Pledgor in respect of the Parallel Debt constituted under (and as defined in) Clause 28.2 (Parallel Debt) of the Facility Agreement.

(b) Where the context so admits, the singular includes the plural and vice versa.

(c) The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d) Any reference in this Agreement to a defined document is a reference to that defined document as amended, varied, novated or supplemented from time to time.

(e) Any reference to a Party or other person includes its respective successor(s) in law (including any universal successor (Gesamtrechtsnachfolger) of that person by way of merger (Verschmelzung), any other reorganisation contemplated in the German Transformation Act (Umwandlungsgesetz) or otherwise) and any assign(s) and transferee(s) of that person and, to the extent legally possible, any legal provision to the contrary is waived.

(f) Unless otherwise defined herein or unless the context otherwise requires, terms defined or referred to in the Facility Agreement shall have the same meaning when used herein.

2. PLEDGE

(a) The Pledgor hereby pledges to the Pledgee as security the present and future credit balance of the Account including all interest payable thereon, together with all ancillary rights and claims associated with such Account.

(b) The Pledgee hereby accepts the Pledge.

(c) The Pledgor hereby notifies the Account Bank of the Pledge and of the terms of this Agreement. The Account Bank acknowledges receipt of such notification and the terms of this Agreement by signing this Agreement on the signatories page hereto.

3. PURPOSE OF THE PLEDGE

The Pledge is constituted in order to secure the full and final satisfaction and discharge of any and all Secured Claims.

4. THE PLEDGOR'S RIGHT

(a) The Pledgor is not entitled to withdraw or otherwise transfer any credit balance from time to time of the Account without the prior written consent of the Pledgee.

(b) The Pledgee is entitled to apply any credit balance from time to time on the Account in accordance with paragraph (c) of Clause 9.7 of the Facility Agreement.

5. SUBORDINATION OF ACCOUNT BANK'S RIGHTS

The Account Bank agrees that the pledge over the Account granted pursuant to its general business conditions (Allgemeine Geschäftsbedingungen) shall rank behind the Pledge over the Account granted pursuant to this Agreement.

6. WAIVER OF BANKING CONFIDENTIALITY (BANKGEHEIMNIS)

The Pledgor hereby waives, for the benefit of the Pledgee, all its rights of confidentiality against the Account Bank, in particular with respect to the banking confidentiality (Bankgeheimnis), in relation to the Account and instructs and authorises the Account Bank to give to the Pledgee any information requested by it concerning the Account.

7. ENFORCEMENT OF THE PLEDGE

7.1 Pledgee's Rights

(a) If the requirements set forth in sections 1273 para. 2 and 1204 et seq. of the German Civil Code (Bürgerliches Gesetzbuch) with regard to the enforcement of pledges are met (Pfandreife), the Pledgee shall be entitled to enforce the Pledge (or any part thereof) by collecting the credit balance from the Account and/or in any other way permitted under German law, in all cases notwithstanding section 1277 of the German Civil Code without any enforceable judgment or other instrument (vollstreckbarer Titel).

(b) The Pledgee shall notify the Pledgor of the intention to realise the Pledge (or any part thereof) not less than 1 (one) week before the date on which the Pledge (or any such part thereof) is intended to be enforced. Such notice period is not necessary if (i) the Pledgor has generally ceased to make payments, (ii) an application for the commencement of insolvency proceedings over the assets of the Pledgor is filed by any third person or by the Pledgor or (iii) there is reason to believe that observance of such notice period would adversely affect the enforceability of the Pledge (or any part thereof).

(c) If the Pledgee should seek to enforce the Pledge pursuant to, and in accordance with Clause 7.1(a) (Pledgee's Rights) above, the Pledgor shall, at its own expense, render forthwith all assistance necessary in order to facilitate the prompt exercise by the Pledgee of any other right the Pledgee may have pursuant to this Agreement and statutory German law.

7.2 Application of proceeds

(a) The proceeds resulting from the enforcement of the Pledge (or any part thereof) shall be applied by the Pledgor towards the satisfaction of the Secured Claims.

(b) Until the full and final satisfaction and discharge of all Secured Claims, the Pledgee shall be entitled to treat all enforcement proceeds as additional collateral for the Secured Claims, notwithstanding their right to seek satisfaction from such proceeds at any time.

(c) After the full and final satisfaction and discharge of all Secured Claims any remaining proceeds resulting from the enforcement of the Pledge (or any part thereof) shall be retransferred to the Account by the Pledgee at the cost and expense of the Pledgor.

8. NO DEFENCES OR RECOURSE

(a) The Pledgor hereby waives any rights of revocation (Anfechtbarkeit) and set‑off (Aufrechenbarkeit) it may have pursuant to sections 1211 and 770(1) and (2) of the German Civil Code (Bürgerliches Gesetzbuch) and any defence of failure to pursue remedies (Einrede der Vorausklage) it may have.

(b) To the extent legally possible, the Pledgor hereby expressly waives the defences exercisable by it pursuant to section 1211 para. 1 sentence 1 alternative 1 of the German Civil Code (Bürgerliches Gesetzbuch) which the principal debtor of any Secured Claim has against any Secured Claim (Einreden des Hauptschuldners).

9. REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants (selbständiges Garantieversprechen im Sinne von § 311 BGB) to the Pledgee that on the date of this Agreement:

(a) the Pledgor is not subject to any restriction of any kind with regard to the transfer of, or the granting of a pledge in, or the exercise of, any of the rights or claims relating to the credit balances on the Account pledged under Clause 2 (Pledge); and

(b) the Pledgor is the sole legal holder of each of the Account (Kontoinhaber) and none of the Account and the rights and claims pledged under Clause 2 (Pledge) has been transferred to or encumbered for the benefit of any third person (other than the encumbrance in favour of the Account Bank pursuant to its general business conditions (Allgemeine Geschäftsbedingungen), subject, however, to the provisions of Clause 5 (Subordination of Account Bank's rights) above) or is subject to any other rights of third parties.

10. UNDERTAKINGS

The Pledgor undertakes:

(a) not to create or permit to subsist any encumbrance over the Account or all or any of the rights and claims pledged pursuant to Clause 2 (Pledge) or otherwise sell, transfer or dispose of the Account or any of such rights or claims;

(b) not to close, or otherwise provoke the closing of, the Account without the prior written consent of the Pledgee; and

(c) to refrain from any acts or omissions which might have an adverse effect on the validity or enforceability of the Pledge (or any part thereof).

11. RELEASE

After the full and final satisfaction and discharge of all Secured Claims the Pledgee shall confirm to the Pledgor upon the Pledgor's request that the Pledge has ceased to exist and/or, as applicable, the release of the Pledge (Pfandaufgabe), at the cost and expense of the Pledgor (if any).

12. DURATION AND INDEPENDENCE

12.1 Duration

This Agreement shall remain in full force and effect until the full and final satisfaction and discharge of the Secured Claims. The Pledge shall not cease to exist if any payments made in satisfaction of the Secured Claims have only temporarily discharged the Secured Claims.

12.2 Continuing Security

This Agreement shall create a continuing Security and no change or amendment whatsoever in any Finance Document or in any document or agreement related to it shall affect the validity or limit the scope of this Agreement or the obligations which are imposed on the Pledgor pursuant to it.

The Pledgor hereby agrees that the Pledge shall not be affected by any assumption of liability (Schuldübernahme) in relation to any of the Secured Claims and hereby expressly consents (willigt ein) to any such assumption of liability within the meaning of section 418 para. 1 sentence 3 of the German Civil Code (Bürgerliches Gesetzbuch) (including when applied by analogy).

12.3 Independence

This Agreement and the Pledge are independent from all other security interests or guarantees which may have been or will be given to the Pledgee and/or any of the other Finance Parties with respect to any obligation of the Pledgor. None of such other security interests or guarantees shall in any way prejudice, or be prejudiced by, this Agreement or the Pledge.

13. PARTIAL INVALIDITY; WAIVER

13.1 Invalidity

If any provision of this Agreement or part thereof should be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by that provision which best meets the intent of the replaced provision. This shall apply analogously with respect to anything which is accidentally not regulated in this Agreement (Vertragslücke).

13.2 Waiver

No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

14. AMENDMENTS

Changes to and amendments of this Agreement, including this Clause 14, must be made in writing.

15. SUCCESSORS, ASSIGNMENTS AND TRANSFERS

This Agreement shall be binding upon the Parties hereto and, to the extent legally possible, their respective successor(s) in law. The Pledgee shall, to the extent legally possible, be entitled to assign or otherwise transfer any and all of its rights and duties pursuant to this Agreement to third parties in accordance with the Facility Agreement. The Pledgor is entitled to any such transfer with the prior written consent of the Pledgee only.

16. APPLICABLE LAW; JURISDICTION

16.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

16.2 Jurisdiction

The place of jurisdiction for all Parties shall be Frankfurt am Main, Federal Republic of Germany. The Pledgee, however, shall also be entitled to take legal action against the Pledgor before any other competent court of law having jurisdiction over the Pledgor or any of its assets.

SIGNATORIES

The Pledgor

[  ]

By: By:

Name: Title:

Name: Title:

The Pledgee

[  ]

By: By:

Name: Title:

Name: Title:

The Account Bank

COMMERZBANK AKTIENGESELLSCHAFT

By: By:

Name: Title:

Name: Title:

SCHEDULE 16

EXISTING ABS/ABL‑PROGRAMMES

European ABS‑programme:

Availability: EUR 100,000,000

Dated as of: 27 October 2020 as amended and restated on 21 July 2025

Expiry Date: 25 July 2028

Borrower: Klöckner Receivables Funding DAC

Co‑Funder/Sponsor Banks: Commerzbank Aktiengesellschaft

UniCredit Bank GmbH

Landesbank Hessen‑Thüringen Girozentrale

American ABL‑programme:

Availability: USD 650,000,000

Dated as of: 14 July 2022 as amended on 19 December 2022

Expiry Date: 14 July 2027

Borrowers: Kloeckner Metals Corporation

Klöckner USA Holding Inc.

Kloeckner Metals P.R., Inc.

California Steel and Tube, LLC

Agent: Bank of America, N.A.

Mexican ABL‑programme:

Availability: USD 115,000,000

Dated as of: 4 September 2024

Expiry Date: 4 September 2027

Borrower: Kloeckner Metals Service Centers de Mexico, S. DE R.L. DE C.V.

Agent: Banco Santander México S.A.

SCHEDULE 17

FORM OF INCREASE CONFIRMATION

To: [ ] as Agent and the Company as Obligor From: [Increase Lender] (the Increase Lender)

Date [  ]

Klöckner & Co SE – EUR [150,000,000] Facility Agreement originally dated 23 May 2013 (as amended, the Agreement)

1. We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2. We refer to Clause 2.2 (Increase) of the Agreement.

3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it were a Continuing Lender under the Agreement in relation to the part of the increased Commitments which it is to assume.

4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [  ].

5. [On the Increase Date, the Increase Lender becomes a Party as a Lender.]

6. [The Facility Office and address, electronic mail address and attention details for notices to the Increase Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.]

7. The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (f) of Clause 2.2 (Increase) of the Agreement.

8. [The Increase Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as provided for in paragraph (c) of Clause 27.1 (Appointment of the Agent) of the Agreement.]

9. [The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a) [a Qualifying Lender (other than a Treaty Lender);]

(b) [a Treaty Lender;]

(c) [not a Qualifying Lender].

and [is]/[is not] tax resident in a Non‑Cooperative Tax Jurisdiction.

10. The Increase Lender hereby confirms that it has received a copy of each of the Transaction Security Documents which are governed by German law and are pledges, is aware of their contents and hereby expressly consents to the declarations of the Security Agent made on behalf of the New Lender as future pledgee in such Transaction Security Documents.

11. This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

12. This Increase Confirmation and any non‑contractual obligations arising out of or in connection with it are governed by German law.

Note: The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility Office address, electronic mail address and attention details for notices and account details for payments]

[Increase Lender] By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [  ].

[Agent] By:

SCHEDULE 18 CONTINUING ANCILLARY FACILITIES

Ancillary Lender: Commerzbank Aktiengesellschaft, Frankfurt am Main

Ancillary Borrower: Klöckner & Co SE (as the legal successor of Klöckner & Co Verwaltung GmbH)

Facility Amount: EUR 20,000,000.00

Date of Signing: 15 June 2010

SCHEDULE 19 REFERENCE RATE TERMS ‑ EURO

CURRENCY AND CATEGORY OF LOAN/UNPAID SUM/ACCRUAL: Euro.

Cost of funds as a fallback

Cost of funds will apply as a fallback.

Definitions

Additional Business Days: A TARGET Day.

Backstop Rate Switch Date: None specified.

Break Costs: The amount (if any) by which:

(a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the European interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day Conventions (definition of "Month" and Clause 11.2 (Non‑Business Days)):

(a)

If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last

Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Market Disruption Rate: The Term Reference Rate.

Primary Term Rate: The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the LSEG screen (or any replacement LSEG page which displays that rate).

Quotation Day: Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Quotation Time: Quotation Day 11:00 a.m. (Brussels time).

Relevant Market: The European interbank market.

Reporting Day: The Quotation Day.

Published Rate Contingency Period: Three (3) Months.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (b) of Clause 11.1 (Selection of Interest Periods)):

One (1), three (3) or six (6) Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 12.2

Close of business in Frankfurt on the Reporting Day for the relevant Loan.

(Market disruption):

Deadline for Lenders to report their cost of funds in accordance with Clause 12.3 (Cost of funds):

Close of business on the date falling two (2) Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three (3) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

SCHEDULE 20

FORM OF WORTHINGTON GUARANTEE

[Attached as a separate PDF.]

Agreed Draft 8th May 2026

Dated May 2026

WORTHINGTON STEEL, INC.

(as Guarantor)

and

COMMERZBANK AKTIENGESELLSCHAFT

(as Agent)

GUARANTEE AGREEMENT

Maximilianstrasse 13 80539 Munich | Germany

+49.89.2080.3.8000 (Tel.)

www.lw.com

CONTENTS

Clause Page

1. DEFINITIONS AND INTERPRETATION 4

2. GUARANTEE AND INDEMNITY 5

3. REPRESENTATIONS 7

4. UNDERTAKINGS 8

5. RELEASE 9

6. LIABILITY AND INDEMNITY 10

7. COSTS AND EXPENSES 10

8. ASSIGNMENT 10

9. PARTIAL INVALIDITY 11

10. AMENDMENTS 11

11. WAIVERS 11

12. NOTICES AND THEIR LANGUAGE 11

13. GOVERNING LAW; JURISDICTION 12

14. CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS) 12

This GUARANTEE AGREEMENT (the "Agreement") is made

AMONG:

(1) WORTHINGTON STEEL, INC., an Ohio corporation with ID 5007932, having its address at 100 Old Wilson Bridge Road, Columbus, Ohio 43085, as guarantor (the "Guarantor"); and

(2) COMMERZBANK AKTIENGESELLSCHAFT in its capacity as facility agent (the "Agent").

WHEREAS:

(A) Pursuant to an originally EUR 350,000,000 revolving credit facility agreement originally dated 23 May 2013 (as amended from time to time, last amended and restated by an amendment and restatement agreement dated [  ] 2026) among, inter alios, Klöckner & Co. SE as company (the "Company"), original borrower (in this capacity the "Original Borrower") and original guarantor, Commerzbank Aktiengesellschaft as coordinated bookrunner and mandated lead arranger, certain financial institutions listed therein as lenders (the "Continuing Lenders"), and Commerzbank Aktiengesellschaft as facility agent and security agent (the "Revolving Credit Facility Agreement"), the Continuing Lenders have agreed to grant the euro revolving credit facility to the Original Borrower.

(B) The Guarantor has agreed to grant a guarantee to the Agent for itself and for the benefit of the Finance Parties as security for the Finance Parties' respective claims against each and any of the Obligors under the Finance Documents (each as defined below).

(C) The Guarantor has received a copy of and has taken note of the provisions of the Revolving Credit Facility Agreement.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Unless otherwise defined in this Agreement, words and expressions defined in the Revolving Credit Facility Agreement shall have the same meaning when used in this Agreement (including the Preamble); furthermore, in this Agreement:

"Finance Documents" means this Agreement, the Revolving Credit Facility Agreement, any Transaction Security Document, any increase confirmation, any extension request, any account pledge agreement, any accession letter, any ancillary document, any resignation letter or any agreement regarding the amendment of any of the before‑mentioned documents (in each case entered into in connection with the Revolving Credit Facility Agreement) as well as any other document designated as a "Finance Document (Finanzierungsdokument)" by the Agent and any borrower under the Revolving Credit Facility Agreement.

"Finance Parties" means the Agent, the Security Agent, the Arrangers, a Lender or an Ancillary Lender.

"Group" means the Guarantor and each of its Subsidiaries from time to time.

"Guarantee" means the guarantee and indemnity assumed pursuant to Clause 2.

"Obligors" means any Borrower and any RCF Guarantor.

"Parties" means the parties to this Agreement.

"RCF Guarantors" means each Original Guarantor and each Additional Guarantor (each as defined in the Revolving Credit Facility Agreement).

"US GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

1.2 Any reference in this Agreement to a defined document is a reference to that defined document as amended (however fundamentally), supplemented, novated, restated or superseded from time to time.

1.3 A reference to any person in this Agreement includes such person's successors, transferees and assignees.

1.4 Whenever in this Agreement reference is made to the Agent, such reference shall be deemed to be a reference to the Agent acting as agent for the Finance Parties, unless otherwise provided herein.

1.5 Where the context so permits, the singular includes the plural and vice versa.

1.6 The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.7 "Promptly" means without undue delay (unverzüglich) within the meaning of Section 121 para. 1 German Civil Code.

1.8 This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail throughout this Agreement.

2. GUARANTEE AND INDEMNITY

2.1 Guarantee (Garantie) and indemnity (Ausfallhaftung)

(a) The Guarantor irrevocably and unconditionally jointly and severally (gesamtschuldnerisch) with the other Guarantors guarantees (garantiert) by way of an independent payment obligation (selbständiges Zahlungsversprechen) to each Finance Party as follows:

(i) to pay to that Finance Party within three (3) Business Days of receipt by it of a demand by a Finance Party (or the Agent on its behalf) the amount of principal, interest, costs, expenses or other amount demanded in that demand, which demand shall state that the sum demanded by that Finance Party is expressed to be payable by a Borrower (which sum shall include any amounts in respect of interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) under or in connection with the Finance Documents and has not been fully and irrevocably paid by that Borrower; and

(ii) to indemnify (schadloshalten) each Finance Party within three (3) Business Days of a demand against any cost, loss or liability suffered or reasonably incurred by that Finance Party as a result of any obligation of a Borrower under any Finance Document or any obligation under any Finance Document guaranteed by it being or becoming unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover (Ersatz des positiven Interesses).

(b) Each Finance Party may rely on, and shall have the benefit of, this Agreement pursuant to section 328 para 1 Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter). However, the Agent is exclusively and irrevocably entitled to exercise, in accordance with the terms of the Revolving Credit Facility Agreement, all and any rights which a Finance Party may have under this Agreement.

2.2 Continuing and independent guarantee and indemnity

(a) This guarantee is independent and separate from the obligations of any Borrower and is a continuing guarantee and indemnity which will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

(b) This guarantee is and shall at all times remain unsecured.

(c) The guarantee and indemnity shall extend to any additional obligations of a Borrower resulting from any amendment, novation, supplement, extension, restatement or replacement of any Finance Documents, including without limitation any extension of or increase in any facility or the addition of a new facility under any Finance Document.

2.3 Reinstatement

Should any Finance Party become liable to return monies received in payment of indebtedness payable by any of the Obligors under the Revolving Credit Facility Agreement as a result of any bankruptcy, composition or similar proceedings affecting an Obligor, the obligations of the Guarantor shall be reinstated and become effective again.

2.4 No defences

(a) The obligations of the Guarantor under this Clause 2 will not be affected by an act, omission, matter or thing which relates to the principal obligation (or purported obligation) of any Borrower and which but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 2, including any personal defences of any Borrower (Einreden des Hauptschuldners) or any right of revocation (Anfechtung) or set‑off (Aufrechnung) of any Borrower.

(b) The obligations of the Guarantor under this Clause 2 are independent from any other security or guarantee which may have been or will be given to the Finance Parties. In particular, the obligations of the Guarantor under this Clause 2 will not be affected by any of the following:

(i) the release of, or any time (Stundung), waiver or consent granted to, any other Obligor from or in respect of its obligations under or in connection with any Finance Document;

(ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any failure to realise the full value of any security;

(iii) any incapacity or lack of power, authority or legal personality of or dissolution or a deterioration of the financial condition of any other Obligor; or

(iv) any unenforceability, illegality or invalidity of any obligation of any other Obligor under any Finance Document.

(c) For the avoidance of doubt this guarantee does not constitute a guarantee upon first demand (Garantie auf erstes Anfordern) and nothing in this Clause 2 shall preclude any defences that the Guarantor (in its capacity as Guarantor only) may have against a Finance Party that the guarantee and indemnity does not constitute its legal, valid, binding or enforceable obligations.

2.5 Immediate recourse

No Finance Party will be required to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 2. This applies irrespective of any other provision of a Finance Document to the contrary.

2.6 Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b) hold in an interest‑bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 2.

2.7 Deferral of Guarantor's rights

(a) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i) to be indemnified by an Obligor;

(ii) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

(iii) to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

(b) If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 2.

2.8 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

3. REPRESENTATIONS

The Guarantor makes the following representations and warranties to each Finance Party on the date of this Agreement.

3.1 Status

It is a corporation, duly organised and validly existing under the law of its jurisdiction of incorporation.

3.2 Binding obligations

The obligations expressed to be assumed by it in this Agreement are, subject to the Reservations, legal, valid, binding and enforceable obligations.

3.3 Non‑conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not conflict with:

(a) any laws or regulations applicable to it in its jurisdiction of incorporation, except as would not reasonably be expected to have a Material Adverse Effect; or

(b) its constitutional documents.

3.4 Power and authority

It has the power and authority to enter into, exercise its rights, and perform its obligations under this Agreement.

3.5 Authorisations and admissibility in evidence

All authorisations required in connection with the execution, performance, legality, validity, enforceability or admissibility in evidence of this Agreement have been obtained or effected.

3.6 Pari passu ranking

Its payment obligations under this Agreement rank at least pari passu with all its other unsecured and unsubordinated obligations, except for obligations mandatorily preferred by laws of general application.

4. UNDERTAKINGS

4.1 Financial statements and forecast

The Guarantor shall supply to the Agent in sufficient copies for all the Lenders:

(a) as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year, together with a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or explanatory paragraph or any qualification as to the scope of such audit (other than a “going concern” qualification, exception or explanatory paragraph resulting solely from (x) the upcoming maturity of any Indebtedness occurring within one year from the time such opinion is delivered or (y) a breach or anticipated breach of any financial maintenance covenant); and

(b) as soon as the same become available, but in any event

(i) within 60 days after the end of the first, second and third fiscal quarters of each of its financial years its unaudited consolidated quarterly interim reports prepared in accordance with applicable laws and regulations, including of any relevant stock exchange, and certified by the chief financial officer of the Guarantor to present fairly in all material respects the financial condition of the Guarantor and its subsidiaries on a consolidated basis as of their respective dates and the results of operations of the Guarantor and its subsidiaries for the respective periods then ended, subject to normal year‑end adjustments and the absence of footnotes, or

(ii) if at any time the Guarantor transitions from quarterly to semi‑annual reporting, within 60 days after the end of the second financial quarter of each of its financial years its unaudited consolidated semi‑annual interim reports prepared in accordance with applicable laws and regulations, including of any relevant stock exchange, and certified by the chief financial officer of the Guarantor to present fairly in all material respects the financial condition of the Guarantor and its subsidiaries on a consolidated basis as of their respective dates and the results of operations of the Guarantor and its subsidiaries for the respective periods then ended, subject to normal year‑end adjustments and the absence of footnotes; and

(c) as soon as the same becomes available, but in any event within 60 days after commencement of each of its financial years beginning with the financial year ending 31 May 2028, its one‑year forecast on a consolidated basis provided that each Finance Party who receives such information acknowledges and agrees that such forecasts are private and therefore Confidential Information and are or may be price‑sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and each Finance Party agrees not to use any such information for any unlawful purpose.

4.2 Preferential financial covenants

(a) If, after the date of this Agreement, the Guarantor enters into an agreement which results in any of its (A) bank debt, (B) debt incurred under any ABS‑programme or Other Instrument, (C) debt incurred under bonds or private placements or (D) debt incurred under similar financial liabilities treated as such under US GAAP (e.g. an institutional term loan B transaction) (each a "Relevant Financial Instrument") benefiting from a financial maintenance covenant, excluding however:

(i) any Relevant Financial Instruments whose principal amount does not exceed USD 75,000,000 on an individual basis (or in case of a series of placements under the same program or the same class of instruments on an aggregate basis for that program or class of instruments); and

(ii) any financial covenants that only apply upon certain trigger events (springing covenants) as per common market practice for US asset‑backed loans,

(each an "Additional Financial Covenant" and the underlying agreement a "Preferential Agreement"), the Guarantor shall, having regard to the provisions of clause [23.17] (Additional Financial Covenants) of the Revolving Credit Facility Agreement:

(A) promptly notify the Agent of such Additional Financial Covenant; and

(B) supply to the Agent certificates or other evidence regarding compliance with the Additional Financial Covenant, at the same time and in the same format as required under the relevant Preferential Agreement, provided that any amendment or waiver granted under any Preferential Agreement in respect of an Additional Financial Covenant shall be automatically applied for this Agreement from the date such amendment or waiver has been effected.

(b) The obligations of the Guarantor pursuant to paragraph (a) above shall cease upon the relevant Preferential Agreement being terminated and repaid in full and no further amount being due or capable of becoming due thereunder.

4.3 Notification of default

The Guarantor shall notify the Agent of the occurrence of any Default relating to the Guarantor itself (and the steps, if any, being taken to remedy it), promptly upon becoming aware of its occurrence.

5. RELEASE

Upon complete, unconditional and irrevocable satisfaction of the obligations expressed to be secured under the Guarantee (the "Secured Obligations"), or, provided that no Secured Obligations are then or may yet become outstanding, the termination of the Revolving Credit Facility Agreement, the Guarantee shall automatically be released and terminated without any further notice or action required by any Party, and the Agent shall, as soon as reasonably practicable following receipt of a request from the Guarantor, and at the cost of the Guarantor, confirm such release and termination in writing.

6. LIABILITY AND INDEMNITY

6.1 Liability for damages

Neither the Agent nor the other Finance Parties shall be liable for any loss or damage suffered by the Guarantor save in respect of such loss or damage which is suffered as a result of gross negligence or wilful misconduct of the Agent or the other Finance Parties, respectively.

6.2 Indemnification

The Guarantor will indemnify the Agent and keep the Agent indemnified against any cost, loss or liability which may be incurred by or made against the Agent as a result of any breach of the Guarantor of any of its obligations or undertakings herein contained unless incurred by or made against the Agent as a result of gross negligence or wilful misconduct of the Agent.

7. COSTS AND EXPENSES

7.1 Transaction expenses

The Guarantor shall promptly on demand upon presentation of a reasonably detailed statement of account pay the Agent the amount of all external costs and expenses (including (but not limited to) legal fees subject to any pre‑agreed cap) reasonably incurred by it in connection with the negotiation, preparation, execution and perfection of this Agreement.

7.2 Amendment costs

If the Guarantor requests an amendment, waiver or consent, the Guarantor shall, within three (3) Business Days of demand upon presentation of a reasonably detailed statement of account, reimburse the Agent for the amount of all costs and expenses (including (but not limited to) legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

7.3 Enforcement costs

The Guarantor shall, within three (3) Business Days of demand upon presentation of a reasonably detailed statement of account, pay to the Agent the amount of all costs and expenses (including (but not limited to) legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under this Agreement and any proceedings instituted by or against the Agent as a consequence of taking or holding this Agreement or enforcing these rights.

8. ASSIGNMENT

This Agreement shall be binding upon the Parties and their respective successors in law. The Agent shall be entitled to assign or otherwise transfer any and all of its rights and duties, and each Finance Party shall be entitled to assign or otherwise transfer any and all of its rights under, in each case, this Agreement to third parties provided that the assignee accepts to be bound by the terms of this Agreement. The Guarantor shall not be entitled to transfer its rights to any third party.

9. PARTIAL INVALIDITY

If any provision of this Agreement should be or become invalid or unenforceable in whole or in part, this shall not affect the validity or enforceability of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by such valid and enforceable provision or agreement which best meets the intended purpose of the provision required to be replaced. The same shall apply in the event that this Agreement does not contain a provision which it needs to contain in order to achieve the intended economic purpose as expressed herein.

10. AMENDMENTS

Unless otherwise required by mandatory law, changes and amendments to this Agreement (including to this Clause 10) must be made in writing, provided that changes and amendments affecting the rights of the Finance Parties (or any of them) shall require the consent of such quorum of any relevant class of the Finance Parties as would be required pursuant to clause 39 (Amendments and waivers) of the Revolving Credit Facility Agreement if the provision of this Agreement subject to such change or amendment were a provision of the Revolving Credit Facility Agreement.

11. WAIVERS

No failure or delay by the Agent in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy. The Finance Documents shall not limit or exclude any statutory legal remedies.

12. NOTICES AND THEIR LANGUAGE

12.1 Contact Details

Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or sent by mail or e‑mail to the following addresses:

For the Guarantor:1 [  ] Address: [  ]

Email: [  ]

Attention: [  ]

For the Agent: Commerzbank Aktiengesellschaft Address: Mainzer Landstraße 153

60327 Frankfurt am Main

Germany

Credit Matters

Pamela Failer Šimović Tel.: [***]

[***]

Administrative Matters:

1 To be provided by the Guarantor.

Grigorios Rousiadis

Tel.: [***]

[***]

or to such other address as the recipient may notify or may have notified to the other party in writing.

12.2 English language

(a) Any notice given under or in connection with this Agreement must be in English.

(b) All other documents provided under or in connection with this Agreement must be:

(i) in English; or

(ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

13. GOVERNING LAW; JURISDICTION

(a) This Agreement and any non‑contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with German law.

(b) The courts of Frankfurt am Main shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

14. CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

(a) The parties hereto may choose to conclude this Agreement by an exchange of signed signature page(s), signed under hand and transmitted by means of telecommunication (telekommunikative Übermittlung) by attaching an electronic photocopy (pdf., tif., etc.) to electronic mail.

(b) If the parties choose to conclude this Agreement in accordance with paragraph (a) above, they will transmit the signed signature page(s) of this Agreement to Mark Hallett (email: [***]) and Ann‑Kathrin Ludwig (email: ‑[***]) of Allen Overy Shearman Sterling LLP (together the "Recipients" and each a "Recipient"). The Agreement will be considered concluded once one of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties and at the time of the receipt of the last outstanding signature page(s).

(c) For the purposes of this Clause 14 only, the Parties appoint the Recipient as agent of receipt (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all parties. For the avoidance of doubt, each Recipient will have no further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

(d) If requested by any Party, each Party will subsequently provide its original signature pages signed in “wet ink” to the Recipients in as many copies as may be requested for the purposes of preparing hard copy originals of this Agreement.

SIGNATURES

The Guarantor WORTHINGTON STEEL, INC.

By: By: Name: Name:

Title: Title:

The Agent

COMMERZBANK AKTIENGESELLSCHAFT

By: By: Name: Name:

Title: Title:

SCHEDULE 21

AGREED SECURITY PRINCIPLES

1. Security Principles

(a) The guarantees and security to be provided will be given in accordance with the principles set out in this Schedule 21. This Schedule 21 addresses the manner in which the principles will impact on the guarantees and security proposed to be taken in relation to the Facility.

(b) The principles in this Schedule 21 embody recognition by all parties that there may be certain legal and practical difficulties in obtaining guarantees and security in the respective jurisdiction of incorporation of the relevant member of Company Group.

(c) In particular:

(i) general statutory and/or regulatory limitations, capital maintenance, financial assistance, corporate benefit, unlawful distribution of a company's assets, transfer of value, fraudulent preference, retention of title claims and similar principles may limit the ability of a Guarantor to provide a guarantee or security or may require that the guarantee or security be limited as to amount or otherwise provided that the relevant member(s) of Company EU Group shall use reasonable endeavours to overcome any such restriction including, without limitation, by using reasonable endeavours to demonstrate that adequate corporate benefit accrues to the relevant member(s) of Company Group;

(ii) the security and extent of its perfection will be agreed taking into account the cost to Company Group of providing security and the proportionate benefit accruing to the Lenders having regard to the extent of the obligations which can be secured by that security and the priority that will be offered by taking or perfecting the security;

(iii) any assets subject to third party arrangements which are permitted by the Finance Documents and which prevent those assets from being charged will be excluded from any security interest in any relevant security document provided that the relevant member(s) of Company Group shall use reasonable endeavours (without incurring material costs) to obtain consent to grant security over any such assets shall be used by the relevant Guarantor if the relevant asset is material;

(iv) the relevant entity will not be required to give guarantees or enter into security documents if and to the extent that would conflict with the fiduciary duties of their directors or contravene any legal prohibition or result in a risk of personal or criminal liability on the part of any officer provided that the relevant entity shall use reasonable endeavours (such as, if applicable, by including appropriate limitation language) to overcome any such obstacle to the extent that can be done at reasonable cost;

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(v) perfection of security, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the relevant time periods specified in the Finance Documents or, if earlier or to the extent no such time periods are specified in the Finance Documents, within the time periods specified by applicable law in order to ensure due perfection, provided that the perfection of security granted will not be required if it would have a material adverse effect on the ability of the relevant Guarantor to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents;

(vi) all security (other than share security over its subsidiaries) shall be governed by the law of and secure assets located in the jurisdiction of incorporation of the relevant member of Company Group; and

(vii) the Security Agent will hold, as security trustee, one set of security for all Lenders other than in case of accessory security.

2. Guarantors and Security

Each guarantee and security will be an upstream, cross‑stream and downstream guarantee and each guarantee and security will be for all liabilities of the Obligors under the Finance Documents in accordance with, and subject to, the requirements of the principles set out in this Schedule 21. Any security or guarantees which is/ are upstream or cross‑stream will only be granted subject to the limitations set out in the Finance Documents in order to avoid potential violations of financial assistance, capital maintenance, corporate benefit or similar rules or principles and to avoid any risk of directors and officers of the relevant security provider or Guarantor becoming personally liable under criminal or civil law for breach of any statutory provision (gesetzliche Vorschrift).

To the extent possible, all security shall be given in favour of the Security Agent acting as security trustee for and on behalf of the Finance Parties and each Finance Party individually, on the basis of the "parallel debt" provisions included in the Agreement to the extent necessary. To the extent possible, there should be no action required to be taken in relation to the guarantees or security when any Lender transfers any of its participation in a Commitment or Loan to a new Lender.

3. Terms of Security Documents

The following principles will be reflected in the terms of any security taken as part of this transaction:

(a) the security will be first ranking, to the extent possible;

(b) security will not be enforceable until the occurrence of an event of default in respect of which notice has been served pursuant to Clause 24.17 (Acceleration) of this Agreement (a "Declared Default");

(c) representations shall only be included in each security document to confirm capacity, authority, existence of relevant assets and/or any registration or perfection of the security and shall not be repeated unless otherwise expressly required by law;

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(d) the provisions of each security document will be limited to those required (i) to create, protect or maintain effective security or (ii) under applicable law, and will not impose new commercial obligations;

(e) subject to the other provisions set out in this Schedule 21, security will, where possible and practical, automatically create security over future assets of the same type as those already secured;

(f) additional information, such as lists of assets, will be provided if, and only to the extent, required by applicable law to be provided to perfect, maintain effective or register the security;

(g) in the security documents, except as contemplated in this Schedule 21, there will be no repetition or extension of clauses set out in this Agreement such as those relating to notices, cost and expenses, indemnities, tax gross up, distribution of proceeds and release of security, unless required under local law; and

(h) the security documents should not operate so as to prevent transactions which are permitted under this Agreement.

4. Intercompany receivables

If a Guarantor grants security over its intercompany receivables it shall be free to deal with those receivables in the course of its business and in accordance with the provisions of this Agreement until the occurrence of a Declared Default and the Security Agent having revoked the authorisation to deal with those receivables.

No notice of security that would prevent the Guarantor from freely dealing with those receivables shall be served until the occurrence of a Declared Default.

Without prejudice to the preceding paragraph, if required or advisable by local law to perfect the security, notice of the security will (unless such lender is a party to the agreement) be served on the relevant borrower within ten (10) Business Days of the security being granted.

5. Shares

A Guarantor shall only be obliged to grant a charge or other relevant security interest over the shares held by it as set out in the Fifth Amendment and Restatement Agreement.

Until the occurrence of a Declared Default, the charging Guarantor will be permitted to retain and to exercise the voting rights to any shares and the company whose shares have been charged will be permitted to pay dividends.

Where customary, within five (5) Business Days of execution of the share security (or earlier, if required or advisable under local law), the share certificate and a stock transfer form executed in blank will be provided to the Security Agent and where required under local law the share certificate or shareholder register will be endorsed or written up and the endorsed share certificate or a copy of the written up register provided to the Security Agent.

Unless the restriction is required by law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer or the

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registration of the transfer of the shares on enforcement of the security granted over them and/or pre‑emption rights to the extent these would adversely affect the security.

6. Moveable assets / inventories

Security interests will have to be granted over moveable assets / inventories if and to the extent moveable assets / inventories have been identified which are valuable and significant and over which security interests can be granted in a swift and cost‑efficient manner (as compared to the relative value of the respective asset for the Secured Parties) and only over assets that are located in Germany. The relevant Guarantor or the Company shall provide the Security Agent with such information which the Security Agent may reasonably require to make the assessment set out in this paragraph. Moveable assets / inventories owned by the security grantor and located in Germany shall in any event be deemed to be valuable and significant if the aggregate book value of such assets / inventories exceeds EUR 5,000,000 in any two consecutive financial years (it being understood that the security interests to be granted over such assets / inventories shall not themselves be limited to such threshold amount).

In addition, security interests will not be provided over moveable assets / inventories, where the administrative efforts associated with the provision and perfection of such security is unreasonably burdensome (e.g. would require periodic filings or labelling of individual assets).

If a Guarantor grants security over its moveable assets / inventories in accordance with the preceding paragraphs, it will be free to deal with those assets until the occurrence of a Declared Default and the Security Agent having revoked the authorisation to deal with these assets. No notice of security shall be served prior to the occurrence of a Declared Default.

7. Release of Security

Unless required or advisable by local law, the circumstances in which the security shall be released (including upon disposals permitted under this Agreement) should not be dealt with in individual security documents but shall be the same as those set out in this Agreement.

*****

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14

SCHEDULE 5

(Conditions Precedent to Effective Date)

1. A legal opinion of Hengeler Mueller Partnerschaft von Rechtsanwälten mbB, legal advisers to the Company in Germany, in respect of the capacity and authority of, and due execution by the Company of this Amendment Agreement and the amendments to the Facility Agreement effected by it as well as of any Transaction Security Document set out in no. 12 below to which the Company is a party as security provider.

2. A legal opinion of Allen Overy Shearman Sterling LLP, legal advisers to the Agent as to German law, in respect of the validity and enforceability of the Amendment Agreement and the Amended Facility Agreement as well as of any Transaction Security Document set out in no. 12 below and governed by German law.

3. A legal opinion of Allen Overy Shearman Sterling LLP, legal advisers to the Agent as to Dutch law on the validity and enforceability of any Transaction Security Document set out in no. 12 below and governed by Dutch law.

4. A legal opinion of Walder Wyss, legal advisers to the Agent as to Swiss law on the validity and enforceability of any Transaction Security Documents set out in no. 12 below and governed by Swiss law.

5. The Mandate Letter and any other Fee Letter duly executed by the Company.

6. Evidence that the portion of the Amendment and Consent Fee due and payable under Clause paragraph (a) of Clause 8.1 of this Amendment Agreement has been paid and any other fee then due and payable under any Fee Letter has been paid or will be paid by the Effective Date.

7. Evidence that any cash payment that is required in relation to the Refinanced Loan Amount to the extent it is not covered by the Refinancing Loan Amount has been or will be made on the Effective Date.

8. Confirmation by all Continuing Lenders to the Agent that all "know your client" procedures under applicable laws (including, if necessary, identification of directors and major shareholders) in relation to Worthington Steel Inc. as prospective provider of the Worthington Guarantee have been completed to the satisfaction of the relevant Continuing Lender.

9. An agreed form of legal opinion of Vorys, legal advisers to Worthington Steel, Inc. in Ohio, to be rendered after execution of the Worthington Guarantee, in respect of the capacity and authority of and due execution by Worthington Steel, Inc. of the Worthington Guarantee (including with respect to the enforceability of judgments rendered in Germany and on the validity of the choice of German law and the submission to the jurisdiction of German courts provided for in the Worthington Guarantee).

10. An agreed form of legal opinion of Allen Overy Shearman Sterling LLP, legal advisers to the Agent as to German law, to be rendered after execution of the Worthington Guarantee, on the validity and enforceability of the Worthington Guarantee.

11. A request for advice from the works council of ODS Metering Systems B.V. in respect of the transactions contemplated by the Finance Documents to which ODS Metering Systems B.V. is intended to become a party, and a neutral or positive advice (advies) from the works council of ODS Metering Systems B.V. which, if conditional, contains conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach of any terms of any Finance Document.

15

12. Copies of the following Transaction Security Documents executed by the relevant security providers specified below opposite the relevant Transaction Security Document:

Security Provider Transaction Security Document

Klöckner & Co SE Pledge agreement regarding shares in Kloeckner Metals Germany GmbH (German law) (with all Finance Parties as pledgees)

Klöckner & Co SE Pledge agreement regarding shares in ODS Metering Systems B.V. (Dutch law)

Klöckner & Co SE Pledge agreement regarding shares in Debrunner Koenig AG (Swiss law)

Klöckner & Co SE Assignment agreement (Abtretungsvertrag) regarding receivables arising under inter‑company loans (German law)

SIGNATORIES TO THE AMENDMENT AND RESTATEMENT AGREEMENT

The Company, Original Borrower and Guarantor

KLÖCKNER & CO SE

By:

/s/ Dr. Oliver Falk /s/ Rolf Klee

Name: Dr. Oliver Falk Name: Rolf Klee

Title: CFO Title: Head of Corporate Treasury

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

The Resigning Additional Borrower

KLOECKNER METALS CORPORATION

By:

/s/ George J. Ganeme /s/ Angela Arelous Villamat

Name: George J. Ganeme Name: Angela Arelous Villamat

Title: CEO Title: CFO

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

The Arrangers

COMMERZBANK AKTIENGESELLSCHAFT

as Coordinating Bookrunner and Mandated Lead Arranger

/s/ Christian Müller /s/ Tim Balz

Name: Christian Müller Name: Tim Balz

Title: MD Title: Associate

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

DEUTSCHE BANK LUXEMBOURG S.A.

as Bookrunner and Mandated Lead Arranger

By:

/s/ Marc Lutz /s/ Andreas Lauer

Name: Marc Lutz Name: Andreas Lauer

Title: VP Title: VP

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

DZ BANK AG DEUTSCHE ZENTRAL‑GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN

as Bookrunner and Mandated Lead Arranger

By:

/s/ Lukas Hüning /s/ Burkhard Schultz

Name: Lukas Hüning Name: Burkhard Schultz

Title: Title: Prokurist

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

HSBC CONTINENTAL EUROPE S.A., GERMANY

as Bookrunner and Mandated Lead Arranger

By:

/s/ Philipp Eisermann /s/ Pedro Penfold

Name: Philipp Eisermann Name: Pedro Penfold

Title: Vice President Title: Relationship Manager

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

The Continuing Lenders

COMMERZBANK AKTIENGESELLSCHAFT

By:

/s/ Lima Ikrami /s/ Niklas Walter

Name: Lima Ikrami Name: Miklas Walter

Title: Associate Title: Associate

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

DEUTSCHE BANK LUXEMBOURG S.A.

as Continuing Lender

By:

/s/ Marc Lutz /s/ Andreas Lauer

Name: Marc Lutz Name: Andreas Lauer

Title: VP Title: VP

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

DZ BANK AG DEUTSCHE ZENTRAL‑GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN

as Continuing Lender

By:

/s/ Lukas Hüning /s/ Burkhard Schultz

Name: Lukas Hüning Name: Burkhard Schultz

Title: Title: Prokurist

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

HSBC CONTINENTAL EUROPE S.A., GERMANY

as Continuing Lender

By:

/s/ Philipp Eiserman /s/ Pedro Penfold

Name: Philipp Eiserman Name: Pedro Penfold

Title: Vice President Title: Relationship Manager

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

The Resigning Lenders

UNICREDIT BANK GMBH

as Resigning Lender

By:

/s/ Alexander Grallath /s/ Gaetano Scirè

Name: Alexander Grallath Name: Gaetano Scirè

Title: Director Title: Associate Director

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

BNP PARIBAS S.A. NIEDERLASSUNG DEUTSCHLAND

as Resigning Lender

By:

/s/ Stefan Baum /s/ Dirk Seipp

Name: Stefan Baum Name: Dirk Seipp

Title: Managing Director Title: Director

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

LANDESBANK HESSEN‑THÜRINGEN GIROZENTRALE

as Resigning Lender

By:

/s/ Torsten Sturm /s/ Anna‑Maria Kassebart

Name: Torsten Sturm Name: Anna‑Maria Kassebart

Title: Director Title: Director

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

The Agent

COMMERZBANK AKTIENGESELLSCHAFT

By:

/s/ Patrick Koser /s/ Pamela Failer Simovic

Name: Patrick Koser Name: Pamela Failer Simovic

Title: VP Title: VP

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]

The Security Agent

COMMERZBANK AKTIENGESELLSCHAFT

By:

/s/ Sandra Wude /s/ Meike Rott

Name: Sandra Wude Name: Meike Rott

Title: Authorized Signatory Title: Authorized Signatory

[Signature page ‑ Klockner‑ Fifth Amendment and Restatement Agreement]